UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

proxy statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DENTSPLY SIRONA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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2018	Notice of Annual Meeting of Stockholders and Proxy Statement

DENTSPLY SIRONA INC.

SUSQUEHANNA COMMERCE CENTER

221 WEST PHILADELPHIA STREET

YORK, PENNSYLVANIA 17401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 23, 2018

The 2018 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation (the “Company” or “Dentsply”), will be held at the headquarters of the Company, Susquehanna Commerce Center, 221 W. Philadelphia Street, West Building, York, PA 17401, on Wednesday, May 23, 2018, at 11:00 a.m. Eastern Time (the “meeting”), to consider and act upon the following matters:

Items of Business

1.	to elect twelve (12) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2018;

3.	to approve, by non-binding vote, the Company’s executive compensation;

4.	to approve the DENTSPLY SIRONA Inc. Employee Stock Purchase Plan;

5.	to approve an amendment to the DENTSPLY SIRONA Inc. Certificate of Incorporation to eliminate the supermajority requirement for stockholders to amend the Company’s bylaws; and

6.	to transact such other business as may properly come before the meeting.

Voting

Only stockholders of record at the close of business on March 26, 2018 are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at Susquehanna Commerce Center, 221 W. Philadelphia Street, York, PA 17401. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically by telephone or the Internet as described in greater detail in the proxy statement. Returning the enclosed proxy card or voting electronically or telephonically will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Keith J. Ebling

Executive Vice President, General Counsel and Secretary

221 West Philadelphia St, Suite 60W

York, Pennsylvania 17401

April 13, 2018

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

Page

PROXY STATEMENT	1

2018 PROXY SUMMARY	2

ABOUT THE MEETING	7

PROXY ITEM NO. 1: ELECTION OF DIRECTORS	12

CORPORATE GOVERNANCE	26

The Board of Directors and its Committees	26

Leadership Structure of the Board of Directors	28

Governance Practices and Policies	28

Selection of Nominees for the Board of Directors	29

Directors’ Compensation	31

Communicating with the Board of Directors	33

Human Resources Committee Interlocks and Insider Participation	33

Certain Relationships and Related Party Transactions	33

Executive Officers of the Company	35

EXECUTIVE COMPENSATION	37

Compensation Discussion and Analysis	37

Human Resources Committee Report on Executive Compensation	60

EXECUTIVE COMPENSATION TABLES	61

PRINCIPAL BENEFICIAL OWNERS OF SHARES	86

Page

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	89

REPORT OF THE AUDIT AND FINANCE COMMITTEE	90

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	91

PROXY ITEM NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION	93

PROXY ITEM NO. 4: DENTSPLY SIRONA INC. EMPLOYEE STOCK PURCHASE PLAN	95

PROXY ITEM NO. 5: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT FOR STOCKHOLDERS TO AMEND THE BYLAWS	100

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	101

OTHER MATTERS	102

Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting	102

Householding of Proxy Materials	102

Solicitation of Proxies	103

Appendix A - Non-GAAP Measures	A-1

Appendix B - Employee Stock Purchase Plan	B-1

Appendix C - Proposed Amendment to the Company’s Second Amended and Restated Certificate of Incorporation	C-1

PROXY STATEMENT

DENTSPLY SIRONA INC.

SUSQUEHANNA COMMERCE CENTER

221 WEST PHILADELPHIA STREET

YORK, PENNSYLVANIA 17401

2018 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (“Dentsply,” the “Company,” “we,” “us” or “our”) to be voted at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Proxies may also be voted at any adjournment or postponement of the Annual Meeting. This proxy statement, together with the Notice of Annual Meeting and the enclosed proxy card, are first being sent to stockholders on or about April 13, 2018. A copy of the Company’s 2017 Annual Report is provided with this proxy statement.

You are invited to attend our Annual Meeting, which will take place on Wednesday, May 23, 2018, beginning at 11:00 a.m., Eastern Time, at our headquarters, Susquehanna Commerce Center, 221 W. Philadelphia Street, York, PA 17401. Stockholders will be admitted to the Annual Meeting beginning at 11:00 a.m., Eastern Time. Seating will be limited so some in attendance may be required to stand, but all stockholders who attend will be accommodated. The building is accessible to disabled persons and, upon prior request, we will provide wireless headsets for hearing amplification.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or the Internet, which is solicited by the Board and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be voted as recommended by the Board.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 23, 2018: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document).

DENTSPLY SIRONA INC. – Proxy Statement     1

2018 PROXY SUMMARY

This summary highlights information contained in this proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date: 11:00 a.m., Eastern Time, Wednesday, May 23, 2018

Place: Company Headquarters, 221 West Philadelphia Street, York, Pennsylvania 17401

Record Date: March 26, 2018

Voting: Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter	Board Recommendation
1 Election of twelve directors	FOR EACH NOMINEE
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2018	FOR
3. Approval, by non-binding vote, of the Company’s executive compensation	FOR
4. Approval of DENTSPLY SIRONA Inc. Employee Stock Purchase Plan	FOR
5. Approval of Amendment to Certificate of Incorporation to eliminate the supermajority requirement for stockholders to amend the Company’s bylaws	FOR

ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards
Michael C. Alfano Independent	70	2001	Governance (Chair)
David K. Beecken Independent	71	2016	Audit
Eric K. Brandt Independent	55	2004	Governance Chairman of Board	LAM Research Corporation Altaba Inc.
Donald M. Casey, Jr.	58	2018
Michael J. Coleman Independent	74	1991	HR
Willie A. Deese Independent	62	2011	HR	CDK Global Inc. Public Service Enterprise Group, Inc.
Betsy D. Holden Independent	63	2018	HR	Diageo PLC The Western Union Company
Thomas Jetter Independent	61	2016	Governance
Arthur D. Kowaloff Independent	71	2016	HR (Chair)
Harry M. Jansen Kraemer, Jr. Independent	63	2016	Governance	Leidos Holdings, Inc.
Francis J. Lunger Independent	72	2005	Audit (Chair)
Leslie F. Varon Independent	61	2018	Audit	Hamilton Lane Inc.

2    DENTSPLY SIRONA INC. – Proxy Statement

2018 PROXY SUMMARY

ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although not required, we are asking stockholders to vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2018.

ADVISORY VOTE ON EXECUTIVE COMPENSATION: NAMED EXECUTIVE OFFICERS

Our named executive officers as of the end of 2017 were:

•	Mark A. Thierer, Interim Chief Executive Officer from September 2017 to February 2018

•	Robert J. Size, Interim President and Chief Operating Officer from September 2017 through March 2018; Senior Vice President through June 2017

•	Nicholas W. Alexos, Executive Vice President & Chief Financial Officer since November 2017 (Executive Vice President and Chief Administrative Officer from October 2017 through November 2017)

•	Keith J. Ebling, Executive Vice President, General Counsel and Secretary since October 2017

•

Maureen J. MacInnis, Senior Vice President, Chief Human Resources Officer and Communications since October 2017 (Senior Vice President and Chief Human Resources Officer from February 2016 through October 2017) (Vice President and Chief Human Resources Officer through February 2016)

Executive Officers Resigned in 2017

•	Jeffrey T. Slovin, former Chief Executive Officer (resigned September 2017)

•	Bret W. Wise, former executive Chairman of the board (resigned September 2017)

•	Christopher T. Clark, former President and Chief Operating Officer (resigned September 2017)

•	Ulrich Michel, former Executive Vice President and Chief Financial Officer (resigned November 2017)

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Human Resources Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

DENTSPLY SIRONA INC. – Proxy Statement     3

2018 PROXY SUMMARY

KEY ELEMENTS OF OUR COMPENSATION PROGRAM

Component	Description	Purpose/Benefits
Base Annual Salary	Short-term compensation Fixed cash component	Attract and retain quality management Competitive with the market Recognize executive’s level of responsibility and experience in position
Annual Incentive Plan	Short-term compensation Cash award based on accomplishment of annual financial objectives related to internal sales growth and non-GAAP earnings per share (80%) and strategic objectives (20%)	Motivate and reward performance relative to annual objectives Competitive with market to attract and retain executive management Based on performance of the Company to align with stockholder interest
Equity Incentive Compensation

Long-term compensation

Equity incentive awards consisting of stock options and restricted stock units, some of which vest with the passage of time and some of which vest with the passage of time in combination with specific performance objectives

Reward for sustaining long-term performance Align directly with stockholder interest Enhancement of long-term stockholder value Retention
Retirement Benefits; Deferred Compensation Benefits; and Benefits Payable Upon Termination and/or a Change-in-Control Event	Basic economic, retirement, termination and change-in-control benefits	Attract and retain quality management Provide basic short and long-term security Support focus on Company’s activities and interest during change-in-control event

4    DENTSPLY SIRONA INC. – Proxy Statement

2018 PROXY SUMMARY

2017 Summary Compensation

(see page 61 for additional detail)

The table below sets forth the 2017 compensation for our named executive officers:

	Base Salary	Bonus	Restricted Stock and Performance Share Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other	Total
Mark A. Thierer(1)	$780,822	$2,500,000	$2,499,980	-	-	-	$5,780,802
Robert J. Size(2)	$418,605	-	$1,396,525	$748,684	$67,700	$198,608	$2,830,122
Nicholas W. Alexos(3)	$134,795	-	$1,024,976	$532,802	$41,100	-	$1,733,673
Keith J. Ebling(4)	$134,795	-	$1,024,976	$532,802	$41,100	-	$1,733,673
Maureen J. MacInnis	$400,000	-	$342,995	$184,485	$97,700	$60,110	$1,085,289
Executive Officers Resigned in 2017
Jeffrey T. Slovin(5)	$727,616	-	$3,370,474	$1,808,555	$385,000	$1,506,511	$7,798,156
Bret W. Wise(6)	$668,219	-	$2,743,957	$1,472,854	$326,400	$924,036	$6,135,466
Christopher T. Clark(7)	$501,387	-	$1,329,962	$713,744	$183,700	$627,540	$3,356,333
Ulrich Michel(8)	$722,748	-	$840,032	$450,627	$218,700	$357,821	$2,589,928

(1)	Mr. Thierer joined the Company in September 2017 and served as our Interim CEO from September 2017 through February 2018.

(2)	Mr. Size joined the Company in September 2017 as Interim President and Chief Operating Officer and served in such capacity through March 2018. He served as a Senior Vice President through June 2017.

(3)	Mr. Alexos joined the Company in October 2017.

(4)	Mr. Ebling joined the Company in October 2017.

(5)

Mr. Slovin resigned as our CEO effective September 27, 2017. For a summary of Mr. Slovin’s termination benefits, see “Payments Made to Former Executives Upon Resignation without Cause – Jeffrey T. Slovin” on page 82.

(6)

Mr. Wise resigned as our Executive Chairman effective September 27, 2017. For a summary of Mr. Wise’s termination benefits, see “Payments Made to Former Executives Upon Resignation without Cause – Bret W. Wise” on page 84.

(7)

Mr. Clark resigned as our COO effective September 27, 2017. For a summary of Mr. Clark’s termination benefits, see “Payments Made to Former Executives Upon Resignation without Cause – Christopher T. Clark” on page 85.

(8)

Mr. Michel resigned as our CFO effective November 10, 2017 and remained an employee of the Company through December 31, 2017. For a summary of Mr. Michel’s termination benefits, see “Payments Made to Former Executives Upon Resignation without Cause – Ulrich Michel” on page 83.

EMPLOYEE STOCK PURCHASE PLAN

Our Board recommends a vote FOR approval of the DENTSPLY SIRONA Inc. Employee Stock Purchase Plan (the “ESPP”) - see “Proxy Item No. 4: DENTSPLY SIRONA Inc. Employee Stock Purchase Plan” on page 95. The ESPP provides employees of the Company and its designated subsidiaries with the opportunity to purchase shares of the Company’s common stock through accumulated payroll deductions. The ESPP is also intended to encourage employees to remain in the employ of the Company or its designated subsidiaries and to provide them with an additional incentive to advance the best interests of the Company.

DENTSPLY SIRONA INC. – Proxy Statement     5

2018 PROXY SUMMARY

AMENDMENT TO CERTIFICATE OF INCORPORATION

Our Board recommends a vote FOR approval of the amendment to the Company’s certificate of incorporation to eliminate the supermajority vote requirement for stockholders to amend the Company’s bylaws - see “Proxy Item No. 5: Amendment of the Certificate of Incorporation to Eliminate the Supermajority Vote Requirement for Stockholders to Amend the Bylaws” on page 100. Our Board adopted resolutions to submit such proposal at our annual meeting, and such proposal demonstrates our Board’s continuing commitment to strong corporate governance practices that promote accountability of management and our Board to our stockholders and that our Board believes are consistent with the goal of creating long-term, sustainable value for our stockholders.

6    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

ABOUT THE MEETING

1. Why Did I Receive this Proxy Statement?

Our Board is soliciting your proxy to vote at the meeting because you were a stockholder of our Company as of March 26, 2018, or the “record date,” and are entitled to vote.

This proxy statement summarizes the information you need to know in order to cast a vote at the meeting.

2. What Am I Voting On?

You are voting on five items:

•   election of directors (see page 12);

•   ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2018 (see page 91);

•   approval, by non-binding vote, of the Company’s executive compensation (see page 93);

•   approval of the DENTSPLY SIRONA Inc. Employee Stock Purchase Plan (see page 95); and

•   approval of an amendment of the Certificate of Incorporation to eliminate the supermajority vote requirement for stockholders to amend the bylaws (see page 100).

3. How Do I Vote?

Stockholders of record

If you are a stockholder of record, there are four ways to vote:

BY TELEPHONE toll-free 1-800-690-6903*

BY INTERNET www.proxyvote.com*

BY MAIL completing and returning your proxy card

IN PERSON by written ballot at the meeting

*	The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 22, 2018.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker or vote by telephone or the Internet. Check your voting instructions card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

DENTSPLY SIRONA INC. – Proxy Statement     7

ABOUT THE MEETING

4. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of twelve directors	FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2018	FOR
Approval, by non-binding vote, of the Company’s executive compensation	FOR
Approval of the DENTSPLY SIRONA Inc. Employee Stock Purchase Plan	FOR
Approval of the amendment to the DENTSPLY SIRONA Inc. Certificate of Incorporation to eliminate the supermajority requirement for stockholders to amend the Company’s bylaws	FOR

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.

5. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Donald M. Casey and Keith J. Ebling, or either of them, to vote your shares at their discretion.

6. Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the record date of March 26, 2018 are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.

7. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the record date.

8. How Many Votes Can Be Cast By All Stockholders?

On the record date there were 227,368,167 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.

9. How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding and entitled to vote on the record date, or approximately 113,684,084 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, but your broker has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants, but do not have discretionary

8    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

authority with respect to the other proposals. A “broker non-vote” occurs with respect to a matter to be voted on when a broker holding shares in street name submits a proxy for which the broker has not received voting instructions from the beneficial owner with respect to the matter and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

10. What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director- nominee is not elected at the meeting, the director will continue to serve on the Board as a “holdover director.” As required by our bylaws, each director-nominee has submitted an irrevocable conditional letter of resignation which becomes effective if he or she is not elected by a majority of the votes cast by stockholders. If a director- nominee is not elected by a majority of the votes cast, the Corporate Governance and Nominating Committee will consider the director’s conditional resignation and recommend to the Board whether to accept or reject such resignation. The Board will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.

With respect to Items 2, 3 and 4, the affirmative vote a majority of the votes cast is required for approval when a quorum is present. Abstentions and broker non-votes will therefore have no effect on Items 2, 3 and 4. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants. Brokers do not have discretionary authority with respect to the other proposals. With respect to Item 5, the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of common stock entitled to vote at the meeting will be required for approval. Accordingly, abstentions and broker non-votes will have the effect of votes against Item 5.

11. Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 22, 2018), or send a written notice of revocation to our Corporate

Secretary at the address on the cover of this proxy statement. If you attend the meeting and wish to vote in person, you may request that your previously submitted proxy be revoked.

12. What is the Deadline to Submit a Proposal for the 2019 Annual Meeting?

Stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2019 must be received by the Company no later than December 14, 2018, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be included in the proxy statement and proxy relating to that meeting. See “Other Matters – Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders.

DENTSPLY SIRONA INC. – Proxy Statement     9

ABOUT THE MEETING

13. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request.

The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 13, 2018.

14. Who Can Attend the Annual Meeting?

Any Dentsply stockholder as of the close of business on March 26, 2018 may attend the meeting.

If your shares are held in street name (beneficially held in the name of a broker, bank or other holder of record), you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank or other holder of record.

Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.

15. How Will My Shares Be Voted if I Submit a Proxy Without         Indicating My Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR each director nominee named in this proxy statement;
•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2018;
•	FOR the approval, by non-binding vote, of the Company’s executive compensation;
•	FOR the approval of the DENTSPLY SIRONA Inc. Employee Stock Purchase Plan; and
•	FOR the approval of an amendment to DENTSPLY SIRONA Inc.’s Certificate of Incorporation to eliminate the supermajority requirement for stockholders to amend the Company’s bylaws.

16. What is a Broker Non-Vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. For the 2018 meeting, your broker does not have discretionary authority to vote on the election of directors, on the advisory “Say-on-Pay” vote, on the approval of the ESPP or the amendment of the Certificate of Incorporation, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

10    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

17. What if I participate in the DENTSPLY SIRONA Inc. 401(k)         Savings and Employee Stock Ownership Plan (“ESOP”)?

If you participate in a Company stock fund under the ESOP and had shares of our common stock associated with your account on the record date of March 26, 2018, you receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions for all shares registered in the same name, whether inside or outside of ESOP. If your accounts inside and outside of the ESOP are not registered in the same name, you will receive a separate electronic notice for the shares associated with your ESOP account.

Shares of common stock in the ESOP will be voted by T. Rowe Price Retirement Plan Services, Inc., as trustee of the ESOP. ESOP participants in a Company stock fund should submit their voting instructions to T. Rowe Price by using the toll-free telephone number, indicating their instructions over the Internet or submitting an executed proxy card.

Voting instructions regarding ESOP shares must be received by 11:59 p.m. Eastern Standard Time on Tuesday, May 22, 2018, and all telephone and Internet voting facilities for plan shares will close at that time. You can revoke your voting instructions for shares held in our ESOP prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to T. Rowe Price.

All voting instructions from ESOP participants will be kept confidential. If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator or trustee of the applicable plan will vote your shares in accordance with the terms of your plan and/or the trust.

DENTSPLY SIRONA INC. – Proxy Statement     11

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance and Nominating Committee recommended and our Board has nominated twelve directors to be elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All nominees are currently directors of our Company and all nominees have agreed to serve if elected. Unless otherwise specified, all proxies will be voted in favor of each nominee as a director of our Company. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.

Our Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our Board as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Our Board has determined that, in its judgment, with the exception of Mr. Casey, our current CEO, all of the current members of, and nominees for, our Board are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this proxy statement.

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse gender, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. The Company has recently revised its Corporate Governance Guidelines/Policies in order to further emphasize its commitment to a policy of inclusiveness and ensure that the Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, includes candidates with a diversity of ethnicity, race and gender in each pool of candidates from which Board nominees are chosen. The Corporate Governance and Nominating Committee shall actively consider for selection as directors those persons who possess a diversity of experience, gender, race and ethnicity. Ms. Holden and Ms. Varon were identified as potential director candidates by a third-party director search firm engaged by the Corporate Governance and Nominating Committee and were each appointed as directors of Dentsply on January 14, 2018.

For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 29.

12    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Michael C. Alfano, D.M.D., Ph.D.

Dr. Alfano is Executive Vice President Emeritus, and Professor and Dean Emeritus at New York University (‘‘NYU’’). Dr. Alfano served as Dean of the College of Dentistry from 1998 to 2006 and as Executive Vice-President of NYU from 2006 to 2013. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from 1988 to 1998. Dr. Alfano has served as a member of, or consultant to, various public health organizations, including the National Institutes of Health, the Editorial Board of the American Journal of Dentistry, the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He was a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. From 2010-2015 he served as a director of the not-for-profit Delta Dental of New York Insurance Company. He also served as a Director of the YMCA of Greater New York, the largest YMCA system in the country, from 2010 to 2014. He has received numerous honors, research grants and awards, and currently serves as President of the Santa Fe Group.

Director since 2001 Age: 70 Board Committees: Corporate Governance and Nominating Committee (Chair) Other Public Company Boards: None

Selected Key Qualifications and Experience:

Extensive Knowledge of DENTSPLY History and Industry

Dr. Alfano is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Dental Device or Industry Experience

Dr. Alfano is a dentist by training, has experience in publicly traded Block Drug Company Inc., and has held various leadership positions in the field of dentistry, including as an academic and professional.

Research and Development Experience

Dr. Alfano has served as a Professor and Senior Presidential Fellow and an Executive Vice President at the New York University, as well as Dean of its College of Dentistry, where he was in contact with cutting edge research and development.

DENTSPLY SIRONA INC. – Proxy Statement     13

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

David K. Beecken

Mr. Beecken is a Partner of Beecken Petty O’Keefe & Company, which is the General Partner of Beecken Petty O’Keefe Funds I, II, III & IV investment limited partnerships focused exclusively on private equity investments in healthcare. Prior to co-founding Beecken Petty O’Keefe in April 1996, Mr. Beecken was Senior Managing Director of ABN AMRO Incorporated, a broker dealer, from February 1993 to March 1996. From 1989 to February 1993, Mr. Beecken was a Senior Vice President-Managing Director of First National Bank of Chicago. Mr. Beecken also serves on the Boards of Directors of Scrip Products Corporation and Paragon Medical, Inc.

Director since 2016 (Sirona Director since 2006) Age: 71 Board Committees: Audit and Finance Committee Other Public Company Boards: None

Selected Key Qualifications and Experience:

Extensive Knowledge of DENTSPLY History and Industry

Mr. Beecken is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Medical Device or Industry Experience Mr. Beecken has a long and successful history of investing in a range of healthcare-related businesses.

Capital Allocation/Deployment Experience

Mr. Beecken possesses an array of general business skills and expertise, as well as experience investing in a range of healthcare-related businesses and the dental industry.

14    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Eric K. Brandt

Mr. Brandt has served as Non-Executive Chairman of the Board since September 28, 2017. Mr. Brandt has previously served as Senior Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, from 2007 to 2009 and then as Executive Vice President and Chief Financial Officer with Broadcom from 2010 to 2016. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and 2005 until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (‘‘BCG’’), and a senior member of the BCG Health Care and Operations practices. He serves on the Board of Directors for LAM Research Corporation as the Chair, Audit Committee. Mr. Brandt also served as a director of Yahoo! Inc. from 2016 to 2017 and currently serves as a director of Altaba Inc. (formerly Yahoo! Inc.), as chairman of the Board of Directors, chairman of the Nominating and Corporate Governance Committee, and chairman of the Audit Committee.

Director since 2004

(Non-executive Chairman since 2017)

Age: 55

Board Committees:

Corporate Governance and Nominating Committee

Other Public Company Boards:

•   Lam Research Corporation

•   Altaba Inc. (formerly Yahoo! Inc.)

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member Mr. Brandt has significant business experience, including leadership roles as an executive and board member of public companies.

Public Company Governance Experience

Mr. Brandt serves and has served on boards of directors of several public companies, including as chairman, having obtained valuable experience in public company governance matters.

Business Development Experience

Mr. Brandt’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

DENTSPLY SIRONA INC. – Proxy Statement     15

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Donald M. Casey Jr.

Mr. Casey served from 2012 through 2018 as the Chief Executive Officer of the Medical Segment of Cardinal Health, a manufacturer and provider of medical products and supply chain services. From 2010 to 2012, Mr. Casey served as Chief Executive Officer of the Gary and Mary West Wireless Health Institute, a non-profit research organization focused on lowering the cost of health care through novel technology solutions. Prior to that, Mr. Casey served from 2007 to 2010 as Worldwide Chairman for Johnson & Johnson’s Comprehensive Care group and as a member of the Executive Committee. Prior to that, from 2003 to 2006, Mr. Casey served as Company Group Chairman with Vistakon, a division of Johnson & Johnson Vision Care, Inc., and from 1985 to 2003, Mr. Casey held various executive positions throughout Johnson & Johnson’s consumer, pharmaceutical and medical device franchises. Mr. Casey also served as a director of West Corporation from 2015 to 2017.

Director since 2018 Age: 58 Board Committees: None Other Public Company Boards: None.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member

Also serving as the Chief Executive Officer of the company, Mr. Casey possesses a wide range of business and development skills, with significant history of success in large companies.

Medical Device or Industry Experience Mr. Casey has worked over three decades in the global health care field, in various key and executive positions.

Capital Allocation/Deployment Experience Mr. Casey has a deep understanding of growth and management of company assets, and he has a strong record of corporate success and development.

16    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Michael J. Coleman

Mr. Coleman is the Chairman of the Board of Cool Media Company, a consulting company, and a partner in CS&W Associates Media Management, a media network company, both based in Cocoa Beach, Florida. He served as Chairman of Cape Publications in Melbourne, Florida until retiring from that position on January 1, 2007. He previously served as Publisher of FLORIDA TODAY and President of the Gannett Co., Inc., South Newspaper Group from 1991 to April 2006. He serves as a director of Ron Jon Surf Shops Worldwide and formerly served as a director of Florida Bank of Commerce, Orlando, Florida, and serves currently as a Trustee of The Freedom Forum, The Newseum and The Newseum Institute, all based in Washington, D.C.

Director since 1991 Age: 74 Board Committees: Human Resources Committee Other Public Company Boards: None

Selected Key Qualifications and Experience:

Extensive Knowledge of DENTSPLY History and Industry

Mr. Coleman is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Large Company Experience as Executive or Board Member Mr. Coleman has had general business experience and leadership roles in several business positions.

Dental Device or Industry Experience Mr. Coleman has a long history with and deep knowledge of the dental industry.

DENTSPLY SIRONA INC. – Proxy Statement     17

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Willie A. Deese

Mr. Deese retired from Merck & Co., Inc. on June 1, 2016 after serving as Executive Vice President since 2008 and President of the Merck Manufacturing Division since 2005. He was also a member of Merck’s Executive Committee. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Formerly, Mr. Deese served as a member of the Board of Trustees of North Carolina A&T State University from 2007 to 2015. In addition, Mr. Deese served as the Chair of the Board of Trustees of North Carolina A&T State University from 2011 to 2013. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Senior Vice President of Procurement at SmithKlineBeecham.

Director since 2011 Age: 62 Board Committees: Human Resources Committee Other Public Company Boards: • CDK Global Inc. • Public Service Enterprise Group, Inc.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member Mr. Deese has significant business experience, including leadership roles as an executive and board member of public companies.

Medical Device or Industry Experience Mr. Deese’s leadership roles have included executive positions in companies involved with regulated medical products.

Manufacturing Experience

In his role as Executive Vice President and President of the Merck Manufacturing Division, Mr. Deese was responsible for the company’s global manufacturing, procurement, and distribution and logistics functions.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Betsy D. Holden

Ms. Holden has been a Senior Advisor to McKinsey & Company, a global management consulting firm, since April 2007, working with clients in consumer goods, pharma and financial services on strategy, marketing and board effectiveness initiatives. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. From 2001 to 2003, she was Co-Chief Executive Officer of Kraft Foods and from 2000 to 2003, she was Chief Executive Officer of Kraft Foods North America. Additional positions at Kraft included President, Global Marketing and Category Development and Executive Vice President, with oversight of operations, IT, procurement, research and development, and marketing services, as well as multiple business unit President and line management assignments. Under her leadership, Kraft was a food industry leader in sales force excellence, new product successes and marketing and digital innovation. While at Kraft, Ms. Holden led the successful acquisition and integration of Nabisco Group Holdings and the subsequent initial public offering of the company. Ms. Holden serves on the executive committees of the Duke University Board of Trustees and the Global Advisory Board of the Kellogg School of Management. She is President of the Off the Street Club Board and is Treasurer of the Board of Chicago High School for the Arts. Ms. Holden previously served on the boards of Catamaran Corporation, Kraft Foods, Tupperware, Tribune Company, Media Bank and Time Inc.

Director since 2018 Age: 61 Board Committees: Human Resources Committee Other Public Company Boards: • The Western Union Company • Diageo plc

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member

Ms. Holden has served as Chief Executive Officer of a large public company and as a board member and consultant to multiple large, international, public companies.

Experience in Marketing/Sales

Ms. Holden has held numerous leadership roles in marketing and product management, both as an executive and in her current role as consultant, successfully implementing novel ideas and marketing plans to grow in competitive industries.

Business Development Experience

Ms. Holden has extensive corporate governance experience serving on eight public boards over the last 19 years and on multiple audit, compensation and nominating committees.

DENTSPLY SIRONA INC. – Proxy Statement     19

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Thomas Jetter, Ph.D.

Dr. Jetter serves as Chairman of the Board of Directors of HQ Capital, a privately held alternative asset management firm in Germany. Dr. Jetter is partner and Managing Director of Digital+ Partners, a German-based growth capital management firm focusing on industrytech and fintech software companies since June 2015. Dr. Jetter assumed an interim senior leadership position for the Soros Economic Development Fund from January to September 2014 during a restructuring. From April 1995 to March 2008, Dr. Jetter was a Partner at Permira GmbH, where he initiated and managed investments in a variety of industrial, medtech and chemical companies. At Permira, Dr. Jetter gained extensive international experience as lead for investments in the chemicals sector, and helped expand the firm’s global reach to include areas such as the U.S. and China. Prior to that time, Dr. Jetter was a Senior Engagement Manager with McKinsey in Germany and Brazil, where he led projects on cost optimization, organization and strategy. Between 1985 and 1988, Dr. Jetter was an Investment Banking Associate at JP Morgan in Frankfurt and New York.

Director since 2016 (Sirona Director since 2010) Age: 61 Board Committees: Corporate Governance and Nominating Committee Other Public Company Boards: None

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member Dr. Jetter has significant business experience, including leadership roles as an executive.

International Business Experience Dr. Jetter has worked extensively in international business and for global firms.

Financial Literacy Dr. Jetter has significant experience in financial transactions and qualifies as an audit committee financial expert.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Arthur D. Kowaloff

From 2014 to the present, Mr. Kowaloff has served as a director of United States Enrichment Corp, a wholly owned subsidiary of Centrus Energy. In 2014 and 2015, Mr. Kowaloff served as a director of Reichhold Chemicals, Inc. and from 2010 until 2012, he served as lead director of Metropolitan Health Networks, Inc. From 1998 to 2003, Mr. Kowaloff served as a Managing Director of BNY Capital Markets, Inc. From 1991 to 1998, he was Chief Operating Officer and Senior Managing Director of Patricof & Company Capital Corporation. Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff is currently a Trustee of Carleton College, the President and a Director of the PBP Foundation of New York, and a Director and Chairman of the Audit and Compliance and Compensation Committees of the Greater Hudson Valley Health System.

Director since 2016 (Sirona Director since 2006) Age: 71 Board Committees: Human Resources Committee (Chair) Other Public Company Boards: None

Selected Key Qualifications and Experience:

Extensive Knowledge of DENTSPLY History and Industry

Mr. Kowaloff is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Public Company Governance Experience Mr. Kowaloff has significant corporate governance experience, including through his prior service as the lead director of a public company.

Capital Allocation/Deployment Experience Mr. Kowaloff has significant experience in capital markets and finance.

DENTSPLY SIRONA INC. – Proxy Statement     21

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Harry M. Jansen Kraemer, Jr.

Mr. Kraemer currently serves as an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries and serves as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc. until April 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since January 1, 2000, President since 1997 and Chief Executive Officer since January 1, 1999. Mr. Kraemer is active in business, education and civic affairs. He serves on the board of trustees of Northwestern University, the Conference Board and NorthShore University HealthSystem. He is also a member of the Dean’s Advisory Board of Northwestern University’s Kellogg School of Management, the Commercial Club of Chicago and the Economics Club of Chicago. He is a past member of the Business Roundtable, the Business Council and the Healthcare Leadership Council. He previously served on the board of directors of VWR Corporation.

Director since 2016 (Sirona Director since 2006) Age: 63 Board Committees: Corporate Governance and Nominating Committee Other Public Company Boards: • Leidos Holdings, Inc.

Selected Key Qualifications and Experience:

Experience with Governance of Public Companies

Mr. Kraemer serves and has served on boards of directors of several public companies, having obtained valuable experience in public company governance matters.

Capital Allocation/Deployment Experience Mr. Kraemer has actively participated in decisions concerning investing and capital allocation in his prior and current roles.

Business Development Experience Mr. Kraemer has significant experience with complex transactions, both as a former executive of large companies and in his current role at a private equity firm.

22    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Francis J. Lunger

Mr. Lunger served on the Board of Millipore Corporation, a life sciences company, from 2001 until March 2005, including serving as Chairman from April 2002 until April 2004. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and Chairman, President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. From June 2007 through July 2010, Mr. Lunger served as a director of NDS Surgical Imaging. From July 2009 to December 2012, Mr. Lunger was an Operating Partner with Linden LLC. From April 2012 to January 2018, Mr. Lunger served as the Chairman of the Board of Directors of SeraCare Life Sciences Inc. and continues to serve as a director.

Director since 2005 Age: 72 Board Committees: Audit Committee (Chair) Other Public Company Boards: None

Selected Key Qualifications and Experience:

Extensive Knowledge of DENTSPLY History and Industry

Mr. Lunger is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Medical Device or Industry Experience

Mr. Lunger has significant business experience, including leadership roles as an executive and a board member and in a publicly traded life sciences tools company.

Financial Literacy In his various leadership roles, Mr. Lunger has obtained extensive knowledge of accounting and financial matters.

DENTSPLY SIRONA INC. – Proxy Statement     23

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Leslie F. Varon

Ms. Varon served as Chief Financial Officer of Xerox Corporation, a document solutions company, from November 2015 through December 2016 during which time she led the restructuring of the $18 billion business process services, printing equipment, software and solutions company, including the successful spin-off of its $7 billion services business. After that transaction, she became Special Advisor to the new Xerox Chief Executive Officer until March 2017 when she retired from the company. Prior to becoming Chief Financial Officer at Xerox, she was briefly VP Investor Relations from March 2015 through October 2015. Previously she served Xerox as VP Finance & Corporate Controller from July 2006 to February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers. Earlier in her career, Ms. Varon was Vice President Finance & Operations support for Xerox’s North American business, Vice President Xerox Investor Relations and Corporate Secretary and Director of Corporate Audit. From 2006 to 2017 she served on the board of Xerox International Partners, a joint venture between Xerox Corporation and Fuji Xerox Corporation, representing Xerox Corporation’s ownership stake.

Director since 2018 Age: 61 Board Committees: Audit and Finance Committee Other Public Company Boards: • Hamilton Lane Inc.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member Ms. Varon has significant business experience, including leadership roles as an executive.

Capital Allocation/Deployment Experience Ms. Varon has a substantial record of financial experience and the proper maintenance of a large corporation, including as a chief financial officer.

Business Development Experience

Ms. Varon has had an extensive history working with large transactions and business transformation in a public company, and has a deep understanding of business deals and growth.

24    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Summary of Director Qualifications and Experience
Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a large, public company.	•	•	•	•	•	•	•	•		•	•	•	11
Extensive Knowledge of DENTSPLY History and Industry allows our Board of Directors to learn from our history and what works for our company.	•	•	•		•				•		•		6
Medical Device or Industry Experience is important in understanding innovation and developments in the larger field.	•	•	•	•				•		•	•		7
Dental Device or Industry Experience facilitates relevant, efficient, and effective discourse relating to our business and strategy.	•	•	•		•	•		•	•	•	•		9
International Business Experience is important because of our global reach and the growing interconnectivity of people and industry.	•	•	•	•		•	•	•	•	•	•	•	11
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.	•	•	•	•	•	•	•	•	•	•	•	•	12
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of stockholder interests.	•	•	•			•	•	•	•	•	•	•	10
Experience in Marketing and Sales is crucial in understanding how to most effectively sell our products in existing markets and to expand to new ones.	•		•	•	•	•	•	•		•			8
Manufacturing Experience helps in understanding the balance between efficiency and the highest level of quality controls.			•	•		•	•	•		•	•		7
Experience in HR and Talent Management allows directors to help us hire, motivate, and retain the best employees.	•		•	•	•	•	•	•	•	•	•	•	11
Understanding and Previous Work with Information Technology will allow our company to innovate and thrive in a world that relies more heavily than ever on interconnectivity of systems and tech.			•			•	•	•		•	•		6
Experience in Capital Allocation and Deployment allows directors to decide on the proper placement of assets and funds, manage risks, and invest smartly in upcoming and lucrative avenues.	•	•	•			•	•	•	•	•	•	•	10
Business Development Experience (including M&A) is important because of the board’s role in strategic planning of mergers, acquisitions, and divestitures.	•	•	•	•	•	•	•	•	•	•	•	•	12
Quality and Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.	•			•		•	•	•		•	•		7
Prior Work in Research and Development allows directors to understand the potential for new and innovative technologies and how to facilitate them.	•					•	•	•		•			5
Qualified Financial Experts have met Sarbanes-Oxley Act requirements meant to improve disclosures and prevent improper financial practice.		•	•	•		•	•	•	•	•	•	•	10
Enterprise Risk Management, including business continuity and cyber security, allows our company to thrive in a rapid-paced and tech-driven market.	•	•	•	•		•	•			•	•	•	9

Alfano, Michael C. Beecken, David K. Brandt, Eric K. Casey, Donald M. Coleman, Michael J. Deese, Willie A. Holden, Betsy D. Jetter, Thomas Kowaloff, Arthur D. Kraemer, Harry M. Lunger, Francis J. Varon, Leslie F. Total

DENTSPLY SIRONA INC. – Proxy Statement     25

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Recommendation of the Board

The Board unanimously recommends a vote FOR

the election of each director nominee listed above.

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are committed to high standards of corporate governance as an essential element of delivering long-term stockholder value. We have implemented many governance best practices, including the following:

•	Annual Election of All Directors
•	Majority Voting for All Directors in uncontested elections (including stronger majority voting provisions adopted in 2018)
•	No Supermajority Voting Provisions, except for bylaw amendments by stockholders (proposed for elimination in Proxy Item No. 5)
•	3%, 3-Year Proxy Access By-law (adopted in 2017)
•	Periodically rotating the chairs of the Board Committees
•	Pay for performance compensation policies
•	Stock Ownership Guidelines for Executives and Directors
•	Clawback Policy Allowing Recoupment of Compensation
•	No tax gross-ups
•	No hedging or pledging transactions in our securities
•	No “poison pill” rights plan
•	Independent Non-Executive Chair or Lead Independent Director
•	Board oversight of enterprise risk management

The Board of Directors and its Committees

Our Board is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives.

Committees of the Board of Directors

Name	Audit and Finance Committee	Corporate Governance and Nominating Committee	Human Resources Committee
Michael C. Alfano		C
David K. Beecken	X
Eric K. Brandt		X
Donald M. Casey, Jr.
Michael J. Coleman			X
Willie A. Deese			X
Betsy D. Holden			X
Thomas Jetter		X
Arthur D. Kowaloff			C
Harry M. Jansen Kraemer, Jr.		X
Francis J. Lunger	C
Leslie F. Varon	X

Our Board has three standing committees: the Audit and Finance Committee, the Corporate Governance and Nominating Committee and the Human Resources Committee. Each committee has a written charter which is

26    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board. Each committee is composed entirely of directors deemed to be, in the judgment of our Board, independent in accordance with the listing standards of The Nasdaq Global Select Market. Our Board met seven times in 2017. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2017. While we do not have a formal policy requiring members of the Board to attend the annual meeting of stockholders, we encourage all directors to attend. All of our directors then in office attended the annual meeting in 2017.

The following table lists the members, primary functions, and number of meetings held with respect to each committee.

Members	Primary Functions	Meetings in 2017

Audit and Finance Committee Francis J. Lunger (Chair)* David K. Beecken* Leslie F. Varon* * Each member of the Audit and Finance Committee has been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.	• Selecting and retaining the independent registered public accounting firm. • Setting the independent registered public accounting firm’s compensation, • Pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm.	9

Corporate Governance and Nominating Committee Michael C. Alfano (Chair) Eric K. Brandt Thomas Jetter Harry M. Jansen Kraemer, Jr.	• Identifying and recommending individuals as nominees to serve on the Board. • Reviewing and recommending Board policies and governance practices and appraising the performance of the Board and its individual members. • Managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance.	5

Human Resources Committee Arthur D. Kowaloff (Chair) Michael J. Coleman Willie A. Deese Betsy D. Holden	• Evaluating and administering compensation levels for all senior officers of the Company. • Reviewing and evaluating employee compensation generally and employee benefit plans. • Overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs.	11

DENTSPLY SIRONA INC. – Proxy Statement     27

CORPORATE GOVERNANCE

Leadership Structure of the Board of Directors

Non-Executive Chairman of the Board

Following the merger between DENTSPLY International Inc. and Sirona Dental Systems, Inc., effective February 29, 2016 (the “Merger”), through September 27, 2017, our Board’s leadership structure consisted of an Executive Chairman, who was Chairman and Chief Executive Officer of DENTSPLY International Inc. prior to the Merger and a Lead Director, who was an independent director designated by the independent members of our Board. On September 28, 2017, our Board appointed Mr. Eric K. Brandt to serve as Chairman of the Board. Therefore, beginning on September 28, 2017, the roles of Chairman and Chief Executive Officer are currently held by separate individuals. We believe that having a non-executive Chairman is in the best interests of the Company and our stockholders at this time. The separation of the roles of Chairman and Chief Executive Officer allows Mr. Casey to focus on managing the Company’s business and operations, and allows Mr. Brandt to focus on Board matters. Further, we believe that the separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally.

We believe that our governance structure provides effective oversight of the Board because:

•	we have an appropriate balance between the two roles of Chairman and Chief Executive Officer;
•	the Board has established and follows robust Corporate Governance Guidelines/Policies, as discussed below;
•	each member of the Board, other than Mr. Casey, is independent pursuant to the listing standards of The Nasdaq Global Select Market; and
•	each standing committee of the Board is composed solely of independent directors.

Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Corporate Governance Guidelines/Policies and Committee Charters

We have adopted Corporate Governance Guidelines/Policies to outline our corporate governance structure and address significant corporate governance issues. The Corporate Governance and Nominating Committee reviews our Corporate Governance Guidelines/Policies at least annually. Copies of these Guidelines as well as the Charter for each committee of our Board can be found at the “Investors — Corporate Governance — Documents & Charters” section of our website at www.dentsplysirona.com.

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, executive officers, and employees. A copy of the Code of Ethics is available at the “Investors — Corporate Governance — Documents & Charters — Governance Documents” section of our website at www.dentsplysirona.com.

Risk Oversight

The Board oversees the management of risks inherent in the operation of our businesses and the implementation of our strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to

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the Company’s business, allocate responsibilities for the oversight of risks amongst the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to our operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, our management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company faces;
•	establishing and assessing processes for managing that risk;
•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and
•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. These committees meet regularly and report back to the full Board. In performing this function, each committee has full access to management, as well as the ability to engage advisors. See “The Board of Directors and its Committees” above for more information regarding the roles and responsibilities of the Board committees.

Also, the Company’s leadership structure, discussed in “Leadership Structure of the Board of Directors” above, supports the risk oversight function of the Board. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

Selection of Nominees for the Board of Directors

Corporate Governance and Nominating Committee Recommendation Process

The Corporate Governance and Nominating Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance and Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board. The Corporate Governance and Nominating Committee actively considers for selection as directors those persons:

•	who possess a diversity of experience, gender, race and ethnicity;

•	who possess strong personal and professional ethics, and high standards of integrity and values;

•	who have the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	who have the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies;

•	who have the willingness, commitment and ability to devote the necessary time and effort required for service on the Board;

•	who have the capacity to provide additional strength and diversity of view and new perceptions to the Board and its activities;

•	who have the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion;

•

who hold or have held a senior position with a significant business enterprise or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance;

•	who have professional and academic experience relevant to the Company’s industry; and

•	who have experience as a board member of another publicly held company.

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CORPORATE GOVERNANCE

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse gender, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. The Company has recently revised its Corporate Governance Guidelines/Policies in order to further emphasize its commitment to a policy of inclusiveness and ensure that the Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, includes candidates with a diversity of ethnicity, race and gender in each pool of candidates from which Board nominees are chosen. The Corporate Governance and Nominating Committee shall actively consider for selection as directors those persons who possess a diversity of experience, gender, race and ethnicity.

In identifying potential candidates for the Board, the Corporate Governance and Nominating Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance and Nominating Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board.

The Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders on the same basis as other candidates. Stockholder recommendations for director candidates should be submitted in writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 221 West Philadelphia Street, Ste. 60W, York, Pennsylvania 17401, along with the name of the candidate and all biographical and other information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Corporate Governance and Nominating Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Corporate Governance and Nominating Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our Bylaws. See “Other Matters — Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Other Matters — Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.” Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our Bylaws. See “Other Matters — Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

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CORPORATE GOVERNANCE

Directors’ Compensation

For 2017, the Corporate Governance and Nominating Committee was responsible for board compensation matters, including the compensation described under “2017 Director Compensation” below. Starting in February 2018, the compensation of our directors is reviewed and recommended to the Board by the Human Resources Committee.

2017 Director Compensation

Directors who held such positions at the beginning of 2017 and who are not employees of our Company are entitled to receive:

Cash Compensation

•	An annual cash retainer of $85,000, paid quarterly in advance.
•

Annual retainers of $132,000 for the Non-Executive Chairman, if any, $30,000 for the Lead Director, if any; $22,500 for the Audit and Finance Committee Chair, $20,000 for the Human Resources Committee Chair; and $15,000 for the Corporate Governance and Nominating Committee Chair, each paid quarterly in advance.

•

Annual Committee member retainers of $7,500 for Audit and Finance Committee members, $5,000 for Human Resource Committee members; and $5,000 for Corporate Governance and Nominating Committee members, each paid quarterly in advance.

Equity Compensation

•

An annual grant of options to purchase a number of shares of common stock equal in value to $87,500, calculated using the Black-Scholes valuation method. The stock options vest in full one year from the date of grant and have an exercise price equal to the closing price of the Company’s common stock on the date of grant. Stock options are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination or retirement.

•

An annual grant of restricted stock units (RSUs), the number of which is determined by dividing $87,500 by the closing price of the Company’s common stock on the date of grant. The RSUs vest one year from the date of grant and are payable to outside directors in shares of common stock upon vesting unless the director elects to defer settlement of the RSUs to a future date. Outside directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

Adjustments to Director Compensation in 2017

On September 28, 2017, our Board appointed Mr. Eric K. Brandt to serve as non-executive Chairman of the Board and in conjunction with such appointment, our Board no longer has a Lead Director. Effective as of September 28, 2017, the annual retainer of the non-executive Chairman of the Board is $132,000.

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CORPORATE GOVERNANCE

The following table provides information regarding the compensation of our directors for 2017, except for Mr. Slovin and Mr. Wise, whose compensation is included in the “Summary Compensation Table for Fiscal Year ended December 31, 2017” on page 61. Ms. Holden, Ms. Varon and Mr. Casey joined the Board in 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total($)
Michael C. Alfano(4)	100,000	87,500	87,500	275,000
David K. Beecken(5)	97,500	87,500	87,500	272,500
Eric K. Brandt(6)	131,495	87,500	87,500	306,495
Michael J. Coleman(7)	90,000	87,500	87,500	265,000
Willie A. Deese(8)	115,000	87,500	87,500	290,000
Thomas Jetter(9)	112,500	87.500	87.500	287,500
Arthur D. Kowaloff(10)	105,000	87,500	87,500	280,000
Harry M. Jansen Kraemer, Jr.(11)	90,000	87,500	87,500	265,000
Francis J. Lunger(12)	132,500	87,500	87,500	307,500

(1)	This column reports the amount of cash compensation earned for 2017 service on our Board and its committees.

(2)

Each non-employee director received an award of 1,395 restricted stock units on May 24, 2017 which vest in full (unless deferred) on May 24, 2018. Grant date fair value was $62.73 (each grant had a notional award value of $87,500 rounded down to the nearest whole share). Restricted stock unit awards have been valued in the same manner as described in footnote 13 to the “Summary Compensation Table for Fiscal Year ended December 31, 2017” on page 62.

(3)

Each non-employee director received a grant of 7,300 non-qualified stock options on May 24, 2017, which vest in full on May 24, 2018. Grant date fair value was $62.73. Non-qualified stock options have been valued in the same manner as described in footnote 14 to the “Summary Compensation Table for Fiscal Year ended December 31, 2017” on page 62.

(4)	At year end, Mr. Alfano held 52,925 vested stock options, 7,300 unvested stock options and 1,398 unvested restricted stock units.

(5)	At year end, Mr. Beecken held 5,800 vested stock options, 7,300 unvested stock options and 2,505 unvested restricted stock units.

(6)	At year end, Mr. Brandt held 64,169 vested stock options, 7,300 unvested stock options, 1,398 unvested restricted stock units and 6,414 deferred restricted stock units.

(7)	At year end, Mr. Coleman held 64,212 vested stock options, 7,300 unvested stock options and 1,398 unvested restricted stock units.

(8)	At year end, Mr. Deese held 42,200 vested stock options, 7,300 unvested stock options and 1,398 unvested restricted stock units.

(9)	At year end, Mr. Jetter held 5,800 vested stock options, 7,300 unvested stock options and 2,505 unvested restricted stock units.

(10)	At year end, Mr. Kowaloff held 14,871 vested stock options, 7,300 unvested stock options and 2,505 unvested restricted stock units.

(11)	At year end, Mr. Kraemer held 87,439 vested stock options, 7,300 unvested stock options, 2,505 unvested restricted stock units, and 1,223 deferred restricted stock units.

(12)	At year end, Mr. Lunger held 40,896 vested stock options, 7,300 unvested stock options, 1,398 unvested restricted stock units and 2,669 deferred restricted stock units.

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CORPORATE GOVERNANCE

Stock Ownership Guidelines for Directors

It is the policy of the Board that all Directors hold an equity interest in the Company. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Company (including share units held under the Company’s Board of Directors Deferred Compensation Plan, or any successor plan, and restricted stock units, but not including stock options) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate.

Communicating with the Board of Directors

Stockholders who wish to communicate with the Board as a group, the non-management directors as a group, or any individual director, including the Chairman, may do so by writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 221 West Philadelphia Street, Ste. 60W, York, Pennsylvania 17401. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be forwarded to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Human Resources Committee Interlocks and Insider Participation

During the last completed fiscal year, Arthur D. Kowaloff, David K. Beecken, Eric K. Brandt and Michael J. Coleman each served as members of the Company’s Human Resources Committee. None of the current or 2017 members of the Human Resources Committee has ever been an officer or employee of the Company. None of our current or 2017 executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources Committee.

Certain Relationships and Related Party Transactions

No Related Person Transactions (as defined below) were noted for the year ended December 31, 2017.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions. The Corporate Governance and Nominating Committee reviews the material facts of all Related Person Transactions that require the Corporate Governance and Nominating Committee’s approval and either approves or disapproves of the entry into the Related Person Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance and Nominating Committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the interest of the Related Person (as defined by Item 404 of SEC Regulation S-K) in the Related Person Transaction. The Chair of the Corporate Governance and Nominating Committee is delegated the authority by the Board to approve Related Person Transactions that, because of timing or scheduling, are not feasible to be approved by the full Corporate Governance and Nominating Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Corporate Governance and Nominating Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:

1.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Related Person Transaction is required to be reported in the Company’s proxy statement;

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CORPORATE GOVERNANCE

2.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of SEC Regulation S-K) if  (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Related Person Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a Named Executive Officer, and (c) such compensation has been approved, or recommended to the Board for approval, by the Human Resources Committee of the Board;

3.

any Related Person Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Related Person Transaction is required to be reported in the Company’s proxy statement;

4.

any Related Person Transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro-rata basis;

5.

any Related Person Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

6.	any Related Person Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

7.

any Related Person Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Related Person Transaction.

Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures:

The Related Person notifies the General Counsel of the Company of any proposed Related Person Transaction, including the Related Person’s relationship to the Company and interest in the proposed Related Person Transaction; the material terms of the proposed Related Person Transaction; the benefits to the Company of the proposed Related Person Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Related Person Transaction. The proposed Related Person Transaction is submitted to the Corporate Governance and Nominating Committee for consideration at the next Corporate Governance and Nominating Committee meeting or, if the General Counsel, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Corporate Governance and Nominating Committee meeting, to the Chair of the Corporate Governance and Nominating Committee, acting pursuant to authority delegated by the Board. Any Related Person Transactions approved pursuant to delegated authority by the Chair of the Corporate Governance and Nominating Committee is reported to the Corporate Governance and Nominating Committee at the next Corporate Governance and Nominating Committee meeting.

To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Corporate Governance and Nominating Committee.

34    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

Executive Officers of the Company

In addition to Mr. Casey, our current executive officers include Nicholas W. Alexos, Keith J. Ebling, Maureen J. MacInnis, Dominique Legros, William Newell, Gregory Sheehan, Henning Mueller, and Markus Boehringer. Information concerning our executive officers, other than Mr. Casey, whose information can be found under “Proxy Item No. 1: Election of Directors” above, follows.

Nicholas W. Alexos, age 54. Mr. Alexos joined the Company in October 2017 and has served as Executive Vice President and Chief Financial Officer since November 2017. From October 2017 to November 2017, he served as Executive Vice President and Chief Administrative Officer of the Company. Mr. Alexos previously served as the Managing Director of Madison Dearborn Partners, L.P. since 1993 and served on its healthcare team. He was also a Vice President at First Chicago Venture Capital and The First National Bank of Chicago from 1988 through 1993. He has been a Director of VWR International, Walgreens Infusion Service, Sirona Dental Systems, Team Health, Performance Health and various other companies. He also has served on numerous charitable and non-profit organizations including the Children’s Inner City Educational Fund, Lake Forest Country Day School, Metro Squash, University of Chicago Booth School of Business Council and Boys and Girls Clubs of Chicago. Mr. Alexos received an M.B.A. from University of Chicago Booth School of Business and a B.B.A. from Loyola University.

Keith J. Ebling, age 49. Mr. Ebling has served as Executive Vice President, General Counsel and Secretary of the Company since joining the Company in October 2017. Prior to joining the Company, Mr. Ebling was previously with Express Scripts Holding Company, a $100 billion integrated pharmacy benefit management company. He served in a number of legal and leadership roles over his nearly 20 years with the company, most recently as Executive Vice President and General Counsel. Prior to that, Mr. Ebling was an associate with a law firm in St. Louis that he joined after graduating from Saint Louis University School of Law. He also has his MBA from Washington University Olin School of Business.

Maureen J. MacInnis, age 57. Ms. MacInnis has served as Senior Vice President, Chief Human Resources Officer and Communications of the Company since October 2017. From February 2016 to October 2017, Ms. MacInnis served as Senior Vice President and Chief Human Resources Officer of the Company. Formerly, Ms. MacInnis held the title of Vice President, Chief Human Resources Officer of the Company from April 2009 to February 2016. In this role, Ms. MacInnis helps drive growth through clear linkage between the business strategy and people strategies, talent management and succession processes, as well as compensation and benefits, employee relations, leadership development and training. Ms. MacInnis has over 30 years of experience in all aspects of Human Resources, particularly with expertise in organization design, acquisition, succession planning and communications. Prior to joining DENTSPLY, Ms. MacInnis held Human Resources executive positions at CIGNA and at Trane Corporation. Ms. MacInnis graduated from King’s College with a Bachelor of Arts degree in Business Administration and received an MBA from Lehigh University.

Dominique P. Legros, age 58. Mr. Legros has served as Senior Vice President, Equipment, Technologies and Healthcare Segment of the Company since July 2017. He leads the Technologies & Equipment Segment of the Company which is responsible for the worldwide design, manufacture, sales and distribution of the Company’s dental technology & equipment products and healthcare consumables products. Formerly, Mr. Legros served as Group Vice President from January 2015 through June 2017 and as Chief Executive Officer of Dentsply-Maillefer from September 2011 through December 2014. Prior to joining the Company, Mr. Legros held various executive positions with divisions of Johnson & Johnson from February 1996 through August 2011. Mr. Legros received his Master’s of Science in Mechanical & Electrical Engineering from the Arts et Métiers ParisTech.

William E. Newell, age 56. Mr. Newell has served as Senior Vice President, Chairside Consumables, Endo and Ortho Segment of the Company since July 2017. Mr. Newell currently serves as Senior Vice President, Chairside Consumables, Endo and Ortho Segment of Dentsply. He leads the Consumables

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CORPORATE GOVERNANCE

Segment of Dentsply which is responsible for the worldwide design, manufacture, sales, marketing and operations of the Company’s dental consumable products which include preventive, restorative, instruments, endodontic, and orthodontic dental products. Formerly, Mr. Newell served as Group Vice President from March 2016 to July 2017, as Franchise Vice President- Restorative from May 2013 to March 2016, and as Vice President, General Manager, Endodontics from February 2005 to May 2013. Before joining Dentsply, Mr. Newell spent 8 years with Cardinal Health, today a $130 billion provider of products and services to healthcare providers and manufacturers, serving in the positions of Region Vice President, Sr. Vice President and Executive Vice President all within Cardinal’s Pharmaceutical Distribution segment. Prior to Cardinal Health, he held various positions with Baxter HealthCare Corporation and American Hospital Supply Corporation in the areas of sales, marketing and general management. Mr. Newell received his Bachelor’s Degree in Biology from Wake Forest University and his Master’s of Business Administration from Ohio University.

Gregory M. Sheehan, age 44. Mr. Sheehan has served as Group Vice President, Americas RCO of the Company since January 2018. He leads the regional commercial operation responsible for sales in the Americas region. Formerly, Mr. Sheehan served as Group Vice President Preventive from March 2016 to January 2018, as Vice President and General Manager of the Dentsply Professional Division from July 2012 to March 2016, as Business Unit Manager for Sultan Healthcare, a division of the Company, from April 2009 to September 2012 and as Commercial Director for Sultan Healthcare from August 2008 to April 2009. Before joining the Company, Mr. Sheehan served with Sultan Healthcare which was acquired by the Company in 2007. Mr. Sheehan received his Bachelor’s Degree in Business from Indiana University, Kelley School of Business and his Master’s of Business Administration from The Ohio State University, Fisher College of Business.

Henning W. Mueller, age 50. Mr. Mueller has served as Group Vice President, Asia Pacific RCO of the Company since July 2017. He leads the regional commercial organization responsible for sales in the Asia Pacific region. Formerly, Mr. Mueller served as Vice President, Implants Sales from August 2016 through June 2017, as Vice President, Sales from January 2014 through July 2016, and as Vice President with Sirona Dental Systems from October 2008 through December 2013. Prior to joining Sirona Dental Systems, Mr. Mueller co-found and served as Managing Director of Blue Circle Advertising from January 2004 through September 2008 and served in various senior positions with Draeger AG in China, Australia, Indonesia, Singapore and Malaysia from 1998 to December 2013. Mr. Mueller received his Master’s Degree in Business/Managerial Economics from the Otto-Friedrich-Universität Bamberg/ Germany.

Markus Boehringer, age 53. Mr. Boehringer has served as Senior Vice President EMEA RCO of the Company since July 2017. He leads the regional commercial organization responsible for sales in the European, Middle Eastern and African regions. Prior to that, Mr. Boehringer served as Group Vice President, Commercial Organizations in Germany, Austria, Nordics, and Benelux from January 2015 through June 2017, as Group Vice President Global Endodontics from August 2011 through December 2014, as Group Vice President Asia Pacific from September 2007 through August 2011, as Vice President/General Manager from August 2005 through September 2007, and as Director Marketing and Sales for VDW, a Dentsply business, from December 2000 through July 2005. Prior to joining Dentsply, Mr. Boehringer served as Director of Sales with Pfizer from May 1997 and as Product Manager with SmithKline Beecham from September 1994 through October 1996. Mr. Boehringer received his Master’s Degree in Veterinary Science from the Ludwig-Maximilians Universität Munich and a PhD from the Technical University Munich.

36    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Compensation Philosophy

Our key objectives include:

•	Aligning executive compensation with corporate performance and stockholder interests
•	Tying significant components of compensation to Company performance
•	Attracting and retaining key executives
•	Balancing risk and reward

2017 Say-on-Pay Vote

Our stockholders showed strong support for our executive compensation program, with 97% voting affirmatively on an advisory basis for our 2017 Say-on-Pay proposal.

2017 Performance Highlights

Our 2017 performance fell below our expectations and performance goals. Highlights include:

•	Net sales were $3,993.4 million in 2017, an increase of 6.6% over 2016; and

•	Adjusted earnings per diluted common share was $2.66 in 2017 compared to adjusted earnings per diluted share of $2.78 in 2016.

Relationship between Company Performance and CEO Compensation

The following table evidences our pay-for-performance philosophy by illustrating the relationship between the Company’s performance, based on the performance metrics established by the Committee for our annual incentive plan, and the compensation paid to our former CEOs, Mr. Slovin and Mr. Wise, for 2015, 2016 and 2017. Mr. Thierer was not eligible for annual incentive compensation as the Interim CEO.

	2015 Annual Incentive Target Achievement & Annual Incentive Compensation			2016 Annual Incentive Target Achievement & Annual Incentive Compensation			2017 Annual Incentive Target Achievement & Annual Incentive Compensation
	At 100%	Achieved	Incentive Compensation Paid	At 100%	Achieved	Incentive Compensation Paid	At 100%	Achieved	Incentive Compensation Paid
Jeffrey T. Slovin(1)				$1,235,000	50.5%	$623,200	$1,274,000	40.7%	$385,000
Bret W. Wise(2)	$1,170,000	128.2%	$1,499,900

(1) Mr. Slovin served as the Company’s CEO from February 29, 2016 until September 27, 2017. His information is included for the Company’s 2016 and 2017 fiscal years. The annual incentive compensation target at 100% is the annualized amount. The amount paid for the 2017 fiscal year is based on achievement and has been prorated from January 1, 2017 to his resignation effective date of September 28, 2017.

(2) Mr. Wise served as the Company’s CEO from January 1, 2007 until February 29, 2016. His information is included for the Company’s 2015 fiscal year.

As discussed under “Determination of Annual Incentive Awards,” the Committee believes in establishing fair, but challenging performance objectives for the NEOs’ annual incentive compensation and consequently, performance targets are not always met. For example, in 2017 and 2016, targets were only partially achieved, resulting in annual incentive compensation awarded at 40.7% and 50.5% attainment of target performance, respectively.

DENTSPLY SIRONA INC. – Proxy Statement     37

Payments to Former Executive Officers

Our Company experienced significant turnover in our senior leadership team in 2017, as our Board took steps to address our corporate performance. The severance and other payments to our former NEOs in connection with their departures reflected amounts owed under their existing employment arrangements.

2018 Changes to Executive Compensation

To focus our new leadership team on key long-term performance priorities and further align our executive pay program with stockholder interests, we changed the design of our annual PRSU awards for 2018 to:

•	Add a Total Shareholder Return metric relative to the S&P 500 index representing 20% of the award;
•	Decrease the maximum payout from 225% to 200%;
•	Change the measurement period for our Adjusted EPS metric from three annual performance measurements to a single three-year performance measurement; and
•	Increase the proportion of performance-based long-term incentive delivered via our annual PRSU plan from 40% to 50% of total annual long-term incentive value.

We also entered into an employment agreement with our new CEO.

38    DENTSPLY SIRONA INC. – Proxy Statement

WHAT WE DO	WHAT WE DON’T DO

•   Establish target and maximum awards under our Annual Incentive Program.

•   Establish target and maximum awards in our long-term equity incentive program.

•   Apply a formulaic framework based on the Company’s financial results relative to pre-established targets for each incentive program.

•   Exercise limited or no discretion to increase formulaic incentive compensation awards.

•   Beginning in 2018, use balanced performance metrics for PRSU awards that consider both the Company’s absolute performance and its relative performance versus peers.

•   Rigorous goal setting aligned to our externally disclosed annual and multi-year financial targets.

•   Impose stock ownership and holding requirements that provide that each NEO must own a multiple of his or her annual base salary in our common stock, and we have instituted holding requirements prohibiting our NEOs from selling shares vested from RSUs and PRSUs (net of tax) until their stock ownership requirements have been met.

•   Closely monitor risks associated with our compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking.

•   Retain an independent compensation consultant to assess the market for the determination of our executive compensation elements and targets on an annual and ongoing basis.

•   Seek stockholder feedback on executive compensation, including consideration of the annual Say-on-Pay vote.

•   Compensation recoupment policy that allows our Board to seek reimbursement in certain circumstances of compensation that was based on financial results that were subsequently restated.

•   Employment agreements with restrictive covenants

•   Excise tax “gross-ups” upon change in control.

•   Discounting, reloading or re-pricing of stock options without stockholder approval.

•   “Single-trigger” accelerated vesting of equity-based awards upon change in control.

•   Multi-year guaranteed incentive awards for senior executives.

•   Employee hedging or pledging of Company securities.

•   Excessive perquisites.

•   Dividends or equivalents paid on unvested PRSUs.

•   Recycling of shares used for taxes or option exercises.

•   Defined benefit pension plan in the U.S.

DENTSPLY SIRONA INC. – Proxy Statement     39

Named Executive Officers

In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our named executive officers (“NEOs”). Our NEOs for 2017 include our Interim Chief Executive Officer and Chief Financial Officer serving at fiscal year end, our former Chief Executive Officer and Chief Financial Officer who each served during fiscal 2017, the next three highest compensated executive officers serving as such at fiscal year end, and two additional executive officers who would have been among the next three highest compensated executive officers but for the fact that those individuals were no longer serving as executive officers of the Company at fiscal year end:

•	Mark Thierer, Interim Chief Executive Officer from September 28, 2017 to February 11, 2018
•

Robert J. Size, Interim President and Chief Operating Officer from September 28, 2017 to March 1, 2018 with termination effective date of April 1, 2018 (Senior Vice President from January 1, 2007 to June 30, 2017)

•	Nicholas W. Alexos, Executive Vice President & Chief Financial Officer since November 2017 (Executive Vice President and Chief Administrative Officer from October 10, 2017 through November 10, 2017)
•	Keith J. Ebling, Executive Vice President, General Counsel and Secretary since October 10, 2017
•

Maureen J. MacInnis, Senior Vice President, Chief Human Resources Officer and Communications since October 2017 (Senior Vice President and Chief Human Resources Officer from February 29, 2016 through October 2017) (Vice President and Chief Human Resources Officer from April 13, 2009 through February 28, 2016)

Executive Officers Resigned in 2017

•	Jeffrey T. Slovin, former Chief Executive Officer through September 27, 2017 with termination effective date of September 28, 2017
•	Bret W. Wise, former Chairman of the Board through September 27, 2017 with termination effective date of September 28, 2017
•	Christopher T. Clark, former President and Chief Operating Officer, through September 27, 2017 with termination effective date of September 28, 2017
•	Ulrich Michel, former Executive Vice President and Chief Financial Officer through November 10, 2017 with termination effective date of December 31, 2017

Pay for Performance Review

Pay for performance has been and is an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The annual and equity incentive components are tied directly to the performance of the Company and stockholder value. The Company has designed its executive compensation programs such that there is a correlation between level of position and degree of risk of obtaining target compensation. Based on this principle, a higher percentage of the total compensation of the Company’s more senior executives with the highest levels of responsibility has been variable and subject to performance.

40    DENTSPLY SIRONA INC. – Proxy Statement

Compensation Philosophy and Objectives

The Committee’s compensation philosophy, when determining NEO compensation at the beginning of fiscal 2017, was to provide a compensation package designed to satisfy the following principal objectives:

•

to align executive compensation with corporate performance and stockholder interests. This was accomplished by rewarding performance that was directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price;

•

to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations;

•

to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices and performance-based; and

•	to balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking.

DENTSPLY SIRONA INC. – Proxy Statement     41

In furtherance of the philosophy and objectives discussed above, the compensation program established for named executive officers in the beginning of 2017 consisted of the components outlined in the chart below:

COMPENSATION COMPONENTS

Component	Description	Purpose/Benefits
Base Annual Salary	Short-term compensation Fixed cash component	Attract and retain quality management Competitive with the market Recognize executive’s level of responsibility and experience in position
Annual Incentive Plan	Short-term compensation Cash award based on accomplishment of annual financial objectives related to internal sales growth and non-GAAP net income (80%) and strategic objectives (20%)	Motivate and reward performance relative to annual objectives Competitive with market to attract and retain executive management Based on performance of the Company to align with stockholder interest
Equity Incentive Compensation

Long-term compensation

Equity incentive awards consisting of stock options and restricted stock units, some of which vest with the passage of time and some of which vest with the passage of time in combination with specific performance objectives

Reward for sustaining long-term performance Align directly with stockholder interest Enhancement of long-term stockholder value Retention
Retirement Benefits; Deferred Compensation Benefits; and Benefits Payable Upon Termination and/or a Change-in-Control Event	Basic economic, retirement, termination and change-in-control benefits	Attract and retain quality management Provide basic short and long-term security Support focus on Company’s activities and interest during change-in-control event

42    DENTSPLY SIRONA INC. – Proxy Statement

The Committee believes that compensation paid to the Company’s executive officers should be competitive with the market, be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balanced a level of fixed compensation with incentive compensation, that varied with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives provided fixed compensation that was competitive with the market for companies of similar size and scope. The annual incentive compensation plan rewarded performance measured against goals and standards established by the Committee, with specific focus on the accomplishment of annual financial objectives related to internal sales growth and non-GAAP net income and strategic objectives, and the long-term incentive compensation was designed to encourage executives to increase stockholder value by focusing on growth in revenue and earnings.

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the stockholders; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in connection with a change-in-control of the Company, special severance protection to help ensure executive retention during the process and to ensure executive focus on serving the Company and stockholder interests without the distraction of possible job and income loss.

Investor Outreach and Say-on-Pay Vote in 2017

In 2017 at the Annual Meeting, stockholders of the Company had the opportunity to vote, on an advisory basis, on the Company’s executive compensation. More than ninety-seven percent (97%) of the stockholders who voted on the matter approved, on an advisory basis, the Company’s executive compensation. The Committee viewed this as strong support of the Committee’s approach to the determination and setting of the compensation of the Company’s executives and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2017. These principles and philosophies are highlighted and described more fully below.

To ensure that the Committee considers stockholder views on compensation matters, we maintain an active investor relations program. Throughout the year, we are engaged with our actively-managed stockholders, which represent in the aggregate a majority of our shares. The Committee receives regular updates on investor feedback and understands that stockholders remain focused on the alignment of pay and performance.

Assessment of Risk

We do not believe that our compensation program, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards that could incentivize actions with undue long-term risks. Examples of such features of our compensation program include:

•	Emphasis on Long-Term Equity Incentive Compensation; Overlapping Vesting Periods. The largest percentage of total target direct compensation for our NEOs is provided

DENTSPLY SIRONA INC. – Proxy Statement     43

through long-term equity incentive compensation, which vests over a period of years. This vesting period encourages our senior executives to focus on sustaining and enhancing our Company’s long-term performance. Long-term equity incentive awards are also made annually so that our senior executives always have unvested equity awards that could significantly decrease in value if our business is not appropriately managed for the long-term.

•

Performance-Based Restricted Stock Units. A significant portion of the long-term equity incentive compensation of our named executive officers consists of performance-based restricted stock units (PRSUs). PSRU payouts are tied to the achievement of certain performance measures, which encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards.

•

Performance Measures. A significant portion of awards are made based on the achievement of a variety of performance measures, including strategic objectives which diversifies the risks associated with any single indicator of performance. We believe these measures are affected by management decisions and correlate to the creation of stockholder value over the long-term.

•

Role of Human Resources Committee. Members of the Committee approve the final payout of the annual incentive awards for our NEOs following a review of executive and Company performance. Final payouts are ratified by the Board. The Committee also reviews certain of the Company’s compensation and incentive plans available to employees other than our NEOs to, among other things, prevent unnecessary risk taking under such plans.

•

Stock Ownership Guidelines. Our stock ownership guidelines require our executive management to hold a certain amount of Company stock. This requirement ensures that they will have a significant amount of personal wealth tied to the long-term performance of our stock.

•

Clawback Policy. We have adopted a compensation recoupment policy applicable to our executive officers. In the event of a material restatement of our financial results, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct. Possible actions of the Board may include the recoupment of all or part of any bonus or other compensation tied to such financial results; disciplinary actions; and/or the pursuit of other available remedies.

In summary, we have structured our compensation program so that a considerable amount of the wealth of our senior executives is tied to the long-term health and performance of our Company. We seek to provide incentives for our senior executives to manage for long-term performance while safeguarding our stockholders from inappropriate incentive-based compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage senior executives to take risks that may not be in the best interests of our stockholders. We believe this combination of factors encourages our senior executives to manage our Company in a prudent manner.

44    DENTSPLY SIRONA INC. – Proxy Statement

Determination of 2017 Executive Compensation

The Company’s intention in developing total annual compensation for executives is to balance creating value for our stockholders with providing meaningful compensation to our NEOs that recognizes their contributions to the organization and supports their value creation initiatives. Salary ranges, annual bonus plan targets and equity compensation targets were developed using a “total compensation” perspective which considers all components of compensation.

Determination of 2017 Compensation for Messrs. Slovin, Wise, Clark and Michel and Ms. MacInnis

For those NEOs employed by the Company at the beginning of 2017 (i.e., Messrs. Slovin, Wise, Clark and Michel and Ms. MacInnis), the Committee adopted a compensation program structure based on an annual review, described in more detail below, that targets overall NEO total compensation at the market median of Dentsply’s compensation peer group while allowing for the opportunity to earn more or less than target based on actual performance. Those NEOs who resigned during 2017 (i.e., Messrs. Slovin, Wise, Clark and Michel), received benefits payable to them in accordance with the terms of such NEOs’ employment agreements under provisions governing termination without cause.

Determination of 2017 Compensation for Messrs. Thierer, Size, Alexos and Ebling

The Committee approved the compensation to be paid to those NEOs who joined or took on a new role within the Company during fiscal 2017 (i.e., Messrs. Thierer, Size, Alexos and Ebling) outside the regular annual compensation evaluation process.

In connection with Mr. Thierer’s appointment as Interim Chief Executive Officer, effective September 28, 2017, Mr. Thierer’s compensation included a base salary of $1.5 million for a six-month term, a signing bonus of $2.5 million and a grant of restricted stock units having a value of $2.5 million, with vesting generally subject to continued employment through the expiration of his initial six-month employment term (or earlier death, disability, termination by the Company without cause or appointment of a permanent chief executive officer).

In connection with Mr. Size’s appointment as Interim President and Chief Operating Officer, effective September 28, 2017, Mr. Size’s compensation included a base salary, on an annualized basis, of $709,650. Mr. Size was also eligible for a target annual cash bonus of 90% of base salary, pro-rated for 2017, and he was granted equity incentive awards with a grant date fair value at target of $1,995,000 (30% in the form of stock options, 30% in the form of restricted stock units with an additional performance hurdle, and 40% in the form of performance stock units) with vesting generally subject to continued employment through the expiration of the employment term (or earlier death, disability or termination by the Company without cause).

In connection with Mr. Alexos’s appointment as Executive Vice President and Chief Administrative Officer, effective October 10, 2017, and his assumption of the role of Chief Financial Officer, effective November 10, 2017, Mr. Alexos’s compensation included an annual base salary of $600,000. Mr. Alexos was also eligible for a target annual bonus of 75% of his base salary, pro-rated for 2017. Additionally, upon his hire, he was granted restricted stock units with a grant date fair value of $1,025,000 vesting after three years, generally subject to continued service, and stock options with a grant date fair value of $425,000 vesting in three equal annual installments, generally subject to continued service.

DENTSPLY SIRONA INC. – Proxy Statement     45

In connection with Mr. Ebling’s appointment as Executive Vice President, General Counsel and Secretary, effective October 10, 2017, Mr. Ebling’s compensation included an annual base salary of $600,000. Mr. Ebling was also eligible for a target annual bonus of 75% of his base salary, pro-rated for 2017. Additionally, upon his hire, he was granted restricted stock units with a grant date fair value of $1,025,000 vesting after three years, generally subject to continued service, and stock options with a grant date fair value of $425,000 vesting in three equal annual installments, generally subject to continued service.

Roles in Executive Compensation

The Committee established 2017 compensation for the NEOs. The Committee was assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department and considered recommendations from the CEO regarding compensation for the NEOs other than himself. In addition, with respect to the compensation established for the NEOs in 2017, the Committee engaged independent compensation consultant, Pay Governance LLC (the “Independent Compensation Consultant”), to advise on matters related to the compensation of the CEO and other executives.

After consideration of the independence assessment factors provided under the listing standards of The Nasdaq Global Select Market, the Committee determined that the Independent Compensation Consultant is independent and that the work it performed in 2017 did not raise any conflicts of interest.

Review of Pay Relative to Peer Groups

In determining 2017 compensation, the Committee adopted a peer group of eighteen companies intended to be closely aligned with the size and nature of operations of the Company’s business (the “Healthcare Equipment Peer Group”). The peer group changed following the merger after a comprehensive review of the Company with Pay Governance LLP and now includes Baxter International Inc., Hill-Rom Holdings, Inc., Steris Plc, Stryker Corporation and Waters Corporation. The Healthcare Equipment Peer Group is identified below (median revenue approximates $3.3 billion; Dentsply revenue approximates $3.8 billion):

Dentsply Peer Group

Baxter International Inc.	Hill-Rom Holdings, Inc.	St. Jude Medical, Inc.

Becton, Dickinson and Co.	Hologic, Inc.	Steris Plc

Boston Scientific Corporation	Intuitive Surgical, Inc.	Stryker Corporation

C.R. Bard, Inc.	Mettler-Toledo International Inc.	Varian Medical Systems Inc.

Edwards Lifesciences Corp.	Patterson Companies, Inc.	Waters Corporation

Henry Schein, Inc.	PerkinElmer, Inc.	Zimmer Biomet Holdings Inc.

The compensation levels for the NEOs were determined using the Healthcare Equipment Peer Group and a customized selection of companies of similar size, industry and complexity, from a broad compensation survey provided by Willis Towers Watson (together with the Healthcare Equipment Peer Group, the “Peer Groups”). Data from the Peer Groups were considered by the Committee in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value for Mr. Slovin as our former Chief Executive Officer and Mr. Thierer as our interim Chief Executive Officer. The same Peer Groups were considered in evaluating the compensation of Mr. Michel as our former Chief Financial Officer and Mr. Alexos as our Chief Financial Officer.

46    DENTSPLY SIRONA INC. – Proxy Statement

The analysis by the Independent Compensation Consultant reflected that in general, the targeted total direct compensation (base salary, annual incentive and annualized expected value of long-term incentives) of the Company’s executive officers was typically around the 50th percentile of the market, as reflected in the Peer Groups data. This is affected by the performance and experience of each executive officer and the performance of the Company relative to the performance targets established in the annual incentive plan and can be higher or lower than the expected percentile depending on performance.

The Committee did not consider the overall wealth accumulation of executives in establishing the 2017 levels of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth.

The Committee also annually reviews the specific components and a comprehensive aggregation of the entire executive compensation pay and programs.

Fiscal 2016 Performance

Information regarding the Company’s performance in 2016 was taken into consideration by the Committee when it established the 2017 compensation for the NEOs. For the year ended December 31, 2016, sales were $3,754.3 billion, or $3,681.0 billion excluding precious metal content.

The following table reflects the Company’s sales and earnings in fiscal year 2016 and 2015.

	2016 ($ in millions, except EPS)	2015 ($ in millions, except EPS)	Change (%)
Net Sales	3,754.3	2,674.3	40.0

Net Sales (excluding precious metal content) (1)	3,681.0	2,581.5	42.6
Earnings Per Diluted Common Share (EPS)	1.94	1.76	10.2

Adjusted Earnings Per Diluted Common Share (EPS) (1)	2.78	2.62	6.1
(1)

In this table, the Company is providing GAAP information for “Net Sales” and “Earnings Per Diluted Common Share” and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this CD&A, provides a better measure of performance for comparison purposes. Please see Appendix A to this proxy statement for a reconciliation of non-GAAP information to GAAP information.

The following table has been included for reference and reflects the Company’s sales and earnings in fiscal year 2017 and 2016.

	2017 ($ in millions, except EPS)	2016 ($ in millions, except EPS)	Change (%)

Net Sales	$3,993.4	3,745.3	6.6

Net Sales (excluding precious metal content) (1)	$3,952.9	3,681.0	7.4

Earnings Per Diluted Common Share (EPS)	(6.76)	1.94	(448.5)

Adjusted Earnings Per Diluted Common Share (EPS) (1)	2.66	2.78	(4.3)
(1)

In this table, the Company is providing GAAP information for “Net Sales” and “Earnings Per Diluted Common Share” and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this CD&A, provides a better measure of performance for comparison purposes. Please see Appendix A to this proxy statement for a reconciliation of non-GAAP information to GAAP information.

DENTSPLY SIRONA INC. – Proxy Statement     47

Determination of Annual Base Salaries

In establishing base salaries of the Company’s executives, the Committee strived to reflect the external market value of a particular role as well as the experiences and qualifications that an individual has brought to the role. The primary purpose of the Company’s base salaries was to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments are generally made annually and have in the past been awarded based on individual performance, level of responsibilities, competitive data from the Peer Group reviews, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to a range around the 50th percentile of the base pay paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance and experience level.

The starting point for the Committee in establishing 2017 base salaries and annual incentive awards at the beginning of 2017 was to review the total annual cash compensation of the executive officers against the total annual cash compensation for comparable positions in the Peer Groups. In determining the total annual cash compensation of an executive officer, the Committee established a comparative base salary and what the annual incentive awards for the executive officers would be at the 100% target achievement level (as further described in “Determination of Annual Incentive Awards” below), relative to comparable positions reflected in the Peer Groups. Once the Committee established the appropriate range for base salaries, the Committee adjusted the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and the desire to minimize the risk of losing the services of the executive to another company. Total direct compensation in relation to other executives, as well as prior year individual performance and performance of the business lines for which the executive is responsible, were also taken into consideration in determining any adjustment.

The annual base salaries approved in December 2016 which became effective January 1, 2017 for the NEOs, are as follows:

Name	Base Salary

Jeffrey T. Slovin	$980,000

Bret W. Wise	$900,000

Christopher T. Clark	$675,300

Ulrich Michel	€607,300

Maureen J. MacInnis	$400,000

The annualized base salaries for those NEOs who joined or took on a new role with the Company during fiscal 2017 (i.e., Messrs. Thierer, Size, Alexos and Ebling) are as follows:

Name	Base Salary(1)

Mark A. Thierer (2)	$3,000,000

Robert J. Size (3)	$709,650

Nicholas W. Alexos	$600,000

Keith J. Ebling	$600,000

48    DENTSPLY SIRONA INC. – Proxy Statement

(1)

Mr. Thierer joined and Mr. Size took on a new role with the Company on an interim basis in September 2017. Messrs. Alexos and Ebling joined the Company in October 2017. The stated salary for Messrs. Thierer, Size, Alexos and Ebling in each case reflects the most current annualized salary.

(2)	Mr. Thierer’s interim role was at a base salary of $1,500,000 for six-months.
(3)	Mr. Size served as Senior Vice President until June 30, 2017 and his annual base salary was $474,300.

Determination of Annual Incentive Awards

Rationale

As discussed above under “Compensation Philosophy and Objectives,” the Committee believes in the importance of having a significant portion of an executive’s total annual cash compensation tied to the annual performance of the Company and its businesses. It was intended that this component of the total compensation be competitive with the market, but that it would also reward executives for good performance and reduce the targeted compensation opportunity for performance that fails to meet the objectives established by the Committee. The Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives in order for their total annual compensation to be more significantly correlated, both upward and downward, to the Company’s performance. The Committee believes this approach helps to align the compensation and objectives of the executives with the Company and its stockholders.

Incentive Award Grant Practices

The Committee annually reviews and establishes targets for annual bonus payouts to be applicable for the performance year. These targets are generally established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In 2017, the targets were again reviewed. In establishing the target payouts, the Committee evaluated the compensation levels in the Peer Groups. The Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual bonuses that, in combination with base salary, would be competitive in the 50th percentile range with the total annual compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Committee, the executives are rewarded with higher annual bonuses and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level. The general principle in setting targets and measuring performance is that management is responsible and accountable for the financial results of the Company.

DENTSPLY SIRONA INC. – Proxy Statement     49

2017 Incentive Targets

Consistent with the principles outlined above, for 2017, the bonus targets for the NEOs (other than Mr. Thierer) ranged from 60% to 130% of base salary depending on the executive’s position, as set forth below.

Name	Target as Percent of Salary

Mark A. Thierer (1)	N/A

Robert J. Size (2)	90%

Nicholas W. Alexos	75%

Keith J. Ebling	75%

Maureen J. MacInnis	60%

Executive Officers Resigned in 2017

Jeffrey T. Slovin	130%

Bret W. Wise	120%

Christopher T. Clark	90%

Ulrich Michel	75%
(1)

See “Determination of 2017 Compensation for Messrs. Thierer, Size, Alexos and Ebling” above for a description of the compensation decisions for Mr. Thierer. Unlike other NEOs, Mr. Thierer’s total compensation for 2017 did not include an annual incentive award.

(2)	Mr. Size served as Senior Vice President until June 30, 2017 and his bonus target was 70% of base salary.

2017 Performance Measures

The Committee, and the independent members of the Board for the CEO and Executive Chairman, determined the general performance measures and other terms and conditions of awards for executives covered under the Company’s Annual Incentive Plan, and the weight attributable to each performance goal for the NEOs. The performance measures established by the Committee for the NEOs at the beginning of 2017, based on the annual budget approved by the Board, were allocated 80% to financial measures and 20% to strategic objectives.

Objective Measures

Weight	Metric	Range
40%	Internal Sales Growth(1)		Internal Sales Growth(1)	Attainment
		Threshold	2.5%	50%
		Target	4.0%	100%
		Maximum	6.0%	200%
40%	Non-GAAP Net Income vs. Budget(2)		Non-GAAP Net Income vs. Budget(2)	Attainment
		Threshold	90%	40%
		Target	100%	100%
		Maximum	110%	200%

(1)	Internal Sales Growth was measured on a full year pro forma basis at constant currency.
(2)	Non-GAAP Net Income vs. Budget was measured at constant budgeted currency rates and excluding unbudgeted acquisitions and divestitures.

50    DENTSPLY SIRONA INC. – Proxy Statement

Awards may range from no award being earned to 200% of target, although attainment at the maximum award level would be extremely difficult and is not expected. To the extent the Company’s actual Internal Sales Growth, or actual Non-GAAP Net Income vs. Budget, is between the threshold and target amounts, or between the target and maximum amounts, awards are determined based on straight line interpolation between the respective targets. Awards for the positions of the Company’s NEOs over the last three years have ranged from 40.7% to 128.2% of target.

Strategic Objectives

The strategic objectives which comprised 20% of the NEOs’ target related to developing and implementing efficiency initiatives designed to reach synergy objectives, promote integrated solutions and facilitate growth. The objective included four specific strategic areas to be addressed, including certain goals and initiatives.

2017 Target Achievement

Annual cash incentive awards for 2017 were determined by multiplying the results for each performance objective (i.e., the percentage of that target award payable based on performance) by the target award opportunity for each NEO as described above, and then multiplied by the applicable base salary and prorated for time in role. At its February 2018 meeting, the Committee reviewed the performance of the Company and its executives with respect to the annual objectives to determine whether the NEOs had met or exceeded the 2017 performance goal, and awarded performance attainment relative to the financial and strategic objectives as follows:

	Target	Actual	Attainment	Weighting

Internal Sales Growth (1)	4.0%	-0.2%	0.0%	40%

Non-GAAP Net Income vs. Budget (2)	100.0%	92.8%	56.8%	40%

Total Financial Objectives			28.4%	80%

Strategic Objectives			90.0%	20%

Total Attainment			40.7%	100%
(1)

Internal Sales Growth, a non-GAAP measure, was measured on a full year pro forma basis at constant currency. Please see Appendix A – “Internal Sales Growth” – “Internal Sales Growth Reconciliation – AIP Measurement” for a reconciliation of Internal Sales Growth to the corresponding GAAP information.

(2)

Non-GAAP Net Income vs. Budget was measured at constant budgeted currency rates and excluding unbudgeted acquisitions and divestitures. Please see Appendix A – “Net Income and EPS / Adjusted Net Income and Adjusted EPS” – “Net Income Reconciliation – AIP Measurement” for a reconciliation of Non-GAAP Net Income to GAAP Net Income.

In 2017, the Company worked toward meeting its efficiency initiatives, including leveraging our clinical education to drive better customer development and satisfaction through service, support and training to achieve growth, ensuring the cultural integration continues through communication, recognition and teambuilding efforts to drive excellence across the organization, simplifying the organizational structure to enable efficiency and collaboration, and developing and delivering exceptional customer events to achieve sales growth. The Committee reviewed the performance of the Company relative to the four individual strategic objectives and determined that one objective was exceeded, one objective was achieved and two objectives were partially achieved. The Committee concluded that in the aggregate, management achieved less than target on the strategic objectives and awarded 90% compared to a target for the strategic objectives of 100%.

DENTSPLY SIRONA INC. – Proxy Statement     51

Based on this review of strategic and financial attainment, the NEOs, other than Mr. Thierer were paid non-equity incentive compensation as set forth below:

Name	Target ($)	Prorated Target ($)	Actual ($) (1)	Achievement (%)

Mark A. Thierer	N/A	N/A	N/A	N/A

Robert J. Size	638,685	166,233	67,700	40.7%

Nicholas W. Alexos	450,000	101,096	41,100	40.7%

Keith J. Ebling	450,000	101,096	41,100	40.7%

Maureen J. MacInnis	240,000	240,000	97,700	40.7%

Executive Officers Resigned in 2017

Jeffrey T. Slovin	1,274,000	945,901	385,000	40.7%

Bret W. Wise	1,080,000	801,863	326,400	40.7%

Christopher T. Clark	607,770	451,248	183,700	40.7%

Ulrich Michel	€ 455,475	€ 455,475	€ 185,400	40.7%
(1)

Actual amounts for Messrs. Size, Alexos, Ebling, Slovin, Wise and Clark as shown in this column and in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table For Fiscal Year ended December 31, 2017” on page 61 are prorated for their time in role.

As shown in the tables above, overall results in 2017 fell short of target and awards were paid out at 40.7% of target, reflecting the underperformance of the Company relative to our goals.

Determination of Equity Incentive Compensation

Rationale

The third principal component in total compensation for the Company’s executives in 2017 was the award of equity incentives. The long-term incentive program was designed to reward long-term performance and was comprised of three components in 2017 for the executives employed at the beginning of the year:

•	Stock option awards designed to reward stock price growth;
•	Time-based restricted stock unit (“RSU”) awards (in addition to performance requirements for certain NEOs); and
•	Performance-based restricted stock unit (“PRSU”) awards based on accomplishment of a specific three-year performance objective.

The Committee believes that equity incentive compensation serves an essential purpose in: (i) attracting and retaining senior executives, (ii) providing them with long-term incentives to maximize stockholder value, and (iii) aligning the interests of the executive officers with those of our stockholders. A strong performance-based link is created between stockholder value and executive pay through (i) the long-term performance objectives of the PRSUs, (ii) the significant vesting period of the RSUs (in addition to further performance criteria for certain executives); and (iii) the fact that stock options gain value to the executive only when and to the extent that share price exceeds the exercise price of the option.

Equity Award Grant Practices

Long-term incentive awards for executive officers generally are made annually, as part of the “total remuneration” approach to executive compensation. In 2017, the annual awards were made in

52    DENTSPLY SIRONA INC. – Proxy Statement

February. Messrs. Thierer, Size, Alexos and Ebling received a long-term incentive award outside the annual process as their employment started towards the end of the year. All grants made in 2017 were pursuant to the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan (the “Omnibus Plan”).

Options

Stock options were granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. The 2017 stock option grants vest and become exercisable over three years - one-third on each of the first three anniversaries following grant - and are exercisable for a maximum of ten years from the grant date, subject to earlier expiration in the event of certain terminations of employment. Individuals generally have 90 days upon termination to exercise any vested stock options; after the 90 days, the stock options are forfeited. Stock options granted in 2017 are forfeited if the executive voluntarily leaves the Company prior to vesting or qualified retirement. The Company’s stock options are typically granted at the Board meeting in February each year, with a grant date that is generally three business days after the Company’s report of financial results for the prior year. Any grants for newly hired executive officers are typically approved following the executive officer’s employment date and grants generally occur three business days after the Company’s report of quarterly financial results. Further details regarding option grants to the 2017 NEOs are provided below under “Executive Compensation Tables,” “2017 Grants of Plan-Based Awards.”

RSUs

RSUs awarded typically provided for cliff vesting after three (3) years unless otherwise specified in an employment agreement. In 2017, RSUs for Messrs. Size, Slovin, Wise, Clark and Michel included a performance requirement that the aggregate net income of the Company over the three year vesting period, excluding costs in the Restructuring, Impairment and Other Costs Line of the income statement, be positive. RSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the RSUs. RSUs granted in 2017 are forfeited if the executive voluntarily leaves the Company prior to full vesting or qualified retirement. Further details regarding RSU grants to the 2017 NEOs are provided below under “Executive Compensation Tables” – “2017 Grants of Plan-Based Awards.”

PRSUs

PRSUs awarded in 2017 provided for cliff vesting after three (3) years, with three (3) year annual performance measures based on the target of 10% non-GAAP EPS (as defined below) growth over the previous year’s actual number, and 22% adjusted operating margin (as defined below) measured on a non-GAAP basis, as shown below:

	Non-GAAP EPS Growth (1)	Attainment

Threshold	7%	70%

Target	10%	100%

Maximum	15%	200%

	Adjusted Operating Margin (2)	Attainment

Threshold	20%	0%

Target	22%	100%

Maximum	24%	250%

DENTSPLY SIRONA INC. – Proxy Statement     53

(1)	Non-GAAP earnings per share (EPS) including currency impact and excluding the 2017 annualization impacts on share count and EPS from the Merger and purchase accounting.
(2)	Adjusted Operating Margin means operating margin adjusted for currency impact.

Performance will be the better of (i) locked in payout attainment at the end of each year, ranging from 0% to 225% for each individual year or (ii) three year cumulative attainment reaching from 0% to 225% for the cumulative period. The actual number of shares awarded is calculated by interpolating the actual performance between the various target levels on a straight line basis. PRSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the PRSUs. PRSUs granted in 2017 are forfeited if the executive voluntarily leaves the Company prior to full vesting or qualified retirement. Further details regarding PRSU grants to the 2017 NEOs are provided below under “Executive Compensation Tables” – “2017 Grants of Plan-Based Awards.”

2017 Target Achievement

The 2017 PRSUs are based on a three (3) year annual performance measure. In 2017, the non-GAAP EPS growth associated with the PRSUs was achieved at -1.2% non-GAAP EPS growth or 0% of target and the adjusted operating margin was achieved at 20% or 0% of target for the first year. Please see Appendix A – “Net Income and EPS /Adjusted Net Income, Adjusted EPS and Adjusted Operating Margin” – “EPS and Operating Margin Reconciliation – PRSU Measurement” for a reconciliation of non-GAAP EPS to GAAP EPS and operating margin.

The 2016 PRSUs were based on a three (3) year annual performance measure of non-GAAP EPS growth, which was achieved at 91% of target in 2016 and 0% of target for 2017.

To the extent that the Company continues to underperform and therefore to fall short of targets, the related payouts will be appropriately linked to the performance as demonstrated above.

Guidelines and Grant Allocations

Guidelines for the size and type of awards were developed based upon, among other factors, the review of the Peer Group data, input from the Independent Compensation Consultants, shares available for grant under the Equity Incentive Plans, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total direct compensation, as compared to the Peer Groups. Equity awards comprised a larger portion of the NEOs’ compensation to more closely align their compensation and interests with the interests of stockholders. The Committee also took into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plans.

54    DENTSPLY SIRONA INC. – Proxy Statement

Equity grants made in 2017 were allocated, assuming annualized expected value of total equity incentive compensation at target performance attainment, as follows:

NEO	Stock Options	RSUs	PRSUs

Mark A. Thierer	-	100%	-

Robert J. Size	30%	30%	40%

Nicholas W. Alexos	30%	70%	-

Keith J. Ebling	30%	70%	-

Maureen J. MacInnis	30%	30%	40%

Executive Officers Resigned in 2017

Jeffrey T. Slovin	30%	30%	40%

Bret W. Wise	30%	30%	40%

Christopher T. Clark	30%	30%	40%

Ulrich Michel	30%	30%	40%

The split between stock options, RSUs and PRSUs was based both on comparisons to the market and the overall risk/reward tradeoff. As the Healthcare Equipment Peer Group data varies somewhat by position, the Committee generally targeted the equity incentive compensation at or near the median of the Peer Group at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target. Typically the maximum incentive opportunity (assuming performance exceeds target and meets the maximum targets in the plan) is in the range of the 65th to 75th percentile of the Peer Group.

Compensation Recoupment Policy

In the event of a material restatement of our financial results, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Possible actions of the Board may include the following: (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination, and/or (iii) the pursuit of other available remedies.

The Board plans to amend this policy to account for any requirements imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law.

Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements with all of the 2017 NEOs, which include certain post-termination arrangements. The Committee determined that this is in the best interest of the Company in order to ensure executive focus on serving the Company and stockholder interests without

DENTSPLY SIRONA INC. – Proxy Statement     55

the distraction of possible job and income loss. Details regarding the post-termination arrangements are set forth below under “Employment Agreements and Potential Payments Upon Termination or Change in Control” – “Payments Made Upon Termination,” “Payments Made Upon Retirement,” “Payments Made Upon Resignation with Good Reason or Termination by the Company without Cause,” “Termination Upon Death” and “Termination Upon Disability.”

Details regarding potential payment adjustments in the event that payments or benefits to a NEO would be considered an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), are provided below under “Employment Agreements and Potential Payments Upon Termination or Change in Control” – “Certain Adjustments in Payments to Executive Officers.”

Details regarding the estimated amounts that each NEO would receive in the event of a termination are set forth below under “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

Termination following Change in Control

The Committee believes that the executive officers who are not in an interim position, including the NEOs, who are terminated without “Cause” (as defined in the employment agreements) or elect to resign with “Good Reason” (as defined in the employment agreements) within two years of a change in control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the Company and stockholders during the pendency of a potential change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change in control benefits were viewed as consistent with the practices of companies with whom the Company competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of the Company, in accordance with the Equity Incentive Plans, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives – that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable – in the event of a termination as described in the preceding paragraph, or in the event any outstanding award is not assumed or substituted in connection with the change in control.

Details regarding arrangements in the event of termination following a change in control are set forth below under “Employment Agreements and Potential Payments Upon Termination or Change in Control” – “Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause.”

Details regarding the estimated amounts that each NEO would receive in the event of a termination following a change in control are set forth below under the heading “Estimated Payments Payable to a NEO Upon Termination or a Change in Control.”

Retirement and Other Benefits

The Company also maintained standard benefits consistent with those offered by other major corporations and which are generally available to all of the Company’s full time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

56    DENTSPLY SIRONA INC. – Proxy Statement

Employee Stock Ownership Plan and 401(k) Plans

Dentsply offered retirement benefits to its eligible U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan known as the Dentsply Sirona Inc. 401(k) Savings and Employee Stock Ownership Plan. In 2017, the NEOs, who met the eligibility requirements, participated in these plans, and the terms governing the retirement benefits under these plans for them were the same as those applicable to other eligible employees in the U.S. Similarly situated employees, including our executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed; and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan.

Supplemental Executive Retirement Plan and DENTSPLY SIRONA Supplemental Savings Plan

The Company maintained a very limited number of benefit programs that were only available to the NEOs and other senior employees qualifying for eligibility based on salary grade level and time in role. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the DENTSPLY SIRONA Supplemental Savings Plan (“DSSSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Committee concluded were not receiving competitive retirement benefits. The Committee annually approves participants in the SERP. Credits equal to 11.7% of total annual cash compensation (base salary and any annual incentive awards), reduced by Company contributions to the 401(k) Savings and ESOP and the allowance for executive’s deferred compensation plan, are allocated to the participants’ accounts. No actual funds are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination of employment from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The DSSSP is a deferred compensation plan that allows management employees of the Company to elect to defer a portion of their base salary and annual incentive bonus for payment at a future time. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the DSSSP. The DSSSP is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that executive officers may not defer into Company stock because of implications under Section 16 of the Exchange Act), which are tracked by the Administrator.

Healthcare and Welfare Benefits

Company healthcare, life insurance and other employee welfare benefits are similar for all eligible employees, including the NEOs. Typically, the Company has shared the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to other U.S. based Dentsply employees.

Executive Stock Ownership Guidelines

Because the Committee believes in further linking the interests of management and the stockholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the

DENTSPLY SIRONA INC. – Proxy Statement     57

number of shares that the Company’s executive management are required to accumulate and hold until the stock ownership guidelines are met. Once in the position, the executive has five (5) years to meet the requirement. During such time, and until the guidelines are met, the executive will be required to hold 100% of the shares vested from RSUs and PRSUs (net of tax). “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement plans, including 401(k) Savings and ESOP, SERP and salary and/or bonus deferral into the DSSSP, and equity awards pursuant to the equity incentive program, other than stock options and PRSUs until after their performance criteria is met. Under the current guideline established by the Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Executive Chairman and Chief Executive Officer	5X

President	4X

Executive Vice Presidents	3X

Senior Vice Presidents	2X

Group Vice Presidents and Vice Presidents	1X

All NEOs for 2017 were in compliance with the stock ownership guidelines as of the end of 2017.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and its three most-highly compensated executive officers (other than the chief executive officer and the chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act. For fiscal 2017, the Committee generally sought ways to limit the impact of Section 162(m); however, the Committee believed (and the current Committee believes) that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Committee has established a performance goal for the Executive Chairman, Chief Executive Officer, Chief Operating Officers and General Counsel for their Annual Incentive Plan awards and for the vesting of their RSUs, regarding the aggregate net income of the Company over the one year performance period and three year vesting period, respectively, consistent with the performance-based requirements established by 162(m).

Under the Omnibus Plan, the Committee may grant awards under that plan that are intended to qualify for the performance based compensation exemption from Section 162(m), although, as in the past, while the Committee intends to consider the deductibility of executive compensation, it may also take into consideration such other factors as it deems appropriate, such that some compensation payable to certain executives may be nondeductible.

Pursuant to the 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), for fiscal years beginning after December 31, 2017, the compensation of the chief financial officer is also subject to the deduction limitation. For fiscal years beginning on or before December 31, 2017, certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Pursuant to the Tax Act, subject to certain transition rules, for fiscal years beginning after December 31, 2017, the performance-based compensation

58    DENTSPLY SIRONA INC. – Proxy Statement

exception to the deduction limitations under Section 162(m) will no longer be available. As a result, for fiscal years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible. For fiscal 2018 and future fiscal years, the Human Resources Committee intends to use its business judgment to authorize compensation payments to the Company’s executives that may be subject to the Section 162(m) deduction limit when the Committee believes such payments are appropriate and in the best interests of the Company and our stockholders.

Hedging and Pledging of Company Stock

Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities are prohibited under the Company’s insider trading policy. No director, officer or other designated insider is permitted to trade in options, warrants, puts and calls or similar instruments on Company securities. In addition, directors, officers, and other designated insiders are prohibited from holding Company securities in margin accounts or pledging Company securities.

Termination Benefits for Former NEOs

The resignations of Jeffrey T. Slovin, Chief Executive Officer, Bret W. Wise, Executive Chairman of the Board and Christopher T. Clark, President and Chief Operating Officer, were accepted by the Company effective September 28, 2017, and of Ulrich Michel, Executive Vice President and Chief Financial Officer, effective November 10, 2017. For a summary of termination benefits for Mr. Slovin see “Employment Agreements and Potential Payments Upon Termination or Change in Control” — “Payments Made to Former Executives Upon Resignation without Cause” beginning on page 82.

2018 Changes to Executive Compensation Program

For 2018, the Committee made a number of changes to the annual executive compensation program to better align the program with the Company’s strategic and financial performance objectives as reflected in the Company-wide budgeting process. Such changes include the revision of one of the two performance measures used for the long-term performance share awards in order to provide a market comparison to third party performance – the Company no longer uses adjusted operating margin as a performance measure and instead uses total shareholder return (TSR) relative to the S&P 500 Index to determine 20% of the long-term incentive award, and decreased the maximum payout level from 225% to 200%. Beginning in 2018, our annual PRSU grants are based on a three (3) year performance measure of Adjusted EPS, as defined in Appendix A, instead of three (3) separate annual performance measurements. Also beginning in 2018, our annual PRSU grants will comprise 50% of the Company’s annual grant, an increase from 40% of the Company’s annual grant in 2017.

The Company is continuing to evaluate its compensation programs and may make further changes or additional awards as it seeks to enhance its pay-for-performance compensation programs.

In January 2018, the Company entered into an employment agreement with Mr. Casey pursuant to which he will serve as Chief Executive Officer of the Company, be paid an annual base salary of $925,000, be eligible for a target annual bonus of 120% of base salary (on a pro-rated basis for 2018), be eligible for annual long-term incentive compensation with a grant date fair value of $4 million, receive a starting equity grant (weighted equally between stock options and performance stock units) with a grant date fair value of $1 million generally vesting after three years subject to continued employment, and receive two awards intended to compensate him for incentive compensation he forfeited by reason of leaving his previous employer, a $500,000 cash payment that is repayable if he voluntarily terminates his employment within one year and a restricted stock unit award with a grant date fair value of $4.2 million generally vesting subject to continued employment over three years at the rate 25%, 25% and 50% per annum, respectively.

DENTSPLY SIRONA INC. – Proxy Statement     59

Human Resources Committee Report on Executive Compensation

The Human Resources Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussions, the Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE HUMAN RESOURCES COMMITTEE

Arthur D. Kowaloff, Chair

Michael J. Coleman

Willie A. Deese

Betsy D. Holden

60    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

For Fiscal Year ended December 31, 2017

The following table sets forth the compensation earned by the NEOs for the fiscal year ended December 31, 2017:

Name and Principal Position (1)	Fiscal Year	Salary (11) ($)	Bonus(12) ($)	Stock Awards(13) ($)	Option Awards(14) ($)	Non-Equity Incentive Plan Compensation (15) ($)	All Other Compensation (16) ($)	Total ($)

1 Mark A. Thierer(2)	2017	780,822	2,500,000	2,499,980	-	-	-	5,780,802
Interim Chief Executive Officer

2 Nicholas W. Alexos(3)	2017	134,795	-	1,024,976	532,802	41,100	-	1,733,673
Executive Vice President, Chief Financial Officer

3 Jeffrey T. Slovin(4)	2017	727,616	-	3,370,474	1,808,555	385,000	1,506,511	7,798,156
Former Chief Executive Officer	2016	802,919	-	1,919,378	1,415,829	623,200	573,432	5,334,758

4 Ulrich Michel(5)	2017	722,748	-	840,032	450,627	218,700	357,821	2,589,928
Former Executive Vice President, Chief Financial Officer	2016	518,700	-	249,999	273,326	245,977	307,802	1,595,804

5 Robert J. Size(6)	2017	418,605	-	1,396,525	748,684	67,700	198,608	2,830,122
Interim President & Chief Operating Officer	2016	474,300	-	402,496	188,204	167,500	103,348	1,335,848
	2015	456,100	-	359,424	210,168	409,300	88,797	1,523,789

6 Keith J. Ebling(7)	2017	134,795	-	1,024,976	532,802	41,100	-	1,733,673
Executive Vice President, General Counsel & Secretary

7 Maureen J. MacInnis(8)	2017	400,000	-	342,995	184,485	97,700	60,110	1,085,289
Senior Vice President, Chief Human Resources Officer & Communications	2016	377,200	183,100	325,508	151,817	114,200	77,071	1,228,896

8 Bret W. Wise(9)	2017	668,219	-	2,743,957	1,472,854	326,400	924,036	6,135,466
Former Executive Chairman	2016	912,500	-	2,547,986	1,498,100	552,500	282,307	5,793,393
	2015	975,000	-	2,279,992	1,479,842	1,499,900	243,020	6,477,754

9 Christopher T. Clark(10)	2017	501,387	-	1,329,962	713,744	183,700	627,540	3,356,333
Former President and Chief Operating Officer	2016	655,600	-	1,105,005	649,929	281,200	157,822	2,849,556
	2015	636,500	-	1,020,032	661,921	693,600	134,513	3,146,566
(1)	Principal positions are the positions held at the end of 2017.

(2)	Mr. Thierer served as Interim Chief Executive Officer effective September 28, 2017 through February 11, 2018.

(3)

Mr. Alexos joined the Company as Executive Vice President and Chief Administrative Officer effective October 10, 2017. Effective November 11, 2017, he was appointed Executive Vice President and Chief Financial Officer.

(4)	Mr. Slovin was appointed Chief Executive Officer effective February 29, 2016 and served in such capacity through September 27, 2017, with his resignation effective September 28, 2017.

(5)

Mr. Michel was appointed Executive Vice President and Chief Financial Officer effective February 29, 2016 and served in such capacity through November 10, 2017, with his resignation effective December 31, 2017.

DENTSPLY SIRONA INC. – Proxy Statement     61

(6)

Mr. Size was Senior Vice President from January 1, 2007 through June 30, 2017. He was appointed Interim President and Chief Operating Officer effective as of September 28, 2017 and served in such capacity through March 1, 2018, with his resignation effective April 1, 2018.

(7)	Mr. Ebling joined the Company as Executive Vice President, General Counsel and Secretary effective October 10, 2017.

(8)

Ms. MacInnis served as Senior Vice President and Chief Human Resources Officer from February 29, 2016 through October 2017, when she was appointed Senior Vice President, Chief Human Resources Officer and Communications.

(9)	Mr. Wise served as Executive Chairman of the Board from February 29, 2016 through September 27, 2017, with his resignation effective September 28, 2017.

(10)	Mr. Clark served as President and Chief Operating Officer from February 29, 2016, through September 27, 2017, with his resignation effective September 28, 2017.

(11)

Compensation paid to Messrs. Thierer, Alexos, Slovin, Size, Ebling, Wise and Clark reflects the salary paid for the portion of the year they served at the Company, which reflects a prorated payment of their annual base salary.

(12)

Bonus amount for Mr. Thierer is for a one-time cash payment at the start of his role as Interim Chief Executive Officer. In 2016, the bonus amount for Ms. MacInnis included special one-time cash performance bonuses in recognition of increased responsibilities following the Merger.

(13)

Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year as computed in accordance with FASB ASC Topic 718. The number of shares that could be granted upon the conversion of PRSUs ranges from zero to a maximum of 2.25 times the target amount. The value of PRSUs assuming the highest level of performance conditions are achieved is as follows: Mr. Slovin: $7,583,567; Mr. Michel: $1,890,072; Mr. Size: $3,142,181; Mr. Wise: $6,173,903; and Mr. Clark: $2,992,415.

(14)

Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are similar to those included in Note 13, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

(15)

Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2017, 2016 and 2015 that were paid in cash or deferred under the DSSSP in 2018, 2017 and 2016, respectively. Mr. Size deferred the payment of the awards under the DSSSP in 2015, 2016 and 2017.

(16)	Amounts shown are described in the “All Other Compensation” table that follows.

62    DENTSPLY SIRONA INC. – Proxy Statement

All Other Compensation

Name of Executive Officer	401(k) Savings & ESOP Contribution (1) ($)	SERP Contribution (2) ($)	Car Allowance (3) ($)	Education Allowance (4) ($)	Tax Advice (5) ($)	Healthcare (6) ($)	Savings Plan Contribution (7) ($)	Tax-Related Payments (8) ($)	Severance (9) ($)	Total Other Compensation ($)

Mark A. Thierer	-	-	-	-	-	-	-	-	-	-
Nicholas W. Alexos	-	-	-	-	-	-	-	-	-	-
Jeffrey T. Slovin	6,231	158,242	-	-	7,500	-	-	440,729	893,809	1,506,511
Ulrich Michel	-	83,414	24,074	79,749	5,900	12,849	25,985	125,850	-	357,821
Robert J. Size	16,200	51,774	-	-	-	-	-	-	130,634	198,608
Keith J. Ebling	-	-	-	-	-	-	-	-	-	-
Maureen J. MacInnis	16,200	43,910	-	-	-	-	-	-	-	60,110
Bret W. Wise	16,200	132,599	-	-	-	-	-	-	775,237	924,036
Christopher T. Clark	16,200	78,730	-	-	-	-	-	-	532,610	627,540

(1)

Represents the non-elective cash contributions by the Company into a 401(k) Savings and ESOP for U.S. NEOs. Messrs. Thierer, Alexos, and Ebling were not eligible to receive the contribution in 2017. Mr. Michel did not participate in the 401(k) Savings and ESOP in 2017.

(2)

Represents Company credits for the 2017 plan year to the SERP, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Messrs. Thierer, Alexos, and Ebling were not eligible for credits in 2017. Additional information is provided below under “Non-Qualified Deferred Compensation.”

(3)	Represents payments for car lease.

(4)	Represents family education payments, including prepaid tuition expenses for the 2017-2018 school year.

(5)	Represents the value of tax compliance support and assistance given to Messrs. Slovin and Michel.

(6)	Amount for Mr. Michel relates to the €12,000 allowance for supplemental healthcare costs.

(7)	Reflects a deferred compensation plan allowance for Mr. Michel.

(8)

Represents the aggregate of tax equalization payments and tax ‘gross up,’ paid in respect of (i) salary, equity and non-equity incentive compensation for Mr. Slovin and (ii) savings plan contribution, education, car and healthcare allowance for Mr. Michel.

(9)

Represents severance payments received by Messrs. Slovin, Wise, Clark and Size. Mr. Slovin received an amount of $893,809, which included base salary and target bonus of $260,077, defined contribution lump sum amount of $527,436 and COBRA healthcare with gross-up of $106,296. Mr. Wise received an amount of $775,237, which included base salary and target bonus of $228,462, defined contribution lump sum amount of $463,320 and COBRA healthcare with gross-up of $83,455. Mr. Clark received an amount of $532,610, which included base salary and target bonus of $148,047, defined contribution lump sum amount of $300,238 and COBRA healthcare with gross-up of $84,325. Mr. Size received an amount of $130,634 in connection with the end of his service as Senior Vice President in June 2017, which included base salary of $116,951 and defined contribution amount of $13,683.

DENTSPLY SIRONA INC. – Proxy Statement     63

2017 Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Stock Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum* (#)

Mark A. Thierer
Incentive Compensation		-	-	-	-	-	-	-	-	-	-
RSUs	9/28/2017	-	-	-	-	-	-	42,208	-	-	2,499,980

Nicholas W. Alexos
Incentive Compensation		-	101,096	202,192	-	-	-	-	-	-	-
RSUs	10/10/2017	-	-	-	-	-	-	17,804	-	-	1,024,976
Options	10/10/2017	-	-	-	-	-	-	-	38,100	57.57	532,802

Jeffrey T. Slovin
Incentive Compensation		-	945,901	1,891,803	-	-	-	-	-	-	-
RSUs	2/22/2017	-	-	-	-	23,171	23,171	-	-	-	1,444,480
PRSUs	2/22/2017	-	-	-	10,813	30,895	69,514	-	-	-	1,925,994
Options	2/22/2017	-	-	-	-	-	-	-	119,600	62.34	1,808,555

Ulrich Michel
Incentive Compensation		-	542,061	1,084,122	-	-	-	-	-	-	-
RSUs	2/22/2017	-	-	-	-	5,775	5,775	-	-	-	360,014
PRSUs	2/22/2017	-	-	-	2,695	7,700	17,325	-	-	-	480,018
Options	2/22/2017	-	-	-	-	-	-	-	29,800	62.34	450,627

Robert J. Size
Incentive Compensation		-	166,233	332,466	-	-	-	-	-	-	-
RSUs	9/28/2017	-	-	-	-	10,105	10,105	-	-	-	598,519
PRSUs	9/28/2017	-	-	-	4,716	13,473	30,314	-	-	-	798,006
Options	9/28/2017	-	-	-	-	-	-	-	52,200	59.23	748,684

Keith J. Ebling
Incentive Compensation		-	101,096	202,192	-	-	-	-	-	-	-
RSUs	10/10/2017	-	-	-	-	-	-	17,804	-	-	1,024,976
Options	10/10/2017	-	-	-	-	-	-	-	38,100	57.57	532,802

Maureen J. MacInnis
Incentive Compensation		-	240,000	480,000	-	-	-	-	-	-	-
RSUs	2/22/2017	-	-	-	-	-	-	2,358	-	-	146,998
PRSUs	2/22/2017	-	-	-	1,100	3,144	7,074	-	-	-	195,997
Options	2/22/2017	-	-	-	-	-	-	-	12,200	62.34	184,485

Bret W. Wise
Incentive Compensation		-	801,863	1,603,726	-	-	-	-	-	-	-
RSUs	2/22/2017	-	-	-	-	18,864	18,864	-	-	-	1,175,982
PRSUs	2/22/2017	-	-	-	8,803	25,152	56,592	-	-	-	1,567,976
Options	2/22/2017	-	-	-	-	-	-	-	97,400	62.34	1,472,854

Christopher T. Clark
Incentive Compensation		-	451,248	902,497	-	-	-	-	-	-	-
RSUs	2/22/2017	-	-	-	-	9,143	9,143	-	-	-	569,975
PRSUs	2/22/2017	-	-	-	4,267	12,191	27,430	-	-	-	759,987
Options	2/22/2017	-	-	-	-	-	-	-	47,200	62.34	713,744

(1)

Amounts shown represent threshold, target and maximum amounts for the 2017 Annual Incentive Plan. The maximum award under the 2017 Annual Incentive Plan is base salary, multiplied by the target incentive compensation percentage, multiplied by two (2). The minimum amount payable under the 2017 Annual Incentive Plan is zero. Payments or deferrals made under the Annual Incentive Plan for 2017 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table For Fiscal Year ended December 31, 2017.” Refer to the “Compensation Discussion and Analysis - Determination of Annual Incentive Awards” for a description of the performance measures and criteria for payment of Non-Equity Incentive Plan Compensation.

64    DENTSPLY SIRONA INC. – Proxy Statement

(2)

These amounts represent (i) the number of PRSUs that may vest depending on attainment of performance targets, and (ii) the number of RSUs which are subject to a service condition and performance requirements. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming the Company achieves the minimum performance levels required for the payment of shares. Performance targets and target awards are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.” RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.

(3)

These amounts represent time-vesting RSUs. RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients. The terms of these grants are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.”

(4)

The grant date fair value of RSUs and PRSUs is the closing stock price on the date of grant. The grant date fair value of options uses the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are similar to those included in Note 13, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

DENTSPLY SIRONA INC. – Proxy Statement     65

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the stock option awards and stock awards outstanding as of December 31, 2017 for the NEOs:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)

Mark A. Thierer						42,208	2,778,553	-	-

	-	-	-			42,208	2,778,553	-	-

Nicholas W. Alexos	-	38,100	38,100	57.57	10/10/2027	-	-	-	-
						17,804	1,172,037	-	-

	-	38,100	38,100			17,804	1,172,037	-	-

Jeffrey T. Slovin	136,065	-	136,065	6.56	12/8/2018	-	-	-	-
	49,890	-	49,890	22.07	11/22/2021	-	-	-	-
	36,284	-	36,284	34.29	11/20/2022	-	-	-	-
	43,540	-	43,540	38.72	2/20/2023	-	-	-	-
	89,282	-	89,282	37.26	11/26/2023	-	-	-	-
	102,542	-	102,542	47.41	11/25/2024	-	-	-	-
	34,534	69,066	103,600	60.43	3/1/2026	-	-	-	-
	-	119,600	119,600	62.34	2/22/2027	-	-	-	-
						-	-	31,762	2,090,892
						-	-	30,895	2,033,818
						-	-	23,171	1,525,347

	492,137	188,666	680,803			-	-	85,828	5,650,057

Ulrich Michel	116,478	-	116,478	37.54	7/29/2023	-	-	-	-
	23,662	-	23,662	47.41	11/25/2024	-	-	-	-
	6,666	13,334	20,000	60.43	3/1/2026	-	-	-	-
	-	29,800	29,800	62.34	2/22/2027	-	-	-	-
						-	-	4,137	272,339
						-	-	5,775	380,168
						-	-	7,700	506,891

	146,806	43,134	189,940			-	-	17,612	1,159,398

Robert J. Size	38,000	-	38,000	33.86	12/8/2019	-	-	-	-
	31,900	-	31,900	36.62	2/11/2021	-	-	-	-
	25,600	-	25,600	38.74	2/21/2022	-	-	-	-
	20,600	-	20,600	40.86	2/25/2023	-	-	-	-
	25,300	-	25,300	45.11	2/24/2024	-	-	-	-
	12,933	6,467	19,400	52.00	2/23/2025	-	-	-	-
	5,000	10,000	15,000	55.91	2/17/2026	-	-	-	-
	-	52,200	52,200	59.23	9/28/2027	-	-	-	-
						4,147	272,997	-	-
						4,607	303,279	-	-
						4,114	270,825	-	-
						-	-	3,085	203,086
						-	-	10,105	665,212
						-	-	13,473	886,928

	159,333	68,667	228,000			12,868	847,100	26,663	1,755,225

Keith J. Ebling	-	38,100	38,100	57.57	10/10/2027	-	-	-	-
						17,804	1,172,037	-	-

	-	38,100	38,100			17,804	1,172,037	-	-

66    DENTSPLY SIRONA INC. – Proxy Statement

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Maureen J. MacInnis	18,300	-	18,300	38.74	2/21/2022	-	-	-	-
	13,800	-	13,800	40.86	2/25/2023	-	-	-	-
	15,000	-	15,000	45.11	2/24/2024	-	-	-	-
	9,866	4,934	14,800	52.00	2/23/2025	-	-	-	-
	4,033	8,067	12,100	55.91	2/17/2026	-	-	-	-
	-	12,200	12,200	62.34	2/22/2027	-	-	-	-
						3,173	208,879	-	-
						3,526	232,117	-	-
						3,327	219,016	-	-
						-	-	2,495	164,246
						2,358	155,227	-	-
						-	-	3,144	206,970

	60,999	25,201	86,200			12,384	815,239	5,639	371,215

Bret W. Wise	199,900	-	199,900	33.86	12/8/2019	-	-	-	-
	189,200	-	189,200	36.62	2/11/2021	-	-	-	-
	170,000	-	170,000	38.74	2/21/2022	-	-	-	-
	154,500	-	154,500	40.86	2/25/2023	-	-	-	-
	161,700	-	161,700	45.11	2/24/2024	-	-	-	-
	91,066	45,534	136,600	52.00	2/23/2025	-	-	-	-
	39,800	79,600	119,400	55.91	2/17/2026	-	-	-	-
	-	97,400	97,400	62.34	2/22/2027	-	-	-	-
						-	-	19,487	1,282,829
						40,597	2,672,501		-
						-	-	17,528	1,153,868
						-	-	28,045	1,846,202
						-	-	18,864	1,241,817
						-	-	25,152	1,655,756

	1,006,166	222,534	1,228,700			40,597	2,672,501	109,076	7,180,473

Christopher T. Clark	40,733	20,367	61,100	52.00	2/23/2025	-	-	-	-
	17,266	34,534	51,800	55.91	2/17/2026	-	-	-	-
	-	47,200	47,200	62.34	2/22/2027	-	-	-	-
						-	-	8,718	573,906
						18,162	1,195,604	-	-
						-	-	7,602	500,440
						-	-	12,162	800,624
						-	-	9,143	601,884
						-	-	12,191	802,534

	57,999	102,101	160,100			18,162	1,195,604	49,816	3,279,387

(1)

Options granted to Messrs. Alexos and Ebling become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules
10/10/2027	One-third vested October 10, 2018, one third will vest October 10, 2019, and one third will vest October 10, 2020.

DENTSPLY SIRONA INC. – Proxy Statement     67

Options granted to Messrs. Slovin and Michel become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death. Options generally expire ten years after the after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules
3/1/2026 2/22/2027	One-third will vest October 10, 2019, and one third will vest October 10, 2020. One-third vested February 22, 2018, one third will vest February 22, 2019, and one third will vest February 22, 2020.

Options granted to Mr. Size become exercisable based on the vesting schedules shown below, except that they become immediately exercisable upon death or disability. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules
2/23/2025	One-third vested February 23, 2018.
2/17/2026	One-third vested February 17, 2018; the remaining one third will vest February 17, 2019.
9/28/2027	Cliff vest the earlier of December 31, 2018 or upon earlier termination of employment by the Company without cause.

Options granted to Ms. MacInnis and Messrs. Wise and Clark become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement, as applicable. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules
2/23/2025	One-third vested February 23, 2018.
2/17/2026	One-third vested February 17, 2018; the remaining one third will vest February 17, 2019.
2/22/2027	One-third vested February 22, 2018, one-third will vest on February 22, 2019, and one-third will vest on February 22, 2020.

(2)

The Company’s stock options are typically granted at the Board meeting in February each year, with a grant date that is generally three business days after the Company’s report of financial results for the prior year. Prior to 2011, the Company’s equity grants to employees already in the equity incentive program were made at the December Board meeting each year.

(3)	Stock options generally expire ten years after the grant date.

(4)

Includes RSUs (without performance contingencies) and PRSUs at attainment if determined. Restrictions lapse and the units convert to shares of stock based on the schedules below, except that they become immediately vested upon death, disability or qualified retirement, as applicable.

For Mr. Thierer, his RSU grant awarded on September 28, 2017 is cliff vested at the earlier of one year or when a permanent CEO assumes office. The award fully vested in February 2018, after a permanent CEO was appointed.

For Messrs. Alexos and Ebling, their RSU grants are cliff vested three years after the date of grant as indicated below:

Grant Date	Vesting Schedules
10/10/2017	will vest on October 10, 2020

68    DENTSPLY SIRONA INC. – Proxy Statement

For Messrs. Size, Wise, Clark and Ms. MacInnis, both RSU and PRSU grants are cliff vested, three years after the date of grant. The PRSUs that were granted in 2015 are included at the actual amounts based on the respective one-year performance attainment. With respect to Messrs. Wise and Clark, vesting of RSUs awarded in 2015, 2016 and 2017, and RSUs awarded in 2017 for Mr. Size are contingent upon the continued profitability of the Company and these are included in the column “Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested.”

For Mr. Size, RSUs and PRSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/23/2015	vested on February 23, 2018
2/17/2016	will vest on February 17, 2019

For Ms. MacInnis, RSUs and PRSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/23/2015	vested on February 23, 2018
2/17/2016	will vest on February 17, 2019
2/22/2017	will vest on February 22, 2020

For Messrs. Wise and Clark, PRSUs with the following grant date vested as indicated below.

Grant Date	Vesting Schedules
2/23/2015	vested on February 23, 2018

(5)	The market value represents the number of RSUs and the actual amount of PRSUs granted based on 2015 attainment, multiplied by the December 29, 2017 stock closing market price of $65.83.

(6)

Includes RSUs for Messrs. Slovin, Michel, Size, Wise and Clark and PRSUs (prior to attainment) for Messrs. Slovin, Michel, Size, Wise, Clark and Ms. MacInnis. Both RSUs and PRSUs are subject to cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant or when attainment is known (provided, in the case of the PRSUs, that a performance objective is met; and provided, in the case of the RSUs granted to Messrs. Slovin, Michel, Size, Wise and Clark, that the Company meets the performance requirement), except that they become immediately vested upon death, disability or qualified retirement, if applicable. PRSUs are shown at the target amount for the grants made February 17, 2016, March 1, 2016 and February 22, 2017, as applicable. RSUs granted to Mr. Size on September 28, 2017 will vest the earlier of December 31, 2018 or upon earlier termination of employment by the Company without cause.

(7)	The market value represents the number of RSUs and PRSUs granted (PRSUs at the target amount), multiplied by the December 29, 2017 stock closing market price of $65.83.

DENTSPLY SIRONA INC. – Proxy Statement     69

Options Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mark A. Thierer(1)(2)	-	-	-	-

Nicholas W. Alexos(1)(2)	-	-	-	-

Jeffrey T. Slovin(1)	-	-	133,814	8,878,738

Ulrich Michel	24,000	607,288	27,513	1,770,735

Robert J. Size	12,990	197,070	9,936	623,881

Keith J. Ebling(1)(2)	-	-	-	-

Maureen J. MacInnis(1)	-	-	5,887	369,645

Bret W. Wise	400,550	12,903,725	52,392	3,289,694

Christopher T. Clark	496,600	14,233,040	24,663	1,548,590

(1)	Messrs. Thierer, Alexos, Slovin, Ebling and Ms. MacInnis did not exercise stock options in 2017.
(2)	Messrs. Thierer, Alexos and Ebling did not have any stock awards vest in 2017.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance(5) ($)
Mark A. Thierer	Supplemental Executive Retirement Plan	-	-	-		-	-

Nicholas W. Alexos	Supplemental Executive Retirement Plan	-	-	-		-	-

Jeffrey T. Slovin	Supplemental Executive Retirement Plan	-	158,242	7,038	(3)	-	251,271

Ulrich Michel	Supplemental Executive Retirement Plan	-	83,414	2,039	(3)	-	110,375

Robert J. Size	Supplemental Executive Retirement Plan	-	65,457	133,391	(3)	-	1,148,882
	Dentsply Sirona Inc. Supplemental Savings Plan	67,700	-	218,532	(4)		1,725,380

Keith J. Ebling	Supplemental Executive Retirement Plan	-	-	-		-	-

Maureen J. MacInnis	Supplemental Executive Retirement Plan	-	43,910	61,081	(3)	-	549,327

Bret W. Wise	Supplemental Executive Retirement Plan	-	132,599	414,313	(3)	-	3,851,567

	Dentsply Sirona Inc. Supplemental Savings Plan	-	-	70,039	(4)		547,417

Christopher T. Clark	Supplemental Executive Retirement Plan	-	78,730	287,507	(3)	-	2,393,379
	Dentsply Sirona Inc. Supplemental Savings Plan	-	-	36,817	(4)		256,330

70    DENTSPLY SIRONA INC. – Proxy Statement

(1)

Participants in the DSSSP can elect to contribute a portion of their salary and/or bonus into this plan. Mr. Size deferred his 2017 bonus that was paid in 2018 into the DSSSP. The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.

(2)

Amounts represent unfunded credits allocated to participants’ accounts for 2017. They are included in the “All Other Compensation” column in the “Summary Compensation Table for Fiscal Year ended December 31, 2017.”

(3)

Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts with dividend equivalents, with stock units being distributed in the form of common stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2017. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the “Summary Compensation Table for Fiscal Year ended December 31, 2017.” Earnings are not reported to the Internal Revenue Service until withdrawn.

(4)

Deferred amounts are general obligations of the Company and participants’ accounts are unfunded. Participants are able to elect to have their deferred compensation tracked relative to investment options that mirror the investment options under the Company’s 401(k) Plan. All payments will be distributed in the form of cash at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2017. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the “Summary Compensation Table for Fiscal Year ended December 31, 2017.”

(5)

The aggregate balances represent the vested balance at the end of 2017 for Messrs. Slovin, Size, Wise, Clark, and Ms. MacInnis. The aggregate balance for Mr. Michel’s represents the 2017 contribution, in which he was 80% vested at of the end of 2017 based on his years of service and the additional vesting for the years 2018 and 2019 upon his resignation from the Company.

The table below discloses potential distributions of the SERP for the NEOs as if they had been terminated as of December 31, 2017:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Resignation without Cause ($)	Termination After Change in Control ($)	Death ($)

Mark A. Thierer(1)	-	-	-	-		-	-
Nicholas W. Alexos(1)	-	-	-	-		-	-
Jeffrey T. Slovin(2)	-	-	-	-	251,271	-	-
Ulrich Michel(3)	-	-	-	-	88,300	-	-
Robert J. Size(4)	1,148,882	1,148,882	-	1,256,927	-	-	1,148,882
Keith J. Ebling(1)	-	-	-	-	-	-	-
Maureen J. MacInnis(5)	549,327	549,327	646,688	646,688	-	675,190	549,327
Bret W. Wise(6)	-	-	-	-	3,851,567	-	-
Christopher T. Clark(7)	-	-	-	-	2,393,379	-	-

(1)	Messrs. Thierer, Alexos and Ebling were not eligible to receive SERP contributions for 2017.

(2)

Mr. Slovin’s SERP account balance was $251,271 as of December 31, 2017. Mr. Slovin has elected to receive his SERP account distribution in a lump sum payment, which will occur no earlier than 6 months after his termination. Upon termination, Mr. Slovin received a lump sum cash amount of $527,436 for two years of defined contribution plan amounts, which were based on Mr. Slovin’s base salary and target bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) including the 401(k) Savings and ESOP portions (for 2017, the $270,000 maximum salary multiplied by 3%).

(3)

Mr. Michel’s vested SERP account balance was $88,300 as of December 31, 2017, since he was entitled to two years of additional vesting upon his resignation from the Company. Mr. Michel has elected to receive his

DENTSPLY SIRONA INC. – Proxy Statement     71

SERP account distribution in a lump sum payment, which will occur no earlier than 6 months after his termination. Upon termination, Mr. Michel received a lump sum cash amount of €163,751 for two years of SERP, which was based on his base salary and target bonus compensation multiplied by 11.7% (combined award for deferred compensation plan allowance and SERP) less the €44,000 for two years of the deferred compensation plan allowance.

(4)

Mr. Size’s SERP account balance was $1,148,882 as of December 31, 2017. Mr. Size has elected to receive his SERP account distribution in a lump sum payment, which will occur no earlier than 6 months after his termination. Upon termination by the Company without Cause, Mr. Size would be entitled to the value of additional contributions to the plan for 2018 and 3 months of 2019. Estimated contributions for 2018 and three months of 2019 are based on Mr. Size’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2018, the $275,000 maximum salary multiplied by 6.5%).

(5)

Ms. MacInnis’s SERP account balance was $549,327 as of December 31, 2016. Ms. MacInnis would be entitled to additional contributions to the plan for the years 2018 and 2019, if she terminated her employment with the Company with Good Reason or was terminated by the Company without Cause. Ms. MacInnis would be entitled to additional contributions to the plan for the years 2018 and 2019 and half of 2020 if there was a change in control of the Company. Estimated contributions for 2018, 2019 and half of 2020 are based on Ms. MacInnis’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2018, the $275,000 maximum salary multiplied by 6.5% Company contribution). Ms. MacInnis has elected to receive her SERP account distribution in a lump sum payment.

(6)

Mr. Wise’s SERP account balance was $3,851,567 as of December 31, 2017. Mr. Wise has elected to receive his SERP account distribution in a lump sum payment, which will occur no earlier than 6 months after his termination. Upon termination, Mr. Wise received lump sum cash amount of $463,320 for two years of defined contribution plan amounts, which were based on Mr. Wise’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) including the 401(k) Savings and ESOP portions (for 2017, the $270,000 maximum salary multiplied by 6%).

(7)

Mr. Clark’s SERP account balance was $2,393,379 as of December 31, 2017. Mr. Clark has elected to receive his SERP account distribution in a lump sum payment, which will occur no earlier than 6 months after his termination. Mr. Clark received a lump sum cash amount of $300,238 for two years of defined contribution plan amounts, which were based on Mr. Clark’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) including the 401(k) Savings and ESOP portions (for 2017, the $270,000 maximum salary multiplied by 6%).

72    DENTSPLY SIRONA INC. – Proxy Statement

Employment Agreements and Potential Payments Upon Termination or Change in Control

Dentsply entered into employment agreements with all of the NEOs who were in office at the end of 2017. Following is a discussion of the material terms of such NEOs’ employment agreements for our NEOs employed at the end of 2017:

GENERAL TERMS

Name of Executive Officer	Effective Date	Term	Annual Base Salary	Signing Bonus	Non-Equity Incentive	Equity Incentive	Benefits	Non-compete/ non-solicit

Mark A. Thierer	9/28/2017	6 months and two consecutive 3 month renewals unless terminated	$3,000,000	$2,500,000	N/A	$2,500,000 grant date fair value award restricted stock unit award	Participation in Company plans.	2 years

Nicholas W. Alexos	10/10/2017	1 year and 12 month renewals unless terminated	$600,000 (subject to annual review)	N/A	75% target bonus pro rated for length of service in 2017	$1,025,000 grant date fair value restricted stock unit award and $425,000 grant date fair value stock option award	Participation in Company plans.	2 years

Keith J. Ebling	10/10/2017	1 year and 12 month renewals unless terminated	$600,000 (subject to annual review)	N/A	75% target bonus pro rated for length of service in 2017	$1,025,000 grant date fair value restricted stock unit award and $425,000 grant date fair value stock option award	Participation in Company plans.	2 years

Robert J. Size	9/28/2017	Through 12/31/18	$709,650	N/A	90% target bonus pro rated for length of service in 2017	$1,995,000 grant date fair value award comprised 30% of stock options; 30% restricted stock units; and 40% performance based stock units	Participation in Company plans.	2 years

Maureen J. MacInnis	2/29/2016	1 year and 12 month renewals unless terminated	$400,000 (increased from $377,200 in accordance with employment agreement and subject to annual review)	N/A	60% target bonus	In accordance with Company plans	Participation in Company plans.	2 years

DENTSPLY SIRONA INC. – Proxy Statement     73

The employment agreement entered into with Ms. MacInnis became effective as of the effective date of the Merger. The employment agreements for Ms. MacInnis and Mr. Size superseded and replaced the prior agreements in place between the Company and such NEOs. In addition to the abovementioned non-compete and non-solicitation covenants, the employment agreements for all NEOs include non-disparagement, confidentiality and invention assignment covenants as well as clawback provisions regarding incentive compensation.

PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL

Below is a summary of potential payments owed to the NEOs upon termination and/or change in control pursuant to their respective employment agreements in connection with any applicable Company plan or plans. According to the employment agreements of Messrs. Alexos and Ebling and Ms. MacInnis, all such payments except for those listed under “Payments Made Upon Termination” below are subject to the signing and not revoking of a general release of claims on or before the 50th day following separation from service. According to the employment agreements of Messrs. Thierer and Size, the payments listed under “Payments Made Upon Termination by the Company Without Cause during the Employment Term or if the Employment Term ends because a Permanent Officer (other than the NEO) Assumes Such Office” below are subject to the signing and not revoking of a general release of claims on or before the 50th day following separation from service.

Payments Made Upon Termination

Each NEO (except with respect to (2) below, which shall only apply to Messrs. Alexos and Ebling and Ms. MacInnis) would be entitled to receive amounts previously earned and unpaid during his or her employment, regardless of the reason for the termination of employment. Those amounts include:

(1)	any unpaid portion of the executive’s annual base salary earned through the date of termination;

(2)	any earned but unpaid annual bonus for the prior fiscal year, except in the case of a termination of executive’s employment for Cause;

(3)	any reasonable travel and business expenses incurred in the performance of such executive’s duties to the Company;

(4)	any amounts or benefits accrued under any employee benefit plans, programs or arrangements, payable in accordance with the terms thereof, including:

(a)	vested stock options could be exercised within 90 days of termination;

(b)	lump sum distributions would be made for amounts accrued and vested through the 401(k) Savings and ESOP ;

(c)	distributions would be made for amounts accrued and vested through the SERP and DSSSP; and

(5)	any accrued but unused paid time off.

Payments Made Upon Retirement

In addition to the items listed above, each NEO would be entitled to the following in the event of a “qualified retirement.” Under the Omnibus Plan (which defines “qualified retirement” as age 65):

(1)	Awards with only a time qualification for vesting will fully vest on the date of retirement;

74    DENTSPLY SIRONA INC. – Proxy Statement

(2)	Awards having any performance criteria will fully vest at target on the date of retirement; and

(3)	Options will fully vest on the date of retirement.

Under the 2010 DENTSPLY International Inc. Equity Incentive Plan (which defines a “qualified retirement” as age 65 or age 60 with fifteen years of service):

(1)	Awards with only a time qualification for vesting will fully vest if such retirement occurs no earlier than the one year anniversary of the grant date of the award;

(2)

Awards having any performance criteria will fully vest only upon and when both of the following have occurred: (i) if the qualified retirement occurs no earlier than the one year anniversary of the grant date of the award, and (ii) all of the performance criteria associated with the award are met; and

(3)	Options will fully vest on the date of retirement if the retirement date is more than one year after the grant date.

Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause

If Ms. MacInnis resigns with Good Reason, or if Messrs. Alexos or Ebling or Ms. MacInnis is terminated by the Company without Cause or the term of the employment agreement is not renewed, such NEO would be entitled during the Termination Period (as defined below), in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

an amount equal to two (2) times the sum of (A) the then current annual salary plus (B) the target bonus immediately preceding the date of termination, payable in equal installments in accordance with the Company’s regular payroll practice (bi-weekly salary and lump sum bonus payments in February of the following year);

(2)

lump sum payment equal to the pro-rata share of the annual bonus, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

(3)

equity awards which are outstanding as of the date of termination will remain outstanding, continue to vest for a period of twenty-four (24) months following the date of termination, and remain exercisable until the earlier of ninety (90) days following the twenty-four (24) month anniversary after the date of termination or the date such equity award would have expired had such executive remained in continuous employment;

(4)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(5)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to executive than the cost immediately prior to the date of termination (or, in the case of Ms. MacInnis, if more favorable, than the cost immediately prior to the first occurrence of an event or circumstance constituting Good Reason);

(6)	twenty-four (24) months of additional service credit under any applicable pension plan (to the extent not covered by (7) below); and

DENTSPLY SIRONA INC. – Proxy Statement     75

(7)

with respect to any defined contribution plan in which such executive participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on such executive’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of such executive’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan.

For purposes of this Subsection, “Termination Period” shall mean the period beginning on the date of termination and ending on the earlier of (i) the second anniversary of the date of such termination, or (ii) the date on which the executive first violates certain restrictive covenants (including confidentiality, non-competition, non-solicitation).

Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause

If, within two (2) years after a change in control (as defined in the applicable employment agreements) Ms. MacInnis terminates employment with Good Reason, or, in the case of Messrs. Alexos and Ebling and Ms. MacInnis, the Company terminates employment without Cause, Messrs. Alexos and Ebling and Ms. MacInnis will receive, in addition to the payments and benefits set forth above under “Payments Made Upon Termination,” and in lieu of the payments and benefits described under “Payments Made Upon Resignation with Good Reason or Termination by the Company without Cause” the following:

(1)

lump sum payment equal to two and one-half  (2 1⁄2) times, with respect to Ms. MacInnis, or two (2) times, with respect to Messrs. Alexos and Ebling, the sum of  (A) the then current annual salary plus (B) the target bonus;

(2)

lump sum payment equal to the pro-rata share of the annual bonus, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

(3)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(4)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to executive than the cost immediately prior to the date of termination (or, in the case of Ms. MacInnis, if more favorable, than the cost immediately prior to the first occurrence of an event or circumstance constituting Good Reason);

(5)

thirty (30) months, with respect to Ms. MacInnis, and twenty-four (24) months, with respect to Messrs. Alexos and Ebling, of additional service credit under any applicable pension plan (to the extent not covered by (6) below); and

(6)

with respect to any defined contribution plan in which such executive participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on such executive’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of such executive’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan.

76    DENTSPLY SIRONA INC. – Proxy Statement

Payments Made Upon Termination by the Company Without Cause during the Employment Term or if the Employment Term ends because a Permanent Officer (other than the NEO) Assumes Such Office

If the Company terminates Mr. Thierer during his employment term without Cause or if the employment term ends because a permanent CEO (other than Mr. Thierer) assumes such office, the Company will pay to Mr. Thierer:

(1)	the compensation described under “Payments Made Upon Termination”; and

(2)

a lump-sum equal to the amount of base salary that would have been paid had Mr. Thierer’s employment continued through the end of his initial term of employment or (in the case of a termination during a renewal term) through the end of the applicable renewal term.

Additionally, the Company’s restricted stock unit grant to Mr. Thierer, made upon commencement of his employment, with the grant date fair value of $2,500,000, will vest in full upon such termination.

If the Company terminates Mr. Size during his employment term, or if the employment term ends because a permanent COO (other than Mr. Size) assumes such office, the Company will pay to Mr. Size:

(1)	the compensation described under “Payments Made Upon Termination”;

(2)	subject to the signing and not revoking of a general release of claims on or before the 50th day following separation from service:

a.	continued payment of base salary for fifteen (15) months and for fifteen (15) months the monetary value of continued participation in the employee benefit plans of the Company; and

b.

in a cash lump sum, the amount of base salary that Mr. Size would have been paid had the employment term extended through December 31, 2018, and Mr. Size will be entitled to the annual cash bonus(es) (if and as and when otherwise payable) he would have received had his employment not been terminated.

Additionally, if the Company terminates Mr. Size during his employment term without cause, Mr. Size’s 2017 option grant will vest and become exercisable and Mr. Size’s 2017 RSU grant and PRSU grant will remain outstanding and will vest or be forfeited in accordance with the terms of the applicable award agreement based on the actual level of performance but without regard to any otherwise applicable obligation to provide services.

Termination Upon Death

If Messrs. Alexos or Ebling or Ms. MacInnis separates from the Company due to death, such NEO’s estate or beneficiaries would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)	lump sum payment equal to the executive’s annual base salary as in effect on the date of death;

(2)

lump sum payment equal to the pro-rata share of the annual bonus, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

DENTSPLY SIRONA INC. – Proxy Statement     77

(3)	outstanding equity awards will vest in full as of the date of termination, with any performance based awards vesting at the greater of target or actual performance through the date of termination; and

(4)

contributions would be made to the 401(k) Savings and Employee Stock Ownership Plan, deferred compensation allowance and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries.

Termination Upon Disability

If Messrs. Alexos or Ebling or Ms. MacInnis separates from the Company due to disability, such NEO would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

lump sum payment equal to the pro-rata share of the annual bonus, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year); and

(2)	outstanding equity awards will vest in full as of the date of termination, with any performance based awards vesting at the greater of target or actual performance through the date of termination.

Certain Adjustments in Payments to Named Executive Officers

If any payment or benefit as described above due under the employment agreements or otherwise would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the following applies for Messrs. Alexos and Ebling and Ms. MacInnis:

(1)

the amounts otherwise payable and benefits otherwise due will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Internal Revenue Code, whichever of the foregoing amounts, taking into account the applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Internal Revenue Code, results in the receipt by the executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding in the case of  (i) above that some portion of the value of such payments or benefits may be non-deductible under Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Internal Revenue Code.

(2)

In general, in the event that the payments and/or benefits are to be reduced pursuant to (1)(ii) above, such payments and benefits will be reduced such that the reduction of cash compensation to be provided to the executive is minimized.

Estimated Payments Payable to a NEO Upon Termination or a Change in Control

The following tables contain estimated potential payments that may be due to a NEO should termination of employment or a change in control occur. These amounts assume that the date of termination was December 31, 2017 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The common stock price was assumed to remain at $65.83 per share, the closing price on December 29, 2017, the last trading day of fiscal year 2017. Although the calculations are intended to provide reasonable estimates of potential

78    DENTSPLY SIRONA INC. – Proxy Statement

payments, they are based on assumptions and may not represent the actual amount an NEO would receive upon termination of employment under the applicable circumstances. Actual amounts to be paid may differ and can only be determined in the event of and at the time of an executive officer’s termination of employment. The payments listed represent the incremental amounts due to the NEO that exceed what the NEO would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and which have been reported in previous sections of this proxy:

•	amounts previously earned under the Company’s non-equity annual incentive plans; and
•	the exercise of outstanding vested options (reported in the “Outstanding Equity Awards at Fiscal Year End” table).

Mark A. Thierer
	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)
Salary	-	719,178	-	719,178
Stock Awards & Dividends	-	2,782,618	-	-
Basic Life and Accidental Death and Dismemberment Insurance	-	-	-	500,000

Total	-	3,501,796	-	1,219,178

Nicholas W. Alexos
	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)

Salary	-	1,200,000	1,200,000	600,000

Non Equity Incentive Compensation Plan	-	900,000	900,000	-

Stock Options	-	209,804	314,706	314,706

Stock Awards & Dividends	-	-	1,172,037	1,172,037

401(k)	-	35,750	35,750	-

Supplemental Executive Retirement Plan	-	209,950	209,950	-

Medical, Dental and Vision Insurances	-	37,951	37,951	-

Long Term Disability Insurance	-	1,344	1,344	-

Basic Life and Accidental Death and Dismemberment Insurance	-	2,095	2,095	500,000

Total	-	2,596,894	3,873,833	2,586,743

DENTSPLY SIRONA INC. – Proxy Statement     79

Robert J . Size
	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)

Salary	-	1,596,713	-	709,650

Non Equity Incentive Compensation Plan	-	1,437,041	-	-

Stock Options	-	344,520	-	533,159

Stock Awards & Dividends	-	1,554,410	-	2,617,681

401(k)	-	22,344	-	-

Supplemental Executive Retirement Plan	-	174,850	-	-

Medical, Dental and Vision Insurances	-	22,091	-	-

Long Term Disability Insurance	-	840	-	-

Basic Life and Accidental Death and Dismemberment Insurance	-	1,455	-	500,000

Total	-	5,154,264	-	4,360,490

Keith J. Ebling
	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)

Salary	-	1,200,000	1,200,000	600,000

Non Equity Incentive Compensation Plan	-	900,000	900,000	-

Stock Options	-	209,804	314,706	314,706

Stock Awards & Dividends	-	-	1,172,037	1,172,037

401(k)	-	35,750	35,750	-

Supplemental Executive Retirement Plan	-	209,950	209,950	-

Medical, Dental and Vision Insurances	-	35,345	35,345	-

Long Term Disability Insurance	-	1,344	1,344	-

Basic Life and Accidental Death and Dismemberment Insurance	-	2,095	2,095	500,000

Total	-	2,594,288	3,871,227	2,586,743

80    DENTSPLY SIRONA INC. – Proxy Statement

Maureen J. MacInnis
	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)

Salary	800,000	800,000	1,000,000	400,000

Non Equity Incentive Compensation Plan	480,000	480,000	600,000	-

Stock Options	176,650	176,650	190,840	190,840

Stock Awards & Dividends	834,465	834,465	1,198,190	1,198,190

401(k)	35,750	35,750	44,688	-

Supplemental Executive Retirement Plan	114,010	114,010	142,513	-

Medical, Dental and Vision Insurances	25,353	25,353	25,353	-

Long Term Disability Insurance	1,344	1,344	1,344	-

Basic Life and Accidental Death and Dismemberment Insurance	1,397	1,397	1,397	500,000

Total	2,468,969	2,468,969	3,204,325	2,289,030

DENTSPLY SIRONA INC. – Proxy Statement     81

Payments Made to Former Executives Upon Resignation without Cause

Upon resignation of four named executives officers as set forth below, such officers were entitled to benefits as if such executives were terminated without cause.

Jeffrey T. Slovin

The resignation of Jeffrey T. Slovin, Chief Executive Officer, was accepted by the Company effective September 28, 2017. The following is a summary of termination benefits for Mr. Slovin:

Jeffrey T. Slovin
Resignation without Cause ($)

Salary	1,960,000

Non Equity Incentive Compensation Plan	2,548,000

Stock Options	1,734,791

Stock Awards & Dividends	3,204,345

401(k)	16,200

Supplemental Executive Retirement Plan	511,236

COBRA Medical, Dental and Vision Insurances including Tax Gross-up	106,296

Long Term Disability Insurance	2,451

Basic Life and Accidental Death and Dismemberment Insurance	1,716

Total	10,085,035

82    DENTSPLY SIRONA INC. – Proxy Statement

Ulrich Michel

The resignation of Ulrich Michel, Executive Vice President and Chief Financial Officer, was accepted by the Company effective November 10, 2017. The following is a summary of termination benefits for Mr. Ulrich:

Ulrich Michel
Resignation without Cause ($)

Salary	1,445,495

Non Equity Incentive Compensation Plan	1,084,122

Stock Options	272,155

Stock Awards & Dividends	2,582,017

Deferred Compensation Plan Allowance	52,364

Supplemental Executive Retirement Plan	194,881

Healthcare Allowance	57,125

Education Allowance	159,497

Car Allowance	35,703

Legal Review	12,000

Tax and Financial Planning Services Reimbursement	23,802

Tax Gross-up Estimate	251,700

Total	6,170,861

All amounts for Mr. Michel have been converted from Euros to U.S. dollars using the average conversion rate of Euros to U.S. dollars for the relevant year.

DENTSPLY SIRONA INC. – Proxy Statement     83

Bret W. Wise

The resignation of Bret W. Wise, Executive Chairman of the Board, was accepted by the Company effective September 28, 2017. The following is a summary of termination benefits for Mr. Wise:

Bret W. Wise
Resignation without Cause ($)

Salary	1,800,000

Non Equity Incentive Compensation Plan	2,160,000

Stock Options	1,645,987

Stock Awards & Dividends	7,042,819

401(k)	32,400

Supplemental Executive Retirement Plan	430,920

COBRA Medical, Dental and Vision Insurances including Tax Gross-up	83,455

Long Term Disability Insurance	1,710

Basic Life and Accidental Death and Dismemberment Insurance	1,548

Total	13,198,839

84    DENTSPLY SIRONA INC. – Proxy Statement

Christopher T. Clark

The resignation of Christopher T. Clark, President and Chief Operating Officer, was accepted by the Company effective September 28, 2017. The following is a summary of termination benefits for Mr. Clark:

Christopher T. Clark
Resignation without Cause ($)

Salary	1,350,600

Non Equity Incentive Compensation Plan	1,215,540

Stock Options	734,069

Stock Awards & Dividends	3,109,295

401(k)	32,400

Supplemental Executive Retirement Plan	267,838

COBRA Medical, Dental and Vision Insurances including Tax Gross-up	84,325

Long Term Disability Insurance	1,710

Basic Life and Accidental Death and Dismemberment Insurance	1,548

Total	6,797,325

CEO Pay Ratio Disclosure

As permitted under the SEC rules, we used annual gross wages as our consistently applied compensation measure to determine our median employee, who was located in the United States. We selected a determination date of December 31, 2017 to determine our employee workforce. We annualized pay for those who commenced work during 2017. We used a valid statistical sampling methodology to identify the median gross wages. Then, we identified employees who we expected were paid within a 2% range of that median value. We selected an employee from that group and determined that person’s total compensation was $53,136. Mr. Thierer served as our interim CEO from September 28, 2017 to February 11, 2018, which includes December 31, 2017, the date of determination for the median employee. Mr. Thierer’s annualized total compensation was $8,000,000, which included an annualized base salary of $3,000,000, a signing bonus of $2,500,000 and RSUs with the grant date fair value of $2,500,000. Based on the foregoing, our estimate of the ratio of the annual total compensation of our interim CEO to the median of the annual total compensation of all other employees was 151 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

DENTSPLY SIRONA INC. – Proxy Statement     85

PRINCIPAL BENEFICIAL OWNERS OF SHARES

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 26, 2018 (unless otherwise indicated) held by (i) the NEOs and certain other executive officers of the Company, (ii) each director and nominee for director, (iii) all directors and executive officers of the Company as a group and (iv) all persons or groups believed by the Company to be the beneficial owners of more than 5% of its outstanding common stock, based on 227,368,167 shares of common stock outstanding as of such date. The business address for each of our directors and executive officers listed below is c/o DENTSPLY SIRONA Inc., 221 W. Philadelphia Street, Suite 60W, York, PA 17401.

Name	Total Shares Beneficially Owned(1)		Percent
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	23,168,704	(2)	10.08%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	14,169,813	(3)	6.2%
Bret W. Wise	1,180,987	(4)	*
Mark A. Thierer	103,198	(5)	*
Nicholas W. Alexos	50,000	(6)	*
Keith J. Ebling	203	(7)	*
Robert J. Size	208,464	(8)	*
Jeffrey T. Slovin	947,461	(9)	*
Ulrich Michel	219,021	(10)	*
Christopher T. Clark	161,451	(11)	*
Maureen J. MacInnis	108,802	(12)	*
Dr. Michael C. Alfano	80,203	(13)	*
David K. Beecken	51,998	(14)	*
Eric K. Brandt	86,067	(15)	*
Michael J. Coleman	123,353	(16)	*
Willie A. Deese	59,507	(17)	*
Dr. Thomas Jetter	38,910	(18)	*
Arthur D. Kowaloff	52,127	(19)	*
Harry M. Jansen Kraemer, Jr.	155,628	(20)	*
Francis J. Lunger	72,735	(21)	*
Betsy D. Holden	416	(22)	*
Leslie F. Varon	416	(23)	*
Directors and Executive Officers as a Group (27 persons)	4,379,813		1.93%

*	Less than 1%

86    DENTSPLY SIRONA INC. – Proxy Statement

(1)

Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 26, 2018 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)

The ownership of shares for The Vanguard Group, Inc. is based on information contained in (i) the Schedule 13G/A filed by The Vanguard Group, Inc. on February 9, 2018 for the period ended December 31, 2017 and consists of 23,168,704 shares of common stock of the Company beneficially owned by The Vanguard Group, Inc. and/or certain other non-reporting entities.

(3)

The ownership of shares for BlackRock, Inc. is based on information contained in (i) the Schedule 13G/A filed by BlackRock, Inc. on February 8, 2018 for the period ended December 31, 2017 and consists of 14,169,813 shares of common stock of the Company beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities.

(4)

This number includes 133,514 shares held direct by Mr. Wise; 10,061 shares held by Mr. Wise’s spouse;16,185 shares held by a family trust; 2,000 shares held in an IRA account; 6,507 shares allocated to the Company’s 401(k) Savings & ESOP account of Mr. Wise; 962,595 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; and 50,125 shares that could be acquired pursuant to the SERP.

(5)	This number includes 103,198 shares held direct by Mr. Thierer.

(6)	This number includes 50,000 shares held by Mr. Alexos’ family trust.

(7)	This number includes 203 shares held direct by Mr. Ebling’s family trust.

(8)

This number includes 16,241 shares held direct by Mr. Size; 3,746 shares allocated to the Company’s 401(k) & ESOP account of Mr. Size; 170,800 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; and 17,677 shares that could be acquired pursuant to the SERP.

(9)

This number includes 376,219 shares held direct by Mr. Slovin; 544 shares held by Mr. Slovin’s spouse; 566,536 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; and 4,162 shares that could be acquired pursuant to the SERP.

(10)

This number includes 53,759 shares held direct by Mr. Michel; 163,405 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; and 1,857 shares that could be acquired pursuant to the SERP.

(11)

This number includes 13,378 shares held by Mr. Clark’s spouse; 111,366 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; and 36,707 shares that could be acquired pursuant to the SERP.

(12)

This number includes 22,301 shares held direct by Ms. MacInnis; 3,991 shares allocated to the Company’s 401(k) Savings & ESOP account of Ms. MacInnis; 74,032 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; and 8,478 shares that could be acquired pursuant to the SERP upon Ms. MacInnis’s retirement or termination from the Company.

(13)

This number includes 11,577 shares held direct by Dr. Alfano; 52,925 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; and 1,401 shares of restricted stock units that will vest within 60 days of March 26, 2018.

DENTSPLY SIRONA INC. – Proxy Statement     87

(14)

This number includes 36,068 shares held direct by Mr. Beecken; 321 shares held by a family member of Mr. Beecken; 5,800 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018, and 2,509 shares of restricted stock units that will vest within 60 days of March 26, 2018.

(15)

This number includes 6,337 shares held direct by Mr. Brandt; 5,400 shares held by the Brandt Family Trust, 57,760 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; 1,401 shares of restricted stock units that will vest within 60 days of March 26, 2018 and 6,423 shares of restricted stock units and 1,446 shares that could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(16)

This number includes 8,312 shares held direct by Mr. Coleman; 12,600 shares held by Mr. Coleman’s spouse, 64,212 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; and 10,503 shares of restricted stock units that will vest, and 19,025 shares that could be acquired pursuant to the Deferred Plan when Mr. Coleman ceases to be a Board member.

(17)

This number includes 8,606 shares held direct by Mr. Deese; 42,200 shares that could be acquired by Mr. Deese pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018, and 1,401 shares of restricted stock units that will vest within 60 days of March 26, 2018.

(18)

This number includes 23,302 shares held direct by Mr. Jetter; 5,800 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018, and 2,509 shares of restricted stock units that will vest within 60 days of March 26, 2018.

(19)

This number includes 27,448 shares held direct by Mr. Kowaloff; 14,871 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018, and 2,509 restricted stock units that will vest within 60 days of March 26, 2018.

(20)

This number includes 57,155 shares held direct by Mr. Kraemer; 87,439 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018; and 2,509 restricted stock units that will vest when Mr. Kraemer ceases to be a Board member.

(21)

This number includes 9,975 shares held direct by Mr. Lunger; 40,896 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 26, 2018 and 1,401 shares of restricted stock units that will vest within 60 days of March 26, 2018; and 2,673 shares of restricted stock units and 10,491 shares that could be acquired pursuant to the Deferred Plan when Mr. Lunger ceases to be a Board member.

(22)	This number includes 416 restricted stock units that will vest when Ms. Holden ceases to be a Board member.

(23)	This number includes 416 restricted stock units that will vest when Ms. Varon ceases to be a Board member.

88    DENTSPLY SIRONA INC. – Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors, certain officers and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the SEC. Based upon reports furnished to the Company or filed with the SEC and written representations and information provided to the Company, the Company believes that during fiscal year 2017, all such persons complied with all applicable filing requirements, except that late Forms 4 were filed to report the exempt withholding of shares on the vesting of RSUs and PRSUs for Christopher T. Clark, Maureen J. MacInnis, Richard M. Wagner and Bret W. Wise, and a late Form 4 was filed to report exempt acquisition of vested shares and the exercise of stock options for Bret W. Wise.

DENTSPLY SIRONA INC. – Proxy Statement     89

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In 2017, the Audit and Finance Committee was comprised of three directors, all of whom were independent as defined by NASDAQ Rule 5605. In addition, all 2017 Audit and Finance Committee members were designated by the Board as “Audit Committee Financial Experts” under applicable rules and regulations of the SEC. The Audit and Finance Committee has and continues to operate under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit and Finance Committee and the Board and amended as determined appropriate.

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit and Finance Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”); and to issue a report thereon. The Audit and Finance Committee’s responsibility is to oversee these processes.

In this context, the Audit and Finance Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”). Management represented to the Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”), and the Audit and Finance Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit and Finance Committee discussed with PwC the matters required to be discussed under the rules adopted by the PCAOB.

In addition, the Audit and Finance Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

The Audit and Finance Committee discussed with PwC the overall scope and plans for their audits. The Audit and Finance Committee meets with PwC, with and without management present, to discuss the results of PwC’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit and Finance Committee’s discussions with management and PwC and the Audit and Finance Committee’s review of the representations of management and the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2017 filed with the SEC.

Respectfully submitted,

THE AUDIT AND FINANCE COMMITTEE

Francis J. Lunger, Chair

David K. Beecken

Leslie Varon

90    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 3

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2018.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary and description of the fees billed to the Company by PwC for professional services rendered during 2017 and 2016 (in thousands); provided that the “Company” as used in this Proxy Item No. 2 refers to DENTSPLY for the time periods prior to the consummation of the Merger, and to Dentsply Sirona for the time periods following the consummation of the Merger:

	2017 ($)	2016 ($)
Audit fees(1)	5,414	4,852

Audit-related fees(2)	1,414	2,387
Tax fees (3)	4,894	5,969

All other fees(4)	7	7
Total	11,728	13,215
(1)

Audit fees were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in its Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements, including professional services related to the audit of the Company’s internal control over financial reporting.

(2)

Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. Such services include consultations on financial accounting and reporting standards and acquisition-related due diligence services.

(3)	Tax fees were for tax compliance related to tax audits and professional services rendered for international tax consulting in each of the indicated fiscal years.

(4)	All other fees were for access to certain research services of PwC.

The Audit and Finance Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit and Finance Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit and Finance Committee,

DENTSPLY SIRONA INC. – Proxy Statement     91

or can be pre-approved by the Chairman of the Audit and Finance Committee subject to ratification by the Audit and Finance Committee at its next meeting. Management makes a presentation to the Audit Committee (or the Chairman of the Audit and Finance Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit and Finance Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit and Finance Committee in accordance with its procedures.

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes, if any, will have no effect on this proposal.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent auditor. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2018.

92    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 3

PROXY ITEM NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this proxy statement. This proposal is also referred to as the “Say-on-Pay” vote.

The Human Resources Committee has overall responsibility for evaluating and determining the Company’s executive compensation. In 2017, all of the members of the Board approved the compensation of Mr. Wise, the Executive Chairman, Mr. Slovin, the former CEO and Mr. Thierer, the Interim CEO. The Human Resources Committee was during 2017, and is currently comprised solely of independent directors. The Compensation Discussion and Analysis (“CD&A”) in this proxy statement provides an extensive description of the process and substance of the activity of the Human Resources Committee in determining executive compensation generally and for 2017.

Dentsply’s compensation philosophy is designed to align executive compensation with our short-term and long-term performance, and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for our executives is directly related to our stock price performance and to other performance factors that measure our progress against our strategic and operating plans. Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our NEO’s pay to performance. Consistent with our performance based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity based programs. Our performance based annual incentive program rewards short-term performance, while our equity incentive awards, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. Performance goals under our annual bonus program and, as applicable, under our equity incentive awards, focus on objectives that the Human Resources Committee believes can drive the Company’s performance.

We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity incentive awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our stockholders, by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options, RSUs and PRSUs more closely align the long-term interests of our executives with those of our stockholders. This is because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and RSU.

We provide competitive pay opportunities to attract and retain talented executive management. The Human Resources Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. We target the 50th percentile of the market for base salary, annual target cash compensation levels, and our equity compensation. This positioning places greater emphasis on long-term risk-based pay, alignment with stockholder interests and long-term retention.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The Human Resources Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

This advisory stockholder vote gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program and policies through the resolution below. While we recognize that the compensation

DENTSPLY SIRONA INC. – Proxy Statement     93

earned and paid to our NEOs in 2017 reflects atypical components, such as severance payments and signing bonuses, resulting from management turnover, we believe the overall philosophy and approach described in the CD&A and summarized above has worked well for the Company by increasing or decreasing payouts based on the Company’s performance and returns to its stockholders.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although the advisory vote is non-binding and will not require the Company to take any action, the Human Resources Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

Recommendation of the Board The Board unanimously recommends a vote FOR the approval of the above resolution and the Company’s executive compensation.

94    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 4: DENTSPLY SIRONA INC. EMPLOYEE STOCK PURCHASE PLAN

The Board is submitting for approval by our stockholders the Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide eligible employees of the Company and its designated subsidiaries and affiliates with the opportunity to purchase shares of the Company’s common stock through accumulated payroll deductions.

The ESPP is composed of two component parts: an “employee stock purchase plan” under Section 423 of the Code (the “qualified component”) and a plan which is not intended to so qualify (the “non-qualified component”). Grants of options under the non-qualified component may be made to employees of participating affiliates in countries outside of the United States under separate offerings under sub-plans. Except as provided for in the ESPP or in a sub-plan, the non-qualified component will be operated in the same manner as the qualified component. The ESPP will become effective subject to shareholder approval at the Annual Meeting.

The Board believes that the ESPP promotes the interests of the Company and its stockholders by encouraging employees of the Company and its participating subsidiaries to become stockholders, and therefore promotes the Company’s growth and success. The Board also believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of common stock pursuant to the ESPP is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees.

The maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 1.0 million shares, subject to adjustment as provided for in the ESPP. The share pool for the ESPP represents approximately 0.44% of the total number of shares of our common stock outstanding as of March 26, 2018. In determining the number of shares to reserve for the ESPP, the Board considered the potential dilutive impact to shareholders and the projected participation rate over the ten-year term of the ESPP.

A brief summary of the ESPP appears below. This summary is qualified in its entirety by the text of the ESPP, which is included as Appendix B to this proxy statement.

Administration

The ESPP will be administered by the Human Resources Committee of the Board or another committee of the Board appointed to administer the ESPP. The Human Resources Committee will have the discretionary authority to administer and interpret the ESPP. All questions of interpretation of the ESPP, any form of agreement or other document used in the administration of the ESPP, or of any purchase right will be determined by the Human Resources Committee . The Human Resources Committee will determine the terms and conditions of purchase rights granted. Participants granted purchase rights under the qualified component will have the same rights and privileges within the meaning of Section 423 of the Code. The Human Resources Committee may assign any of its administrative tasks under the ESPP, except that for the designation of participating companies under the qualified component or participating affiliates under the non-qualified component or the authority to make adjustments for changes in common stock.

Shares Available Under the ESPP

The maximum aggregate number of shares of the Company’s common stock that may be issued under the ESPP is 1.0 million, subject to adjustment in accordance with the terms of the ESPP. Shares may consist of authorized but unissued shares, reacquired shares (treasury shares), or any combination thereof. Shares allocable to an unexercised purchase right that expires or terminates will be available for issuance under the ESPP again.

As of March 26, 2018, the closing price of our common stock on Nasdaq was $51.10 per share.

DENTSPLY SIRONA INC. – Proxy Statement     95

Eligible Employees

Employees eligible to participate in the ESPP generally include employees of the Company, its designated subsidiaries and, under a sub-plan, of its designated affiliates. Employees (i) who, immediately after any rights granted under the ESPP are granted, own (directly or through attribution) 5% or more of the combined voting power or value of all classes of stock of the Company, a parent corporation or a subsidiary; or (ii) who have not satisfied a service requirement of at least two (2) years, or such shorter period as designated by the Human Resources Committee, will not be eligible for participation in the ESPP; provided, however, that the limitation in clause (ii) will only apply to the extent the Human Resources Committee expressly provides for such limitation, and then, such limitation will only apply to such offering period. Additionally, under the terms of any offering, the Human Resources Committee may exclude from participation employees who are not customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year and employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Act, provided the exclusion is applied in an identical manner to all highly compensated employees and otherwise to the extent and in the manner permitted under the Code.

As of March 26, 2018, approximately 3,950 employees would be eligible to participate in the ESPP.

Participation

Employees will enroll under the ESPP by completing a payroll deduction authorization form (also referred to as an enrollment agreement) permitting the deduction of at least one percent (1%) but not more than fifty percent (50%) from their compensation. If permitted, an employee may state such deduction as a flat dollar amount within such range. The Human Resources Committee may change the limits on payroll deductions and establish enrollment periods and procedures. In the event that a participant’s employment is terminated prior to a purchase date, his or her participation in the ESPP will terminate immediately and his or her payroll deduction authorization will terminate and unused payroll deductions credited to his or her account will be returned without interest, unless required by law.

On each offering date, the Company will grant to each participant a purchase right under the ESPP to purchase shares of common stock on the purchase date for such offering period at the applicable purchase price up to a maximum number of shares of common stock determined by dividing such participant’s payroll deductions prior to such purchase date by the applicable purchase price. In no event will a participant be permitted to purchase more than 1,000 shares, subject to adjustment in accordance with the ESPP, during any offering period. The Human Resources Committee may specify a maximum aggregate number of shares of the Company’s common stock that may be purchased by all participants during an offering period.

However, in no case may a participant (i) be granted a purchase right to the extent that it permits the participant’s right to purchase shares of common stock under the ESPP to accrue at a rate which, when aggregated with such participant’s rights to purchase shares under all other employee stock purchase plans of the Company, any parent, and its subsidiaries intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in fair market value of common stock determined at the time the option is granted (or such other limit, if any, as may be imposed by the Code) during any calendar year in which such purchase right is outstanding at any time. Any payroll deductions in excess of the maximum will be returned.

Offerings; Purchase Price; Exercise

Under the ESPP, participants are offered the option to purchase shares of common stock at a discount on the last trading day in the offering period (the “purchase date”) for each offering period (each option to purchase shares, a “purchase right”), up to a maximum number of shares determined by dividing such participant’s payroll deductions or contributions accumulated prior to such purchase date by the applicable purchase price, subject to the share and other purchase limits under the ESPP or offering. Offering periods under the ESPP will be consecutive six (6) month periods commencing on each July 1 and January 1 or such other period or start and end dates as may

96    DENTSPLY SIRONA INC. – Proxy Statement

be established by the Human Resources Committee, subject to a maximum offering period of twenty-seven (27) months.

The purchase price will be established from time to time by the Human Resources Committee, subject to the following. In any offering period, the purchase price will not be less than the lesser of (i) 85% (or such greater percentage as designated by the Human Resources Committee) of the fair market value of a share of common stock on the first trading day in an offering period (the “offering date”) or (ii) 85% (or such greater percentage as designated by the Human Resources Committee) of the fair market value of a share of common stock on the purchase date, provided that the purchase price may not be less than $0.01 (the par value of the common stock). Purchase rights will not be transferable other than by will or the laws of descent and distribution and may only be exercised during the participant’s lifetime by the participant.

The Company or its subsidiaries or affiliates, as applicable, may elect to withhold from any compensation amounts necessary to meet withholding obligations.

All shares of common stock acquired under the ESPP will be subject to any incentive compensation claw back or recoupment policy.

Adjustments; Change in Control

In the event of a change in capitalization (as defined below), the Human Resources Committee will determine, in its sole discretion, any equitable substitutions or proportionate adjustments to the aggregate number of shares of common stock reserved for issuance under the ESPP and each purchase right, and in the kind and number of securities subject to, and the purchase price of, any purchase rights. Any adjustments determined by the Human Resources Committee will be final, binding and conclusive.

“Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, common stock, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Committee determines, in its sole discretion, affects the common stock such that an adjustment is appropriate.

In the event of a change in control (as defined in the ESPP to have the same meaning as such term under the 2016 Omnibus Incentive Plan, as amended and restated, or any successor plan that the Company may establish), the surviving, continuing, successor or purchasing corporation or parent thereof, as applicable, may assume the Company’s rights and obligations under the ESPP. If the acquiring company elects not to assume the Company’s rights and obligations under outstanding purchase rights, the purchase date of the current offering period will be accelerated to a date before the date of the change in control as specified by the Human Resources Committee, but the number of shares of common stock subject to outstanding purchase rights will not be adjusted. All purchase rights that are neither assumed in connection with the change in control nor exercised as of the change in control will terminate and cease to be outstanding effective as of the change in control.

Policies; Amendment and Termination of the ESPP; Indemnification; Law

The Company may, from time to time, consistent with the ESPP and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the qualified component of the ESPP.

The Human Resources Committee may modify or amend the ESPP as it deems advisable, except that no amendment may materially adversely affect a purchase right previously granted under the ESPP (except to the extent permitted by the ESPP or as may be necessary to qualify the ESPP as an “employee stock purchase plan” pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of common stock under applicable federal, state or non-U.S. securities laws).

DENTSPLY SIRONA INC. – Proxy Statement     97

An amendment must be approved by the stockholders of the Company within twelve (12) months of adoption if (i) such amendment would authorize the sale of more shares than are authorized for issuance under the ESPP or (ii) would change the definition of the corporations or companies that may be designated by the Human Resources Committee as participating companies or participating affiliates. In the event that the Human Resources Committee approves an amendment to increase the number of shares of common stock authorized for issuance under the ESPP, the Human Resources Committee, in its sole discretion, may specify that any such additional shares of common stock may only be issued pursuant to purchase rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Human Resources Committee will not be deemed to have adversely affected any purchase right granted prior to the date on which the stockholders approve the amendment.

The Human Resources Committee may at any time terminate the ESPP, except that such termination will not affect purchase rights previously granted under the ESPP.

Employees in Foreign Jurisdictions; Sub-Plans

The Human Resources Committee may, in its sole discretion, establish sub-plans (under the component of the ESPP that is not intended to qualify under Section 423 of the Code) which do not satisfy the requirements of Section 423 of the Code to provide for the participation of eligible employees employed by participating affiliates of the Company located outside of the United States. The Human Resources Committee may establish one or more sub-plans to (i) amend or vary the terms of the non-qualifying component of the ESPP to conform to the laws, rules and regulations of each country outside of the United States where a participating affiliate is located; (ii) amend or vary the terms of the non-qualifying component of the ESPP in each country where the participating affiliate is located as the Human Resources Committee considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for participants or the participating affiliate; or (iii) amend or vary the terms of the non-qualifying component of ESPP in each non-U.S. country where the participating affiliate is located as it considers necessary or desirable to meet the goals of the ESPP.

United States Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement, which are subject to change, and this summary does not purport to be a complete description of the federal income tax aspects of the ESPP. A participant should consult with his or her tax advisor to determine the applicability of the tax rules to his or her individual tax situation.

If a plan meets all of the requirements to be qualified under Section 423 of the Code, a participant who purchases stock under the ESPP will not recognize income for federal income tax purposes on the purchase, but will instead defer the tax consequences until the employee sells or otherwise disposes of the stock. If stock that was purchased under an ESPP is held for more than one year after the date of purchase and more than two years after the beginning of the offering period, the employee realizes ordinary income on a sale (or a disposition). The amount of ordinary income recognized equals the lesser of: (i) the actual gain (the amount by which the fair market value of the shares on the date of sale, gift or death exceeds the purchase price), or (ii) the purchase price discount (if the purchase price is based on the lower of the value of the stock on the first or last day of the offering period, the purchase price discount is computed as of the first day of the offering period). All additional gain upon the sale of stock is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the stock is sold, or is otherwise disposed of including by way of gift, within either of the Code Section 423 holding periods (a “disqualifying disposition”), the employee recognizes ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the stock at the date of purchase was greater than the purchase price (i.e., the “spread” at purchase). This amount is considered ordinary compensation income in the

98    DENTSPLY SIRONA INC. – Proxy Statement

year of sale or other disposition even if no gain is realized on the sale or disposition. This would be the case, for example, in the event of a gift. The difference, if any, between the proceeds of sale and the fair market value of the stock at the date of purchase is a capital gain or loss, which is long-term if the stock has been held more than one year.

Subject to the limitations of Section 162(m) of the Code (the $1,000,000 deduction limit), the Company receives a tax deduction only to the extent that a participant recognizes ordinary income on a disqualifying disposition. The Company does not receive a deduction if the participant meets the holding period requirements.

If the ESPP (or a sub-plan) does not qualify under Section 423 of the Code, either by design or as a result of plan operation, stock purchased under the ESPP will be treated, for tax purposes, as though it had been acquired under a nonstatutory stock option. As a result, a participant will recognize ordinary compensation income for federal income tax purposes at the time of purchase measured by the excess, if any, in the value of the shares at the time of purchase over the purchase price. The compensation income recognized at the time of purchase will be treated as wages and will be subject to tax withholding by the Company. Subject to the deduction limitation under Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time that the participant recognizes compensation income with respect to shares acquired under the ESPP. Upon a resale of shares by the participant, any difference between the sales price and the purchase price (plus any compensation income recognized with respect to such shares) will be capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Although the Company may endeavor to (i) qualify a purchase right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect. The Company may not and makes no covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the ESPP or any other document. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on participants under the ESPP.

New Plan Benefits

As of the date of this Proxy Statement, no employee has been granted any options under the proposed ESPP. Accordingly, the benefits to be received pursuant to the ESPP by the Company’s officers and employees are not determinable at this time.

Recommendation of the Board

The Board unanimously recommends a vote to approve the DENTSPLY SIRONA Inc. Employee Stock Purchase Plan

DENTSPLY SIRONA INC. – Proxy Statement     99

PROXY ITEM NO. 5: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT FOR STOCKHOLDERS TO AMEND THE BYLAWS

The Company proposes to adopt an amendment (the “Proposed Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) that would eliminate the supermajority vote requirement for stockholders to amend the Company’s Fifth Amended and Restated By-laws (the “Bylaws”)

Currently, Section 7 of the Certificate of Incorporation provides that the Bylaws may only be amended by two-thirds (2/3) in voting power of the outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders duly called for such purpose, or by the Board.

Our Corporate Governance and Nominating Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are the most beneficial to the Company and its stockholders. The ability of stockholders to amend bylaws is increasingly considered an important aspect of good corporate governance.

Our Board believes that the current structure helps ensure stability of the Company’s governance and helps reinforce the Board’s commitment to long-term stockholder value. Limiting the ability of stockholders to amend the Bylaws also provides protection against certain abusive tactics that could distract from the orderly management of the Company’s affairs and allows our Board to focus on long-term stockholder value. However, our Board recognizes that allowing stockholders to amend the Bylaws by majority vote would enhance their rights and permit them to express their views on the provisions of one of the Company’s principal governance documents.

After careful deliberation, our Board adopted resolutions submitting the Proposed Amendment to stockholders and is recommending the Proposed Amendment to stockholders for approval. This proposal demonstrates our Board’s continuing commitment to strong corporate governance practices that promote accountability of management and our Board to our stockholders and that our Board believes are consistent with the goal of creating long-term, sustainable value for our stockholders.

If the Proposed Amendment is adopted, then, upon the affirmative vote of a majority of the holders of record of outstanding shares of capital stock of the Company then entitled to vote at a meeting of stockholders duly called for such purpose, stockholders may amend, alter or repeal any provision of the Bylaws or adopt new Bylaw provisions.

This general description of the Proposed Amendment is qualified in its entirety by reference to the text of the Proposed Amendment, which is attached as Appendix C to this proxy statement. Additions to the Certificate of Incorporation are indicated by underlining and deletions are indicated by strike-outs. If the Proposed Amendment is approved by stockholders, the Proposed Amendment will become effective upon the filing of the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. If the Proposed Amendment is not approved, the Certificate of Incorporation will remain unchanged.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the adoption of the amendment to the Certificate of Incorporation to eliminate the supermajority vote requirement for stockholders to amend the Bylaws

100    DENTSPLY SIRONA INC. – Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2017 relating to our equity compensation plans under which equity securities are authorized for issuance (in millions except weighted-average exercise price):

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	8.7	46.19	33.7
Equity Compensation Plans not approved by security holders	—	—	—
Total

DENTSPLY SIRONA INC. – Proxy Statement     101

OTHER MATTERS

Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, the class and number of shares of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the class and number of shares of the Company owned beneficially by such person.

Additionally, a stockholder, or a group of no more than 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, will be permitted to nominate and include in the Company’s proxy materials for its Annual Meeting of Stockholders director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on the Board, provided that such request for nomination and inclusion be submitted to the Secretary of the Company not less than 120 days and not more than 150 days prior to the anniversary date of the immediately preceding Annual Meeting, and provided further that the stockholder(s) and their nominee(s) satisfy the eligibility, procedural and disclosure requirements set forth in ARTICLE I, Section 12a of the Company’s Fifth Amended and Restated By-Laws.

Householding of Proxy Materials

We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and the 2017 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Dentsply stock in more than one account, and in either case you wish to receive only a

102    DENTSPLY SIRONA INC. – Proxy Statement

single copy of each of these documents for your household, please contact Broadridge. You may contact Broadridge either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

We strongly encourage your participation in the householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Solicitation of Proxies

Dentsply will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. Dentsply has retained the services of Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $12,000, plus additional variable fees, which have accrued over the course of the solicitation and reimbursement of out-of-pocket expenses. Dentsply will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. Dentsply will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

By Order of the Board of Directors

Keith J. Ebling

Executive Vice President, General Counsel

and Secretary

April 9, 2018

DENTSPLY SIRONA INC. – Proxy Statement     103

Appendix A

RECONCILIATION OF NON-GAAP INFORMATION TO GAAP INFORMATION

Net Sales / Net Sales, Excluding Precious Metal Content

Management believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

The presentation of net sales, excluding precious metal content, is considered a measure not calculated in accordance with US GAAP, and is therefore considered a non-US GAAP measure. The Company provides the following reconciliation of net sales to net sales, excluding precious metal content. The Company’s definitions and calculations of net sales, excluding precious metal content, and other operating measures derived using net sales, excluding precious metal content, may not necessarily be the same as those used by other companies.

	Year Ended December 31,
(in millions, except percentage amounts)	2017	2016	$ Change	% Change

Net sales	$3,993.4	$3,745.3	$248.1	6.6%
Less: Precious metal content of sales	40.5	64.3	(23.8)	(37.0%)

Net sales, excluding precious metal content	$3,952.9	$3,681.0	$271.9	7.4%

	Year Ended December 31,
(in millions, except percentage amounts)	2016	2015	$ Change	% Change

Net sales	$3,745.3	$2,674.3	$1,071.0	40.0%
Less: Precious metal content of sales	64.3	92.8	(28.5)	(30.7%)

Net sales, excluding precious metal content	$3,681.0	$2,581.5	$1,099.5	42.6%

Net Income and EPS / Adjusted Net Income and Adjusted EPS

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net (loss) income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that

DENTSPLY SIRONA INC. – Proxy Statement     A-1

impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statement of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.

A-2    DENTSPLY SIRONA INC. – Proxy Statement

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

A reconciliation of Net (Loss) Income and EPS to Adjusted Net Income and Adjusted EPS is provided below:

	Year Ended December 31, 2017
(in millions, except per share amounts)	Net Income (Loss)	Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(1,550.0)	$(6.76)

Pre-tax non-US GAAP adjustments:
Restructuring program related costs and other costs	2,119.3
Amortization of purchased intangible assets	189.0
Business combination related costs and fair value adjustments	38.5
Credit risk and fair value adjustments	5.0
Tax impact of the pre-tax non-US GAAP adjustments (a)	(199.8)

Subtotal non-US GAAP adjustments	2,152.0	9.26
Adjustment for calculating non-US GAAP net income per diluted common share (b)		0.09
Income tax related adjustments	16.2	0.07

Adjusted non-US GAAP net income	$618.2	$2.66

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-US GAAP adjustments were generated.

 (b) The Company had a net loss for the year ended December 31, 2017, but had net income on a non-US GAAP basis. The  shares used in calculating diluted non-US GAAP net income per share includes the dilutive effect of common stock.

Shares used in calculating diluted GAAP net loss per share	229.4
Shares used in calculating diluted non-US GAAP net income per share	232.7

DENTSPLY SIRONA INC. – Proxy Statement     A-3

	Year Ended December 31, 2016
(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Net income attributable to Dentsply Sirona	$429.9	$1.94

Pre-tax non-US GAAP adjustments:
Business combination related costs and fair value adjustments	162.2
Amortization of purchased intangible assets	155.3
Restructuring program related costs and other costs	17.0
Credit risk and fair value adjustments	5.8
Tax impact of the pre-tax non-US GAAP adjustments (a)	(79.6)

Subtotal non-US GAAP adjustments	260.7	1.17
Income tax related adjustments	(73.5)	(0.33)

Adjusted non-US GAAP net income	$617.1	$2.78

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-US GAAP adjustments were generated.

Year Ended December 31, 2015
(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Net income attributable to Dentsply Sirona	$251.2	$1.76

Pre-tax non-US GAAP adjustments:
Restructuring program related costs and other costs	92.9
Amortization of purchased intangible assets	43.7
Business combination related costs and fair value adjustments	13.3
Credit risk and fair value adjustments	8.3
Certain fair value adjustments related to an unconsolidated affiliated company	(2.8)
Tax impact of the pre-tax non-US GAAP adjustments (a)	(39.8)

Subtotal non-US GAAP adjustments	115.6	0.82
Income tax related adjustments	6.3	0.04

Adjusted non-US GAAP net income	$373.1	$2.62

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-US GAAP adjustments were generated.

A-4    DENTSPLY SIRONA INC. – Proxy Statement

In addition, Adjusted EPS is adjusted further as shown and reconciled below:

EPS Reconciliation — AIP Measurement

Year Ended December 31, 2017

(in millions, except per share amounts)	Net Income

Adjusted non-GAAP net income	$ 618.2

Less income from acquired businesses, net of financing costs, and favorable impact from movement in exchange rates compared to budget	2.6

Non-GAAP EPS – AIP Measurement	$ 620.9

EPS Reconciliation — PRSU Measurement

	Year Ended December 31, 2017

(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Adjusted non-GAAP net income	$ 618.2	$ 2.66

Plus dilutive effect of share count from the merger		0.09
Non-GAAP EPS — PRSU Measurement		$ 2.75

Prior year non-GAAP EPS		$ 2.78
Non-GAAP Growth — PRSU Measurement		(1.2%)

Internal Sales Growth

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-US GAAP measures. These non-US GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company defines “constant currency” sales growth as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business. The Company

DENTSPLY SIRONA INC. – Proxy Statement     A-5

defines “internal” sales growth as constant currency sales growth excluding the impacts of net acquisitions and divestitures, Merger accounting impacts and discontinued products.

Internal Sales Growth Reconciliation — AIP Measurement

	Year Ended December 31,
(in millions, except percentages)	2017	2016	Variance%

Net sales	$3,993.4	$3,745.3	6.6%
Less: precious metal content of sales	40.5	64.3	(37.0%)
Net sales, excluding precious metal content	3,952.9	3,681.0	7.4%
Sirona net sales (a)	—	160.7	NM
Merger related adjustments (b)	4.0	13.5	NM
Elimination of intercompany net sales	—	(0.5)	NM

Non-GAAP combined business, net sales, excluding precious metal content	$3,956.9	$3,854.7	2.6%

Foreign exchange impact			1.0%

Constant currency growth			1.6%
Net acquisitions			1.8%

Internal sales growth			(0.2%)

(a) Represents Sirona sales for the year ended December 31, 2015.

(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-GAAP combined business results comparable.

NM - Not meaningful

Internal Sales Growth Reconciliation — AIP Measurement

	Year Ended December 31,
(in millions, except percentages)	2016	2015	Variance%

Net sales	$3,745.3	$2,674.3	40.0%
Less: precious metal content of sales	64.3	92.8	(30.7%)
Net sales, excluding precious metal content	3,681.0	2,581.5	42.6%
Sirona net sales (a)	160.7	1,172.5	NM
Merger related adjustments (b)	13.5	—	NM
Elimination of intercompany net sales	(0.5)	(2.3)	NM

Non-GAAP combined business, net sales, excluding precious metal content	$3,854.7	$3,751.7	2.7%

Foreign exchange impact			(0.9%)

Constant currency growth			3.6%
Net acquisitions			1.7%
Discontinued products			(0.5%)

Internal sales growth			2.4%

A-6    DENTSPLY SIRONA INC. – Proxy Statement

(a)   Represents Sirona sales for the year ended December 31, 2015.

(b)   Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-GAAP combined business results comparable.

NM - Not meaningful

DENTSPLY SIRONA INC. – Proxy Statement     A-7

Appendix B

Employee Stock Purchase Plan

DENTSPLY SIRONA INC. – Proxy Statement     B-1

DENTSPLY SIRONA INC.

EMPLOYEE STOCK PURCHASE PLAN

Effective XXX, 2018

B-2    DENTSPLY SIRONA INC. – Proxy Statement

DENTSPLY SIRONA INC. EMPLOYEE STOCK PURCHASE PLAN

3.3 Termination of Employment or Loss of Eligibility.	B-10
3.4 Hardship Withdrawal from the Plan.	B-10
3.5 Voluntary Withdrawal from the Plan	B-10

SECTION 4 Payroll Deductions and Participant Accounts	B-11
4.1 Payroll Deductions	B-11

DENTSPLY SIRONA INC. – Proxy Statement     B-3

B-4    DENTSPLY SIRONA INC. – Proxy Statement

DENTSPLY SIRONA INC. EMPLOYEE STOCK PURCHASE PLAN

SECTION 1 PURPOSE AND TERM

1.1 Purpose. The purpose of the DENTSPLY SIRONA Inc. Employee Common Stock Purchase Plan (the “Plan”) is to afford Eligible Employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of DENTSPLY SIRONA Inc. (the “Company”) through ownership of its shares of Common Stock. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Code Section 423 Component”), and a component that is not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Non-Code Section 423 Component”). The provisions of the Code Section 423 Component shall be construed so as to extend and limit participation in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423. A Purchase Right to purchase shares of Common Stock under the Non-Code Section 423 Component shall be effectuated via separate Offerings under one or more sub-plans of the Non-Code Section 423 Component of the Plan for Employees of Participating Affiliates in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Except as otherwise provided herein or in the applicable sub-plan, the Non-Code Section 423 Component of the Plan shall be operated and administered in the same manner as the Code Section 423 Component.

1.2 Term of the Plan. Unless sooner terminated pursuant to Section 12, the Plan shall continue in effect until the date on which all of the shares of Common Stock authorized for issuance under the Plan have been issued.

SECTION 2 DEFINITIONS

Definitions.

Any term not expressly defined in the Plan shall have the same definition as set forth in Code Section 423. Whenever the following words and phrases are used in the Plan, they shall have the respective meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time.

(b) “Affiliate” means each of the following: (i) any Subsidiary; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Board.

(c) “Administrator” means each individual designated by the Company to receive Enrollment Agreements, withdrawal notices and other communications from Eligible Employees. The

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Administrator shall also include any third-party vendor hired by the Company to assist with the day-to-day operation and administration of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means “Change in Control” as defined in the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan, as amended and restated, or any successor plan that the Company may establish.

(f) “Code” means, the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g) “Code Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements of Code Section 423(b).

(h) “Committee” means the Human Resources Committee of the Board, or another committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board as described in Section 9. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(i) “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(j) “Company” means DENTSPLY SIRONA Inc., and any successor thereto.

(k) “Compensation” means, with respect to each payroll period in any Offering Period, the actual wages or salary paid to a Participant for services actually rendered at the Participant’s base rate of pay prior to any salary reductions, along with overtime, holiday pay and paid time-off, but excluding any other amounts of pay, such as living or other allowances, and incentive compensation of any kind, including annual and long-term bonuses.

(l) “Eligible Employee” means an individual who, on the Offering Date, is an Employee of the

Company, a Participating Company or a Participating Affiliate (but only to the extent applicable with respect to the Non-Code Section 423 Component), excluding any individual:

(i) who, immediately after any rights under this Plan are granted, owns (directly or through attribution) shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a parent corporation, or a Subsidiary (each, as determined under Code Section 423(b)(3)); and

(ii) who has not satisfied a service requirement of at least two (2) years or such shorter period designated by the Committee consistent with Code Section 423(b)(4)(A); provided however, that the limitation contained in this clause (ii) shall only apply to the extent the Committee expressly provides for such limitation, and then, such limitation shall only apply to such Offering Period.

Notwithstanding anything herein to the contrary, under the terms of any Offering, the Committee expressly may exclude from participation Employees who are not customarily employed for at least twenty (20) hours per week and more than five (5) months in any

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calendar year. The Committee also may exclude from participation under the terms of any Offering Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees with compensation above a certain level or who are officers or subject to the disclosure requirements of section 16(a) of the Act, provided the exclusion is applied in an identical manner to all highly compensated employees of every corporation whose employees are granted Options under the Plan or Offering and otherwise to the extent and in the manner permitted under Section 423 of the Code. For purposes of clause (i) above, the rules of Code Section 424(d) with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock, which an Employee may purchase or otherwise acquire under outstanding options or other forms of equity compensation awards granted by the Company, shall be treated as stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Company and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2).

(m) “Employee” means a person treated as an employee of the Company or a Participating Company for purposes of the Code Section 423 Component of the Plan or, for Participating Affiliates offering participation in the Non-Code Section 423 Component of the Plan, persons treated as an employee of a Participating Affiliate as determined under local laws, rules and regulations and specified in the applicable sub-plan. For purposes of this Plan, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the company employing the employee ceasing to be a Participating Company or a Participating Affiliate, as applicable. For purposes of the Plan, an individual shall not cease to be an Employee while such individual is on any military leave, sick leave, statutory leave (as determined under local law) or other bona fide leave of absence approved by the Company, and, with respect to the Code Section 423 Component of the Plan, any such determination shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.421-1(h)(2). The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(n) “Enrollment Agreement” means an agreement in such written or electronic form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions or such other form of contribution as may be permitted under the Plan (or any sub-plan established pursuant to Section 9.4) from the Employee’s Compensation.

(o) “Enrollment Period” means, unless otherwise specified by the Committee, the period commencing on the first day of the month preceding each Offering Period, and ending on the 15th of the month preceding each Offering Period.

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(p) “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, (1) if the Common Stock is traded, listed or otherwise reported or quoted on a Stock Exchange, the last sales price reported for the Common Stock on the Purchase Date or other applicable date as reported on such Stock Exchange; or (2) if the Common Stock is not traded, listed or otherwise reported or quoted on a Stock Exchange, such amount as determined by the Committee in good faith in its sole discretion. For purposes of the grant of any Purchase Right, the applicable date shall be the Trading Day on which the Purchase Right is granted, or if such grant date is not a Trading Day, the Trading Day immediately prior to the date on which the Purchase Right is granted.

(q) “Non-Code Section 423 Component” means those Offerings under the Plan that are not intended to meet the requirements of Code Section 423(b).

(r) “Offering” means the Company’s grant of a Purchase Right as described in Section 5.

(s) “Offering Date” means the first Trading Day of each Offering Period.

(t) “Offering Period” means the consecutive six (6) month period commencing each January 1 and July 1, or such other period or start and end dates as may be established by the Committee in its sole discretion (subject to a maximum Offering Period of twenty seven (27) months).

(u) “Participant” means an Eligible Employee who has elected to participate in the Plan by submitting an Enrollment Agreement as provided in Section 3.2.

(v) “Participating Affiliate” means any Affiliate designated by the Committee, in its sole and absolute discretion, as a company that may offer participation in the Non-Code Section 423 Component of the Plan to its Eligible Employees pursuant to Section 9.4 of the Plan. The Committee shall have the sole and absolute discretion to determine from time to time when and if an Affiliate shall be classified as a Participating Affiliate.

(w) “Participating Company” means any Subsidiary designated by the Committee, in its sole and absolute discretion, as a company that may offer participation in the Code Section 423 Component of the Plan to its Eligible Employees. The Committee shall have the sole and absolute discretion to determine from time to time when and if a Subsidiary shall be classified as a Participating Company.

(x) “Plan” means the DENTSPLY SIRONA Inc. Employee Common Stock Purchase Plan, which includes both the Code Section 423 Component and the Non-Code Section 423 Component, as amended from time to time.

(y) “Purchase Date” means the last Trading Day of each Offering Period.

(z) “Purchase Price” means the price at which a share of Common Stock may be purchased under the Plan, as established from time to time by the Committee subject to the following. In any Offering Period, the “Purchase Price” shall be not be less than the lesser of (i) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value of a share

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of Common Stock on the Offering Date or (ii) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date, provided that the Purchase Price shall not be less than the par value of the shares of Common Stock.

(aa) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase shares of Common Stock as provided in Section 5 and otherwise in accordance with the Plan and Offering.

(bb) “Stock Exchange” means the principal national securities exchange in the United States on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before the first or last day of an Offering Period, as applicable.

(cc) “Subsidiary” means a present or future subsidiary corporation of the Company within the meaning of Code Section 424(f).

(dd) “Trading Day” means a day on which the Stock Exchange is open for trading.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3 ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. An Employee may elect to participate in the Plan as of the first Offering Date on which such person becomes an Eligible Employee by complying with the enrollment procedures set forth in Section  3.2.

3.2 Participation.

(a) An Eligible Employee shall become a Participant in an Offering by submitting a properly completed Enrollment Agreement to the Administrator. The Company shall establish enrollment procedures for the submission of such Enrollment Agreements to the Administrator using written and/or electronic election forms and shall communicate such procedures to all Eligible Employees. An Eligible Employee who does not timely submit a properly completed Enrollment Agreement to the Administrator during the Enrollment Period for an Offering Period shall not participate in the Plan for that Offering Period but shall be eligible to elect to participate in the Plan for any subsequent Offering Period by timely submitting a properly completed Enrollment Agreement to the Administrator during the Enrollment Period for any future Offering Period.

(b) A Participant may deliver to the Administrator a new Enrollment Agreement for each Offering Period in accordance with the procedures established in this Section and Section 4.

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(c) Subject to the limitation set forth in Section 5.3, a Participant who (i) has elected to participate in the Plan pursuant to Subsection (a) for an Offering Period, and (ii) takes no action to change or revoke such election (in accordance with such procedures as established by the Company) as of the first day of the next following Offering Period, shall be deemed to have made the same election to participate in the Plan, including the same payroll deduction authorization, for each subsequent Offering Period. A Participant who is automatically enrolled in the Plan for an Offering Period pursuant to the preceding sentence shall not be required to deliver an additional Enrollment Agreement to the Administrator for the subsequent Offering Period.

3.3 Termination of Employment or Loss of Eligibility.

(a) In the event that the employment of a Participant is terminated prior to a Purchase Date, for any reason, including retirement, disability or death, or in the event a Participant is no longer an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately and, thereupon, automatically and without any further act on his or her part, such Participant’s payroll deduction authorization shall terminate. Payroll deductions credited to the Participant’s Plan                account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative. Interest shall not be paid on payroll deductions returned unless otherwise required under applicable law. Further, all of the Participant’s rights under the Plan shall terminate.

(b) A Participant whose participation in the Plan has been terminated may become eligible to participate in the Plan for any subsequent Offering Period by again satisfying the requirements of Sections 3.1 and 3.2.

3.4 Hardship Withdrawal from the Plan. If a Participant makes a hardship withdrawal from any plan with a cash or deferred arrangement qualified under Section 401(k) of the Code which is sponsored, or participated in, by the Company or Affiliate, unless otherwise determined by the Committee with respect to any Offering, such Participant shall be automatically prohibited from making or electing to make payroll deductions under the Plan for a six (6) month period commencing on the date of the hardship withdrawal. Payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant and shall not be applied to the purchase of shares of Common Stock in any Offering under the Plan. After the expiration of such six (6) month period, the Participant may re-enroll in the Plan for any subsequent Offering Period by again satisfying the requirements of Sections 3.1 and 3.2.

3.5 Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan at any time and receive a refund of all payroll deductions credited to his or her Plan account that have not been applied toward the purchase of shares of Common Stock by submitting a withdrawal election to the Administrator in accordance with such procedures as established by the Company, provided such withdrawal election is submitted to the Administrator no later than the tenth (10th) day of the month prior to the month in which the applicable Purchase Date falls (or at such other time established by the Administrator). The payroll deductions of a Participant who has withdrawn from the Plan shall be returned to the Participant as soon as

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practicable after the withdrawal and may not be applied to the purchase of shares of Common Stock in any other Offering under the Plan. A Participant who withdraws from the Plan shall be prohibited from resuming participation in the Plan for the same Offering Period, but may participate in any subsequent Offering Period by satisfying Sections 3.1 and 3.2. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

SECTION 4 PAYROLL DEDUCTIONS AND PARTICIPANT ACCOUNTS

4.1 Payroll Deductions.

(a) Shares of Common Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from a Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted.

(b) An Eligible Employee who elects to enroll in the Plan as a Participant shall designate in the Enrollment Agreement a whole percentage from one percent (1%) to fifty percent (50%) of his or her Compensation to be deducted each pay period during the Offering Period and credited under the Plan for his or her notional account. Notwithstanding the foregoing, the Committee may change the limits on payroll deductions effective as of any future Offering Date, including by increasing or decreasing such limits. To the extent permitted by the Committee with respect to any Offering, a Participant may state such deduction as a flat dollar amount, subject to such limits.

(c) Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to be deducted each pay day through the end of the Offering Period, unless as otherwise provided herein.

(d) Interest shall not be paid on a Participant’s payroll deductions credited under the Plan.

(e) A Participant may not increase, but may elect to decrease the rate of payroll deductions once during an Offering Period by submitting an amended Enrollment Agreement authorizing such change to the Administrator no later than the tenth (10th) day of the month prior to the month in which the applicable Purchase Date falls (or at such other time established by the Administrator) in accordance with such procedures established by the Company, and such change shall become effective as soon as reasonably practicable. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall remain a Participant in the Plan for the Offering Period unless such Participant elects to withdraw from the Plan pursuant to Section 3.

(f) The Company may suspend a Participant’s payroll deductions under the Plan as the Company deems advisable pursuant to the limitation described in Section 5.3. If the Company suspends a Participant’s payroll deductions under this provision, the Participant may participate in future Offering Periods by satisfying the requirements of Sections 3.1 and 3.2.

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(g) The provisions of this Section 4.1 shall not apply to Participants in countries outside of the United States where payroll deductions are prohibited under local law. Such individuals shall be permitted to make payment under Section 6.1 through such other form(s) of contribution which may be permitted under local law and which are specified under the applicable sub-plan.

4.2 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant shall be credited to such Participant’s Plan notional account and shall be deposited with the general funds of the Company. All payroll deductions or other amounts credited to the Plan by or on behalf of a Participant may be used by the Company for any corporate purpose.

SECTION 5 GRANT OF PURCHASE RIGHT

5.1 General. On each Offering Date, the Company shall grant to each Participant a Purchase Right under the Plan to purchase shares of Common Stock. Each Purchase Right shall be treated as an option for purposes of Code Section 423.

5.2 Term of Purchase Right. Each Purchase Right shall have a term equal to the length of the Offering Period to which the Purchase Right relates.

5.3 Number of Shares of Common Stock Subject to a Purchase Right.

(a) On the Offering Date of each Offering Period, each Participant shall be granted a Purchase Right to purchase on the Purchase Date for such Offering Period (at the applicable Purchase Price) up to a maximum number of shares of Common Stock determined by dividing such Participant’s payroll deductions or contributions accumulated prior to such Purchase Date by the applicable Purchase Price; provided, however, that in no event will a Participant be permitted to purchase more than One Thousand (1,000) shares of Common Stock, subject to adjustment pursuant to Section 8, during any Offering Period. The purchase of shares of Common Stock pursuant to the Purchase Right shall occur as provided in Section 6, unless the Participant has withdrawn pursuant to Section 3. Each Purchase Right shall expire on the last day of the Offering Period.

(b) In connection with each Offering Period made under the Plan, the Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering Period. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering Period would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated payroll deductions for such Offering Period) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

5.4 Limitation under Code Section 423(b)(8). Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted a Purchase Right (or such portion of a Purchase Right, as applicable) under the Code Section 423 Component of the Plan to the extent that it permits his or her right to purchase shares of Common Stock under the Plan to accrue at a

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rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of the Company, any parent, and its Subsidiaries intended to meet the requirements of Code Section 423, exceeds Twenty-Five Thousand U.S. Dollars ($25,000) in Fair Market Value of Common Stock determined at the time the option is granted (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively practicable.

5.5 No Assignment. A Purchase Right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of a Purchase Right or any rights granted under the Plan.

5.6 Rights As Stockholder and Employee. With respect to shares of Common Stock subject to an Offering, a Participant shall not be deemed to be a stockholder and shall not have any rights or privileges of a stockholder by virtue of the Participant’s participation in the Plan until such Purchase Right has been exercised and the Company either has issued a stock certificate for such shares, transferred the shares electronically or made a book entry in favor of the Participant representing such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.1. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company, a Participating Company or a Participating Affiliate, or interfere in any way with any right of the Company, a Participating Company or a Participating Affiliate to terminate the Participant’s employment at any time, except as otherwise provided under applicable law.

5.7 Notices. All notices or other communications by a Participant to the Board, the Committee and/or Company under or in connection with the Plan shall be deemed to have been duly given when received by the Administrator.

SECTION 6 EXERCISE OF PURCHASE RIGHT

6.1 Exercise of Purchase Right. The Purchase Right for each Participant automatically shall be exercised on each Purchase Date and such Participant automatically shall acquire the number of whole shares of Common Stock determined by dividing (i) the total amount of the Participant’s payroll deductions accumulated in his or her Plan account during the Offering Period, by (ii) the Purchase Price, to the extent the issuance of Common Stock to such Participant upon such exercise is lawful. However, in no event shall the number of shares of Common Stock purchased by the Participant during an Offering Period exceed the number of shares of Common Stock subject to the Participant’s Purchase Right, as determined under Section 5.3 above. No fractional shares of Common Stock shall be issued on the exercise of a Purchase Right. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded, without interest, to the Participant as soon as practicable after such Offering Period ends; provided however, that any amounts attributable to any fractional shares of Common Stock that were not purchased on the Purchase Date shall be

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carried over to the next Offering Period as notional fractional shares to be aggregated with other notional fractional shares on future Purchase Dates, unless the Participant has elected to withdraw from the Plan in accordance with Section 3.4. Notwithstanding the foregoing, the Committee may establish alternative means for treating amounts remaining in Participant Accounts following any Purchase Date to the extent consistent with applicable law.

6.2 Oversubscription. In the event, with respect to any Offering hereunder, that the number of shares of Common Stock that might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Common Stock available in the Plan as provided in Section 7.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

6.3 Delivery of Common Stock. As soon as practicable after each Purchase Date, the Company shall arrange for the delivery of the shares of Common Stock acquired by the Participant on such Purchase Date via either (a) the issuance of stock certificates, (b) the transfer of such shares electronically to a broker that holds such shares in street name for the benefit of the Participant or the Company, or (c) the making of a book entry in favor of the Participant representing such shares. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered and/or recorded in the name of the Participant.

6.4 Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and non-U.S. tax withholding obligations of the Company, a Participating Company or a Participating Affiliate that arise upon exercise of the Purchase Right or upon such disposition of shares, if any, in accordance with such procedures and withholding methods as may be established by the Company. The Company, a Participating Company or a Participating Affiliate may, but shall not be obligated to, withhold from any compensation or other amounts payable to the Participant the amount necessary to meet such withholding obligations.

6.5 Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of such Offering Period.

6.6 Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Common Stock purchased, the Purchase Price for such shares of Common Stock, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded to the Participant pursuant to Section 6.1. The report may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

6.7 Notification of Sale of Shares of Common Stock. Each Participant shall give the Company and/or the Administrator prompt notice of any disposition of Common Stock

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acquired pursuant to the Purchase Rights granted under the Plan in accordance with such procedures as may be established by the Company. The Company may require that until such time as a Participant disposes of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan, the Participant shall hold all such shares of Common Stock in the Participant’s name and with a third-party broker/administrator designated by the Company until the lapse of any time period(s) established by the Company. The Company may direct that the certificates evidencing shares of Common Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

6.8 Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all shares of Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation claw back or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

SECTION 7 COMMON STOCK SUBJECT TO THE PLAN

7.1 Common Stock Subject to the Plan. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,000,000, subject to adjustment in accordance with Section 8. For the sake of clarity, the aggregate share limitation set forth herein may be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component of the Plan or the Non-Code Section 423 Component of the Plan. Shares of Common Stock issued under the Plan may consist of authorized but unissued shares, reacquired shares (treasury shares), or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

7.2 Legends. The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Common Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

7.3 Securities Laws. The Company shall not be obligated to issue any Common Stock pursuant to any offering under the Plan at any time when the offer, issuance, or sale of shares covered by such Offering (i) has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or non-U.S. laws, rules or regulations, or the requirements of any stock exchange upon which the Common Stock may then be listed, as the Company or the Board deems applicable, and (ii) in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares of Common Stock. Further, all stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such

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policies may be amended from time to time. The issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state or non-U.S. law with respect to such securities. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 8 RECAPITALIZATION, REORGANIZATION AND CHANGE IN CONTROL

8.1 Adjustments for Changes in Common Stock. In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Committee, in its sole discretion, in the aggregate number of shares of Common Stock reserved for issuance under the Plan and each Purchase Right and in the kind and number of securities subject to, and the Purchase Price of, any Purchase Rights under the Plan. Any fractional share resulting from an adjustment pursuant to this Section 8.1 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. Such other equitable substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. The adjustments determined by the Committee pursuant to this Section 8.1 shall be final, binding and conclusive. “Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Committee determines, in its sole discretion, affects the Common Stock such that an adjustment is appropriate.

8.2 Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Company”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Company elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Common Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed by the Acquiring Company in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

B-16    DENTSPLY SIRONA INC. – Proxy Statement

SECTION 9 PLAN ADMINISTRATION

9.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Code Section 423 Component of the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Committee may assign any of its administrative tasks set forth herein to the Company, except that the Committee may not delegate the task of designating Participating Companies under the Code Section 423 Component of the Plan or Participating Affiliates under the Non-Code Section 423 Component of the Plan, or its authority to make adjustments pursuant to Section 8.1. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

9.2 Equal Rights. Notwithstanding any provision of the Plan to the contrary, and in accordance with Section 423 of the Code, Eligible Employees who are granted options under the Code Section 423 Component of the Plan shall have the same rights and privileges.

9.3 Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Code Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Code Section 423 Component of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (iv) a supplemental payment or payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing an Enrollment Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Code Section 423, and (v) a determination of the date and manner by which the Fair Market Value of a share of Common Stock is determined for purposes of administration of the Plan. Similarly, the Company may, from time to time, establish, change or terminate rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Non-Code Section 423 Component of the Plan.

9.4 Non-Code Section 423 Component for Participation Outside of the United States. The Committee may, in its sole discretion, establish sub-plans under the Non-Code Section 423 Component of the Plan which do not satisfy the requirements of Code Section 423 for purposes of effectuating the participation of Eligible Employees employed by a Participating Affiliate located in countries outside of the United States. For purposes of the foregoing, the Committee may establish one or more sub-plans to: (a) amend or vary the terms of the Non-Code Section 423 Component of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where the

DENTSPLY SIRONA INC. – Proxy Statement     B-17

Participating Affiliate is located; (b) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country where the Participating Affiliate is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Participating Affiliate, or (c) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country outside of the United States where the Participating Affiliate is located as it considers necessary or desirable to meet the goals and objectives of the Non-Code Section 423 Component of the Plan. Each sub-plan established pursuant to this Section 9.4 shall be reflected in a written appendix to the Non-Code Section 423 Component of the Plan for each Participating Affiliate in such country, and shall be treated as being separate and independent from Code Section 423 Component of the Plan; provided, the total number of shares of Common Stock authorized to be issued under the Plan shall include any shares of Common Stock issued under the Non-Code Section 423 Component of the Plan (including each sub-plan). To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 9.4 to an appropriate sub-committee consisting of one or more officers of the Company.

SECTION 10 CODE SECTION 409A TAX QUALIFICATION

10.1 Code Section 409A. Purchase Rights granted under the Plan are exempt from the application of Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a Purchase Right granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause a Purchase Right under the Plan to be subject to Code Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Rights that may be granted under the Plan from or to allow any such Purchase Rights to comply with Code Section 409A, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase shares of Common Stock under the Plan is compliant with Code Section 409A.

10.2 Tax Qualification. Although the Company may endeavor to (i) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participant’s under the Plan.

10.3 Stockholder Approval. The Plan shall be effective on the date it is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with this

B-18    DENTSPLY SIRONA INC. – Proxy Statement

Section 10.3. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

SECTION 11 INDEMNIFICATION

In addition to such other rights of indemnification as they may have as members of the Committee or officers or employees of the Company, a Participating Company or a Participating Affiliate, members of the Committee and any officers or employees of the Company, a Participating Company or a Participating Affiliate to whom authority to act for the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

SECTION 12 PLAN AMENDMENT OR TERMINATION; MISCELLANEOUS

12.1 Termination. The Committee may at any time terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan.

12.2 Amendment. The Committee may make such modification or amendment to the Plan as it shall deem advisable; provided, however, that no amendment may materially adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Code Section 423 or to obtain qualification or registration of the shares of Common Stock under applicable federal, state or non-U.S. securities laws).

An amendment must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if (i) such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or (ii) would change the definition of the corporations or companies that may be designated by the Committee as Participating Companies or Participating Affiliates. In the event that the Committee approves an amendment to increase the number of shares of Common Stock authorized for issuance under the Plan, the Committee, in its sole discretion, may specify that any such additional shares of Common Stock may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Committee shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

DENTSPLY SIRONA INC. – Proxy Statement     B-19

12.3 Death. Unless otherwise provided in an Enrollment Form or procedures established by the Administrator from time to time, in the event of the Participant’s death, any accumulated payroll deductions and other contributions not used to purchase shares of Common Stock shall be paid to and any shares of Common Stock credited to the deceased Participant’s brokerage or Plan account shall be transferred to Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death in accordance with applicable law.

12.4 Transferability. Payroll deductions, contributions credited to a Participant’s account and any rights with regard to the purchase of shares of Common Stock pursuant to a Purchase Right or to receive shares of Common Stock under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will and the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 3.

12.5 Use of Funds. All payroll deductions or contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions except as may be required by applicable local law, as determined by the Administrator, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until shares of Common Stock are issued, Participants shall only have the rights of an unsecured creditor, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Administrator.

12.6 Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

12.7 Governing Law and Jurisdiction. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of Delaware, without giving effect to the conflict of laws principles thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Plan shall be exclusively in the courts in the State of Delaware, including the U.S. federal courts located therein (should federal jurisdiction exist).

12.8 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

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B-20    DENTSPLY SIRONA INC. – Proxy Statement

Exhibit A Participating Companies and Affiliates

Participating Company/Affiliate	Country	Nature of Offering - Code Section 423 Component or Non-Code Section 423 Component

DENTSPLY SIRONA INC. – Proxy Statement     B-21

Appendix C

Proposed Amendment to the Company’s

Second Amended and Restated Certificate of Incorporation

7.            Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or the Corporation’s by-laws (and notwithstanding the fact that some lesser percentage may be specified by law, this Second Amended and Restated Certificate of Incorporation or the Corporation’s by-laws), the Corporation’s by-laws may be amended, altered or repealed, and new by-laws enacted, only by the affirmative vote of ~~not less than two-thirds (2/3)~~ a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders duly called for such purpose, or by a vote of not less than a majority of the entire board of directors then in office; provided that, during the period beginning at the Effective Time (as defined in the Agreement and Plan of Merger, dated as of September 15, 2015, among the Corporation, Sirona Dental Systems, Inc., and Dawkins Merger Sub Inc.) and ending on the third (3rd) anniversary of the Effective Time, the provisions of Article VII of the Corporation’s by-laws may be modified, amended or repealed by the board of directors, and any by-law provision or other resolution inconsistent with Article VII of the Corporation’s by-laws may be adopted by the board of directors, only by an affirmative vote of the greater of (i) at least seventy percent (70%) of the entire board of directors and (ii) eight (8) directors.

DENTSPLY SIRONA INC. – Proxy Statement     C-1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

CONTROL # g

SHARES        123,456,789,012.12345

              123,456,789,012.12345

              123,456,789,012.12345

              123,456,789,012.12345

              123,456,789,012.12345

              123,456,789,012.12345

              123,456,789,012.12345

              123,456,789,012.12345

        PAGE             1    OF        2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees
	For	Against	Abstain		For	Against	Abstain
1a. Michael C. Alfano	☐	☐	☐	1i. Arthur D. Kowaloff	☐	☐	☐
1b. David K. Beecken	☐	☐	☐	1j. Harry M. Kraemer Jr.	☐	☐	☐
1c. Eric K. Brandt	☐	☐	☐	1k. Francis J. Lunger	☐	☐	☐
1d. Donald M. Casey Jr.	☐	☐	☐	1l. Leslie F. Varon	☐	☐	☐
1e. Michael J. Coleman	☐	☐	☐
1f. Willie A. Deese	☐	☐	☐
1g. Betsy D. Holden 1h. Thomas Jetter	☐ ☐	☐ ☐	☐ ☐	The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
				2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2018.	☐	☐	☐
				3. Approval, by non-binding vote, of the Company’s executive compensation.	☐	☐	☐
				4. Approval of DENTSPLY SIRONA Inc. Employee Stock Purchase Plan.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐		5. Approval of Amendment to Certificate of Incorporation to eliminate the supermajority requirement for stockholders to amend the by laws	☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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DENTSPLY SIRONA INC. Annual Meeting of Stockholders May 23, 2018 11:00 AM This proxy is solicited by the Board of Directors

The undersigned stockholder of DENTSPLY SIRONA Inc. (the “Company”) hereby appoints Keith Ebling and Donald M. Casey Jr., or either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company’s Global Headquarters, 221 West Philadelphia St., York, Pennsylvania, Suite 60W, on Wednesday, May 23, 2018, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan. I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share (“Common Stock”) of Company allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company’s Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Tuesday, May 22, 2018 for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Friday, May 21, 2018, for the Trustee to vote the Plan shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side